UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.     )

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Walter Investment Management Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April 5, 2017

Dear Fellow Stockholder:

You are cordially invited to join Walter Investment Management Corp.’s Board of Directors (the “Board of Directors”) and senior leadership at the 2017 annual meeting of stockholders, which will be held at 9:00 a.m. local time on Wednesday, May 17, 2017. The meeting will be held at the Hilton Garden Inn, 530 Pennsylvania Avenue, Fort Washington, Pennsylvania 19034. If you plan to attend in person, please bring proof of Walter Investment Management Corp. stock ownership as of the record date set forth in the enclosed materials and government-issued photo identification, as these will be required for admission.

The attached notice of the 2017 annual meeting of stockholders and proxy statement provide important information about the annual meeting and will serve as your guide to the business to be conducted at the meeting. Your vote is very important to us. We urge you to read the accompanying materials regarding the matters to be voted on at the meeting and to submit your voting instructions by proxy. The Board of Directors recommends that you vote “FOR” the election of each director nominee named in Proposal No. 1 in the attached proxy statement, “FOR” each of Proposals No. 2, 4 and 5 and for “1 YEAR” for Proposal No. 3.

You may submit your proxy either over the telephone or the Internet. In addition, if you have requested or received a paper copy of the proxy materials, you can vote by marking, signing, dating and returning the proxy card or voting instruction form sent to you in the envelope accompanying the proxy materials.

We thank you for your support and look forward to seeing you at the annual meeting.

Sincerely,

George M. Awad

Chairman of the Board of Directors

Notice of Annual Meeting of Stockholders

Date:	May 17, 2017
Time:	9:00 am local time
Place:	Hilton Garden Inn, 530 Pennsylvania Avenue, Fort Washington, Pennsylvania 19034
Record Date:	March 7, 2017

ITEMS OF BUSINESS

1.	Election of the eight director nominees named in the attached proxy statement, whose terms will expire at the 2018 annual meeting of stockholders and when their respective successors are duly elected and qualify.

2.	Approval, in a non-binding vote, of the 2016 compensation of our named executive officers.

3.	Approval, in a non-binding vote, of the frequency with which an advisory vote on compensation for named executive officers should be submitted to stockholders.

4.	Approval of the Walter Investment Management Corp. 2017 Omnibus Incentive Plan.

5.	Ratification, in a non-binding vote, of the appointment of Ernst & Young LLP as the independent auditor of Walter Investment Management Corp. (the “Company” or “Walter Investment”) for 2017.

6.	Consideration of such other business as may properly come before the Company’s 2017 annual meeting of stockholders (the “Annual Meeting”) and any adjournments or postponements thereof.

The Board of Directors of the Company (the “Board of Directors”) recommends that you vote “FOR” each director nominee named in Proposal No. 1 in the attached proxy statement, “FOR” each of Proposals No. 2, 4 and 5 and for “1 YEAR” for Proposal No. 3. The full text of these proposals is set forth in the attached proxy statement.

HOW TO VOTE

Your vote is important. You are eligible to vote and receive notice of the meeting if you were a record holder of shares of common stock of the Company at the close of business on March 7, 2017, the record date. To make sure your shares are voted at the meeting, please authorize a proxy to vote your shares in one of the following ways, even if you plan to attend the meeting in person:

By Telephone	By Internet	By Mail

You can authorize a proxy to vote your shares by calling 1 (800) 690–6903 from the United States and Canada. You will need your 16-digit control number on your Notice of Internet Availability, proxy card or voting instruction form.	You can authorize a proxy to vote your shares by visiting www.proxyvote.com. You will need your 16-digit control number on your Notice of Internet Availability, proxy card or voting instruction form.	You can authorize a proxy to vote your shares by marking, signing and dating your proxy card or voting instruction form and returning it in the postage-paid envelope.

If you plan to attend the meeting in person, please follow the instructions under “What do I need to be admitted to the Annual Meeting?” on pages 2 to 3 of the attached proxy statement.

By order of the Board of Directors

Jeanetta M. Brown

Interim Secretary

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 17, 2017:

The proxy statement and our Annual Report for the fiscal year ended December 31, 2016 are available at www.proxyvote.com.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

WHY DID I RECEIVE THESE PROXY MATERIALS?

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Walter Investment Management Corp. (the “Board of Directors”) of proxies to be voted at Walter Investment Management Corp.’s (the “Company” or “Walter Investment”) 2017 annual meeting of stockholders (the “Annual Meeting”). On or about April 5, we mailed each stockholder entitled to vote at the Annual Meeting either (1) a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) notifying such stockholder how to vote and how to electronically access a copy of this proxy statement and our Annual Report for the fiscal year ended December 31, 2016 (referred to collectively as the “Proxy Materials”) or (2) a paper copy of the Proxy Materials and a proxy card in paper format. If you have not received, but would like to receive, a paper copy of the Proxy Materials and a proxy card in paper format, you should follow the instructions for requesting such materials contained in the Notice of Internet Availability.

WHAT IS THE DATE, TIME AND LOCATION OF THE ANNUAL MEETING?

We will hold the Annual Meeting at 9:00 am local time on Wednesday, May 17, 2017, at the Hilton Garden Inn, 530 Pennsylvania Avenue, Fort Washington, Pennsylvania 19034, subject to any adjournments or postponements.

WHO IS ENTITLED TO VOTE?

The Board of Directors has set March 7, 2017 as the record date for the Annual Meeting. All stockholders of record of the Company’s common stock, $0.01 par value per share (“Common Stock”), at the close of business on that date are stockholders of record for the purposes of the Annual Meeting and will be entitled to attend and vote at the meeting or to vote, regardless of attendance at the meeting, by submitting a completed proxy. Beneficial owners at the close of business on the record date generally cannot vote their shares directly and instead must instruct their broker, bank or other nominee how to vote their shares.

As of the close of business on the record date, there were 36,416,395 shares of Common Stock outstanding. Each stockholder of record is entitled to one vote per share of Common Stock on each matter submitted to a vote of stockholders.

WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A STOCKHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

If your shares of Common Stock are registered directly in your name with the Company’s transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the “stockholder of record.”

If your shares of Common Stock are held in a brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name.” Your broker, bank or nominee is considered, with respect to those shares, the “stockholder of record.”

IF I AM A STOCKHOLDER OF RECORD, HOW DO I VOTE?

Stockholders of record can vote any 1 of 4 ways:

◾	By Telephone: Call 1 (800) 690-6903 from the United States to authorize a proxy to vote your shares. You will need to use the 16-digit control number you were provided on your proxy card or Notice of Internet Availability, and follow the instructions given by the voice prompts.

◾	Via the Internet: Visit www.proxyvote.com to authorize a proxy to vote your shares. You will need to use the 16-digit control number you were provided on your proxy card or Notice of Internet Availability, and follow the instructions on the website.

◾

By Mail: If you received a paper copy of the Proxy Materials and a proxy card in the mail, mark, sign, date and return your proxy card in the enclosed postage-paid envelope to authorize a proxy to vote your shares. If you sign and return your proxy card, but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors as described in this proxy statement. If any matters other than the proposals contained in this proxy statement are properly brought up at the Annual Meeting, including adjournment of the meeting and any other matters incident to the

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conduct of the meeting, then the named proxies will have the authority to vote your shares on those matters in accordance with their discretion. The Board of Directors currently does not know of any matters to be raised at the Annual Meeting other than the proposals contained in this proxy statement. If you authorize a proxy to vote your shares via the Internet or by telephone, you will authorize the named proxies in the same manner as if you signed, dated and returned a proxy card by mail.

◾	In Person: Attend the Annual Meeting in Pennsylvania, or send a personal representative with an appropriate proxy, to vote at the meeting. For information about how to attend the Annual Meeting, please see “What do I need to be admitted to the Annual Meeting?” below.

IF I AM A BENEFICIAL OWNER OF SHARES HELD IN STREET NAME, HOW DO I VOTE?

If your shares are held beneficially in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. If you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the bank, broker or other holder of record that holds your shares, and bring it with you to the meeting.

WHAT ARE THE DEADLINES TO SUBMIT MY VOTE?

The deadlines to authorize a proxy to vote your shares at the Annual Meeting are set forth below.

Telephone	Internet	Mail

Call 1 (800) 690–6903	Visit www.proxyvote.com	Mail your proxy card

Proxies submitted by phone must be received by 11:59 pm EDT on May 16, 2017.	Proxies submitted by Internet must be received by 11:59 pm EDT on May 16, 2017.	Proxies submitted by mail must be received by 8:00 am EDT on May 17, 2017.

WHAT CAN I DO IF I CHANGE MY MIND AFTER I VOTE MY SHARES?

If you are a stockholder of record and previously authorized a proxy to vote your shares by Internet, telephone, or mail, you may revoke your proxy or change your vote by:

◾	authorizing a proxy to vote your shares at a later date by Internet or telephone before the closing of those voting facilities at 11:59 pm EDT on May 16, 2017;

◾	mailing a proxy card that is properly signed and dated with a later date than your previous proxy and that is received no later than 8:00 am EDT on May 17, 2017;

◾	attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, in and of itself, constitute a revocation of the proxy); or

◾	sending a written notice of revocation to our Secretary, c/o Walter Investment Management Corp., 3000 Bayport Drive, Suite 1100, Tampa, FL 33607, which must be received before the commencement of the Annual Meeting.

If you are a beneficial owner of shares held in street name, you must contact the bank, broker or other holder of record to revoke a previously authorized proxy.

WHAT DO I NEED TO BE ADMITTED TO THE ANNUAL MEETING?

At the entrance to the Annual Meeting, we will request to see valid government-issued photo identification, such as a driver’s license or passport. We will also need to determine if you owned Common Stock on the record date by:

◾	verifying your name and share ownership against our list of stockholders of record; or

◾	asking to review evidence of your stock ownership as of March 7, 2017, the record date, such as your brokerage statement.

You must bring such photo identification and evidence with you in order to be admitted to the meeting.

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If you are acting as a proxy, we will need to review a valid written legal proxy signed by the stockholder of record of the Common Stock granting you the required authority to attend the meeting and vote such shares.

No cameras or recording equipment will be permitted at the Annual Meeting.

WHAT CONSTITUTES A QUORUM?

The presence in person or by proxy at the Annual Meeting of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting on any matter will constitute a quorum. For purposes of determining a quorum, abstentions, “broker non-votes” and votes withheld are counted as present.

HOW ARE VOTES COUNTED?

With respect to each of Proposals No. 1, 2, 4 and 5, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Under our Bylaws and Maryland law, a vote “FOR” will be counted in favor of the proposal and a vote “AGAINST” will be counted against each proposal. With respect to Proposal No. 3, you may vote for “1 YEAR,” “2 YEARS,” “3 YEARS” or “ABSTAIN.”

Except with respect to the approval of the 2017 Omnibus Incentive Plan (Proposal No. 4) as described below under “What is the Vote Required to Approve each of the Proposals Discussed in the Proxy Statement?”, an “ABSTAIN” vote will not be counted “FOR” or “AGAINST” and will have no effect on the voting results for any of the other proposals in this proxy statement.

Broadridge Financial Solutions, Inc. will act as our Inspector of Election at the Annual Meeting and assist us in tabulating the votes.

ARE THERE ANY VOTING AGREEMENTS THAT MAY AFFECT VOTING?

There are no voting agreements of which the Company is aware that may affect voting.

WHAT IS A “BROKER NON-VOTE” AND HOW DOES IT AFFECT VOTING?

If you are a beneficial owner whose shares are held of record by a broker, we encourage you to instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal for which the broker does not have discretionary authority to vote. This is called a “broker non-vote”, which occurs for proposals considered “non-routine” under New York Stock Exchange (“NYSE”) rules. Your broker will, however, still be able to register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum and will be able to vote on “routine” proposals.

The ratification of the appointment of Ernst & Young LLP as our independent auditor is a “routine” proposal for which your broker has discretionary voting authority under NYSE rules to vote your shares, even if the broker does not receive voting instructions from you. All other proposals are considered “non-routine” such that, if you are a beneficial owner whose shares are held of record by a broker and you do not provide voting instructions, your shares will not be voted on these proposals because the broker will not have the authority to vote such shares.

The effect of broker non-votes on each of the proposals described in this proxy statement is described below under “What is the Vote Required to Approve each of the Proposals Discussed in the Proxy Statement?”.

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WHAT IS THE VOTE REQUIRED TO APPROVE EACH OF THE PROPOSALS DISCUSSED IN THE PROXY STATEMENT?

The chart below summarizes the voting requirements and effects of broker non-votes and abstentions on the outcome of the vote for the proposals at the Annual Meeting.

Proposals	Required Approval	Broker Discretionary Voting Allowed	Broker Non-Votes	Abstentions
1. Election of Eight Directors	Majority of Votes Cast(1)	No	No effect	No effect
2. Advisory Vote on the Compensation of our Named Executive Officers for 2016	Majority of Votes Cast	No	No effect	No effect
3. Advisory Vote on the Frequency of Submission of Executive Compensation Vote	Majority of Votes Cast	No	No effect	No effect
4. Approval of the Walter Investment Management Corp. 2017 Omnibus Incentive Plan	Majority of Votes Cast	No	No effect	Vote against(2)
5. Ratification of Appointment of Ernst & Young LLP as independent auditor of the Company for 2017	Majority of Votes Cast	Yes	N/A	No effect

(1) There is no cumulative voting in the election of directors.

(2) Under NYSE rules, approval of this proposal requires the affirmative vote of a majority of votes cast at the meeting or by proxy, and abstentions are considered “votes cast” under such rules and, therefore, will be counted as votes against this proposal.

WHAT HAPPENS IF A DIRECTOR NOMINEE DOES NOT RECEIVE A “MAJORITY” OF THE VOTES CAST?

Our Bylaws provide for a majority voting standard in uncontested director elections. Under the majority vote standard, in order to be elected to the Board of Directors, a director nominee must receive a greater number of votes cast “FOR” than “AGAINST.” Pursuant to our Corporate Governance Guidelines, a director nominee who receives more “AGAINST” votes than “FOR” votes is required to tender his or her resignation for consideration by the Board of Directors. The Nominating and Corporate Governance Committee will then make a recommendation to the Board of Directors as to whether the Board of Directors should accept or reject such resignation or whether other action is recommended. The Board of Directors will determine whether or not to accept such tendered resignation, considering any factors it deems relevant, within 90 days following certification of the election results and publicly disclose its decision and rationale. The director nominee in question will not participate in the deliberation process.

WHERE CAN I FIND THE RESULTS OF THE VOTE AT THE ANNUAL MEETING?

We intend to disclose the final voting results on a Form 8-K to be filed with the Securities and Exchange Commission (“SEC”) within four business days after the Annual Meeting.

WHO WILL PAY FOR THE COST OF THIS PROXY SOLICITATION?

The cost of this solicitation, including the cost of preparing, assembling, mailing and posting the Proxy Materials, will be borne by the Company. In addition to the solicitation of proxies by use of the mails, some of our directors, officers and regular employees may solicit proxies on our behalf personally, telephonically, electronically or by other means of communication. Directors, officers and employees who help us in the solicitation will not be specially compensated for those services, but they may be reimbursed for their out-of-pocket expenses incurred in connection with the solicitation. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable out-of-pocket expenses incurred in sending the materials to beneficial owners.

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CORPORATE GOVERNANCE

The Board of Directors is responsible for directing and overseeing the management of the business and affairs of the Company in a manner consistent with the best interests of the Company and its stockholders. In this oversight role, the Board of Directors serves as the ultimate decision-making body of the Company, except for those matters reserved to or shared with the stockholders. The Board of Directors selects and oversees our senior management team, which manages the day-to-day operations and business of the Company. The Board of Directors has adopted Corporate Governance Guidelines, which, together with our charter, Bylaws, committee charters and Code of Conduct and Ethics, form the governance framework for the Board of Directors and its committees. The Board of Directors reviews the Corporate Governance Guidelines and our other corporate governance documents, from time to time, and revises them when it believes it serves the interests of the Company and its stockholders to do so, such as in response to changing governance practices or requirements.

The following sections provide an overview of our corporate governance structure, including director independence and other criteria we use in selecting director nominees, our Board of Directors leadership structure and the responsibilities of the Board of Directors and each of its committees.

Key Corporate Governance Documents

The following materials are accessible through the Investor Relations/Corporate Governance section of our website at www.walterinvestment.com:

• Corporate Governance Guidelines
• Code of Conduct and Ethics
• Committee Charters
• Bylaws

Printed copies of all of these documents are also available free of charge upon written request to our Secretary, c/o Walter Investment Management Corp., 3000 Bayport Drive, Suite 1100, Tampa, FL 33607. Walter Investment’s Code of Conduct and Ethics (“Code of Conduct”) is applicable to all of our directors, officers and employees. If the Board of Directors grants any waivers from our Code of Conduct to any of our directors or executive officers, or if we amend our Code of Conduct, we will, if required, disclose these matters through the Investor Relations/Corporate Governance section of our website on a timely basis.

CORPORATE GOVERNANCE PRACTICES

We have structured our corporate governance practices in a manner we believe aligns our interests with those of our stockholders. Notable features of our corporate governance framework include:

Independent Board committees	•	Each of our standing committees is made up solely of independent directors, as determined in accordance with NYSE rules. Each standing committee operates under a written charter that has been approved by the Board of Directors.
Independent Chairman	•	We have an independent Chairman of the Board of Directors.
Board and committee self-evaluation process	•	Our Board of Directors and its committees conduct self-evaluations to assess their effectiveness and to identify opportunities to improve performance in carrying out their duties. The Nominating and Corporate Governance Committee then solicits feedback from committee chairpersons in connection with its review and oversight of the Company’s corporate governance structure and composition of the Board of Directors and its committees.
Active stockholder engagement	•	We regularly engage with our stockholders to better understand their perspectives and, as further described in this proxy statement, two of our current directors are the managing members of our two largest stockholders.

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Executive sessions	•	Our Board of Directors holds executive sessions of its non-employee directors at each regular meeting and at such other times as determined by the Board of Directors. In the event the non-employee directors include directors who are not independent under the NYSE listing standards, the Board of Directors will hold an executive session including only independent directors at least once a year.
Commitment to Board refreshment	•	Our Nominating and Corporate Governance Committee reviews at least annually the Board of Directors size and composition to ensure a mix of skills and capabilities that are relevant to the Board of Directors, its committees and long-term strategy of the Company.
Equity ownership guidelines	•	Our Chief Executive Officer (“CEO”) must maintain a vested equity value in the Company of at least six times his or her base salary; other named executive officers must maintain a vested equity value in the Company of at least two and one-half times their base salaries; and our independent directors must maintain a vested equity value in the Company of at least five times their annual cash retainer, in each case, using the greater of current market value or value on the date of grant. The guidelines also include certain provisions intended to provide persons subject to the policy with a reasonable amount of time to achieve compliance.
Prohibition on hedging of company stock	•	Our directors and all employees are prohibited from engaging in hedging or monetization transactions, trading in “puts” and “calls” and engaging in short sales, in each case involving our Common Stock or our other securities.
Authority to call special meetings	•	Stockholders entitled to cast not less than a majority of the votes entitled to be cast on such matter to be considered have the right to call a special meeting in accordance with our Bylaws.

LEADERSHIP STRUCTURE

Under our Corporate Governance Guidelines, the Board of Directors considers, from time to time, whether the appointment of a lead independent director to act as a liaison between the Chairman and the independent directors would be beneficial to the Company. Until October 2015, Mark J. O’Brien served in a combined role as Chairman of the Board and Chief Executive Officer. After his retirement as Chief Executive Officer, Mr. O’Brien continued to serve as non-executive Chairman of the Board. When Mr. O’Brien served in this combined role, Mr. Tokarz served as lead independent director. On February 21, 2016, Mr. Beltzman was appointed as independent Chairman of the Board, and Mr. Tokarz ceased to be the lead independent director. Effective June 30, 2016, George M. Awad was appointed as Executive Chairman of the Board and Interim Chief Executive Officer and President. With the appointment of Anthony N. Renzi as the Company’s Chief Executive Officer and President in the third quarter of 2016, Mr. Awad now serves as the independent Chairman of the Board of Directors.

The Nominating and Corporate Governance Committee and the Board of Directors believe that, at this time, it is in the best interests of the Company and its stockholders to have a leadership structure consisting of an independent Chairman and a separate Chief Executive Officer. This leadership structure allows Mr. Renzi, as Chief Executive Officer, to focus on the day-to-day management of the business and execution of our strategic plan, while allowing Mr. Awad as the independent Chairman to focus on leading the Board of Directors, providing advice and support to Mr. Renzi when needed, facilitating the Board’s independent oversight of management and enabling the Board of Directors to fulfill its risk oversight responsibilities, as described below. The current leadership structure not only encourages the free and open dialogue of competing views but also provides for strong checks and balances. Since the Board of Directors is led by an independent Chairman, the Board of Directors believes the need for a lead independent director has diminished, and currently no director is serving in that role.

The Nominating and Corporate Governance Committee will continue to periodically review the Board’s leadership structure and to exercise its discretion in recommending an appropriate and effective framework, taking into consideration the needs of the Board of Directors and the Company at such time.

EXECUTIVE SESSIONS

The Board of Directors believes that one of the key elements of effective, independent oversight is that the non-employee directors meet in executive session on a regular basis without the presence of management. Accordingly, our non-employee directors generally

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meet separately in executive session during each regularly scheduled Board of Directors meeting. During 2016, these directors met in executive session led by the lead independent director or independent Chairman of the Board, as applicable. Going forward, we expect that our independent Chairman of the Board will preside over executive sessions.

DIRECTOR INDEPENDENCE

Our Corporate Governance Guidelines provide that the Nominating and Corporate Governance Committee must oversee, at least annually, a review of the independence of our directors and candidates for membership on the Board of Directors, and report its findings to the Board of Directors. Under our Corporate Governance Guidelines, a substantial majority of our Board of Directors is expected to be considered independent directors under applicable NYSE and SEC rules. Under NYSE rules, a director is not independent unless the Board of Directors affirmatively determines that he or she does not have a direct or indirect material relationship with the Company. In addition, the directors who serve on the Audit Committee or the Compensation and Human Resources Committee must satisfy heightened independence standards established by the SEC and NYSE, as applicable.

In making its independence determinations, the Nominating and Corporate Governance Committee evaluates all relevant facts and circumstances, including the various commercial, charitable and employment transactions and relationships known to the committee, if any, that exist between us and our subsidiaries and the directors and the entities with which certain of our directors or members of their immediate families are, or have been, affiliated (including those identified through our annual directors’ questionnaires). Based on its analysis, the Nominating and Corporate Governance Committee has affirmatively determined that each director, other than Mr. Renzi, is independent under applicable NYSE rules. The Board of Directors concurred and also affirmatively determined that each director, other than Mr. Renzi, is independent under applicable NYSE rules. In reaching its determinations, the Nominating and Corporate Governance Committee and the Board of Directors considered, among other things: Mr. Beltzman’s relationship to Birch Run Capital Advisors, LP (“Birch Run”) and Birch Run’s status as a significant holder of Common Stock; Mr. Perelman’s relationship to Baker Street Capital Management, LLC and certain of its affiliates (collectively, “Baker Street”) and Baker Street’s status as a significant holder of Common Stock; and Mr. Awad’s former position as the Company’s Interim Chief Executive Officer and President. Our Board of Directors has also determined that each of Messrs. Meurer, Bhaskaran, de Molina and Goldman is independent under all standards applicable to members of the Audit Committee, and that each of Messrs. Goldman, Beltzman, de Molina and Perelman is independent under all standards applicable to members of the Compensation and Human Resources Committee.

RISK OVERSIGHT

One of the Board of Directors’ important functions is oversight of risk management at Walter Investment. Risk is inherent in business, and the Board of Directors’ oversight, assessment and decisions regarding risks occur in the context of, and in conjunction with, the other activities of the Board of Directors and its committees.

Defining Risk

“Risk” is the possibility that an undesired event could occur that might adversely affect the achievement of our objectives. Risks vary in many ways, including the ability of the Company to anticipate and understand the risk, the types of adverse impacts that could result if the undesired event occurs, the likelihood that an undesired event and a particular adverse impact would occur, and the ability of the Company to control the risk and the potential adverse impacts. Examples of the types of risks faced by us include: macro-economic risks, such as reductions in economic growth, risks affecting the housing market, unemployment or recession; and business-specific risks related to strategic position, operational execution, financial structure, liquidity, legal and regulatory compliance, cybersecurity and management succession.

Our risk program is designed to incorporate risk awareness into business practices, so that risk is managed as part of day-to-day decision making in a manner that is consistent with our risk appetite and tolerance. This recognizes that not all risks can be dealt with in the same way. Some risks may be readily perceived and controllable, while other risks are unknown; some risks can be avoided or mitigated by particular behavior; and some risks are unavoidable as a practical matter. In some cases, a decision may be made that a higher degree of risk may be acceptable because of a greater perceived potential for reward. We seek to align our voluntary risk-taking with company strategy, and we understand that our projects and processes may enhance the company’s business interests by encouraging innovation and appropriate levels of risk-taking.

Risk Oversight and Governance

Oversight of risk is under the direction and governance of the Board of Directors, which has delegated principal oversight of the risk program to the Compliance Committee and management of the risk program to the Chief Risk and Compliance Officer. Management is responsible for identifying risk and risk controls related to significant business activities; mapping the risks to Company strategy; and

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developing programs and recommendations to determine the sufficiency of risk identification, the balance of potential risk to potential reward, and the appropriate manner in which to manage risk. In some cases, a Board of Directors committee is assigned to oversee specific risk topics. For example:

◾	the Audit Committee reviews and discusses the Company’s guidelines and policies with respect to risk assessment and risk management, and discusses the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures;

◾	the Compliance Committee oversees the Company’s management of risks relating to ethical, reputational and regulatory matters, and the Company’s privacy and data security risk exposures;

◾	the Compensation and Human Resources Committee reviews incentive compensation arrangements to confirm that incentive pay does not encourage unnecessary risk taking, and reviews and discusses, at least annually, the relationship between risk management policies and practices, corporate strategy and senior executive compensation and determines whether any such policies and practices of the Company are reasonably likely to have a material adverse effect on the Company;

◾	the Nominating and Corporate Governance Committee oversees risks related to the Company’s governance structure and processes; and

◾	the Finance Committee oversees the Company’s policies and processes established by management to identify, assess, measure, monitor, and manage financial risk (excluding accounting and financial reporting), including risks relating to investments, derivatives, interest rates, asset liability management activities and compliance with financial regulatory requirements.

Risk oversight responsibilities are shared by all committees of the Board of Directors and do not rest entirely with one committee. Furthermore, we believe that allocating responsibility to a committee with relevant knowledge and experience improves the oversight of risk. The allocation of risk oversight responsibility may change, from time to time, based on the evolving needs and circumstances of the Company. Additionally, the Board of Directors reviews significant risks that the committees and management have identified and may change the allocation of oversight responsibility for such identified risks among the various committees.

The Board of Directors implements its risk oversight responsibilities by having management provide reports on a regular basis regarding the implementation and adequacy of the risk program, including information regarding the results of risk assessments that detail the significant risks that the Company faces and how the Company is seeking to manage risk if and when appropriate. Presentations and other information provided to the Board of Directors and its committees frequently identify and discuss relevant risks, risk mitigation and risk controls to assist the Board of Directors in assessing and overseeing risks in their review of the related business, financial and other activity of the company.

BOARD MEETINGS

During 2016, the Board of Directors held 21 meetings, 9 of which were held in person. The Board of Directors expects that its members will prepare for, attend and participate in all Board of Directors and applicable committee meetings and each annual meeting of stockholders. Directors are also expected to become familiar with Walter Investment’s business, including its financial statements and capital structure, and the risks and competition it faces, in order to facilitate active and effective participation in the deliberations of the Board of Directors and of each committee on which he or she serves. During 2016, each of our current directors attended (in person or by teleconference) at least 75% of the aggregate of Board of Directors meetings and meetings of any Board of Directors committee on which he or she served (in each case, solely with respect to meetings held during the period for which he or she was a director). All of our Directors who served on the Board of Directors at the time of our 2016 annual meeting of stockholders attended that meeting. Mr. Awad joined the Board of Directors on June 30, 2016, and Messrs. Renzi, Bhaskaran and Goldman joined the Board of Directors on January 19, 2017. The Company expects that all of the Director nominees will attend the Annual Meeting.

COMMITTEES OF THE BOARD

The Board of Directors has an Audit Committee, Compensation and Human Resources Committee, Compliance Committee, Finance Committee and Nominating and Corporate Governance Committee, and from time to time, the Board of Directors may create additional ad hoc or special committees as needed. The Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, annually reviews committee composition and reassigns directors as needed so that the Board and each of its committees are best positioned to carry out their respective duties. To this end, effective March 28, 2016, the Board of Directors modified committee

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composition to serve the needs and interests of the Board of Directors at such time. The table below lists the membership of each committee during 2016 following such modification and also lists the number of meetings each committee held in 2016.

2016 Committee Membership

Board of Directors Member	Audit	Compensation	Compliance	Nominating	Finance
GEORGE M. AWAD(1)
DANIEL G. BELTZMAN		M	M	C	M
STEVEN R. BERRARD		C		M	M
ELLYN L. BROWN			C	M
ALVARO G. DE MOLINA	M	M	M
DENMAR J. DIXON(1)
WILLIAM J. MEURER(2)	C
MARK J. O’BRIEN(1)
JAMES L. PAPPAS	M	M	M
VADIM PERELMAN		M	M	M	C
SHANNON E. SMITH	M		M		M
MICHAEL T. TOKARZ				M	M
NUMBER OF MEETINGS HELD IN 2016	6	11	6	11	19

M: Member C: Chair

(1) Did not serve on any committee of the Board of Directors during 2016. Mr. Dixon resigned from, and Mr. Awad was elected to, the Board of Directors, in each case, effective June 30, 2016.

(2) Designated Audit Committee Financial Expert as defined under SEC rules.

As a result of certain director resignations and elections, the Board of Directors again reviewed and modified committee composition, effective January 19, 2017. The table below lists the current membership of each committee following such modification.

Current Committee Membership

Board of Directors Member	Audit	Compensation	Compliance	Nominating	Finance
GEORGE M. AWAD(1)
DANIEL G. BELTZMAN		M	M	C	M
STEVEN R. BERRARD(2)				M	M
MICHAEL M. BHASKARAN(3)	M		M
ELLYN L. BROWN(2)			C	M
ALVARO G. DE MOLINA	M	M			M
NEAL P. GOLDMAN(3)	M	C	M		M
WILLIAM J. MEURER(4)	C
VADIM PERELMAN		M	M	M	C
ANTHONY N. RENZI(3)
MICHAEL T. TOKARZ(2)				M	M

M: Member C: Chair

(1) Independent Chairman of the Board.

(2) Not standing for re-election to the Board of Directors at the Annual Meeting.

(3) Elected to the Board of Directors, effective January 19, 2017, following the resignation of Messrs. O’Brien and Smith and Dr. Pappas.

(4) Designated Audit Committee Financial Expert as defined under SEC rules.

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AUDIT COMMITTEE

The Audit Committee was established by the Board of Directors for the purpose of, among other things, assisting the Board of Directors in overseeing the quality and integrity of the Company’s financial statements, the integrity of the accounting and financial reporting processes and the performance of the Company’s independent auditor.

CURRENT MEMBERS (ALL INDEPENDENT): William J. Meurer (Chair) Michael M. Bhaskaran Alvaro G. de Molina Neal P. Goldman

The Audit Committee’s primary function is to assist the Board of Directors in fulfilling its oversight of the following:

◾	the quality and integrity of the Company’s accounting and reporting practices and controls, and the Company’s financial statements;

◾	the Company’s compliance with legal and regulatory requirements, particularly as they relate to financial reporting;

◾	the independent auditor’s qualifications, performance and independence; and

◾	the performance of the Company’s internal audit function.

The Board of Directors has determined that each member of the Audit Committee meets the financial literacy and independence requirements of the SEC and the NYSE applicable to audit committee members and has designated Mr. Meurer as our sole “audit committee financial expert” for purposes of SEC rules.

Pursuant to its committee charter and applicable NYSE rules, no member of the Audit Committee may serve on the audit committee of more than 3 public companies, including Walter Investment, unless the Board of Directors determines that such simultaneous service would not impair the ability of such member to effectively serve on the Audit Committee and the Company discloses such determination on its website or in its annual proxy statement. No member of the Audit Committee currently serves on the audit committees of more than 3 public companies, including Walter Investment.

COMPENSATION AND HUMAN RESOURCES COMMITTEE

The Compensation and Human Resources Committee’s purpose is to assist the Board of Directors in oversight of the Company’s compensation and employee benefit plans and practices, review certain disclosures required to be included in the Company’s SEC filings and to generally supervise the executive compensation principles governing the Company.

CURRENT MEMBERS (ALL INDEPENDENT): Neal P. Goldman (Chair) Daniel G. Beltzman Alvaro G. de Molina Vadim Perelman

The Compensation and Human Resources Committee’s primary responsibilities and authority include the oversight of the following:

◾	establishing and reviewing an overall compensation philosophy for the Company;

◾	reviewing and approving, or recommending to the Board of Directors for approval, the corporate goals and objectives relevant to the Chief Executive Officer and other designated key executives;

◾	reviewing the Company’s incentive compensation and equity-based plans and approving, or recommending to the Board of Directors, modifications and changes in such plans or new plans as deemed appropriate, and exercising the Board’s authority with respect to administration of such plans;

◾	selecting, retaining and/or replacing, as needed, compensation consultants, legal counsel or other advisors to provide independent advice to the Compensation and Human Resources Committee; and

◾	preparing, when required under applicable rules, a report on executive compensation for inclusion in the Company’s proxy statement for our Annual Meeting.

The Board of Directors has determined that each member of the Compensation and Human Resources Committee meets the independence requirements of the SEC and NYSE applicable to Compensation and Human Resources Committee members.

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OVERSIGHT OF COMPENSATION

A number of individuals and parties contribute to the process of reviewing and determining the compensation of our Chief Executive Officer, other executive officers and directors:

◾	Chief Executive Officer: The Chief Executive Officer plays a significant role in the development of the Company’s executive compensation program by making recommendations regarding compensation levels of other executive officers, identifying the Company’s strategic priorities to which compensation should be aligned and providing general input and feedback with respect to compensation design, practices and objectives. Additionally, the Chief Executive Officer provides the Compensation and Human Resources Committee with a performance evaluation of each executive officer (other than himself), which includes an assessment of each individual’s performance against his or her annual objectives, and a recommendation regarding his or her compensation.

◾	Senior Leadership: Each year, our executive officers, together with input from the Chief Executive Officer, develop their individual performance goals for which their short-term compensation may be aligned. At the conclusion of the year or in the early months of the following year, our Chief Human Resources Officer solicits input and feedback from senior leaders in the Company with respect to their own individual performance to assist the Compensation and Human Resources Committee with annual performance evaluations. Such information allows the Compensation and Human Resources Committee to develop a holistic view as to an individual’s performance, taking into account notable accomplishments and contributions for which business financial and operating results may not reflect.

◾	Compensation and Human Resources Committee: Our Compensation and Human Resources Committee approves the annual compensation of our Chief Executive Officer and other executive officers, taking into consideration, among other factors, an evaluation of each individual’s performance against pre-established performance goals and objectives, the recommendation of the Chief Executive Officer regarding the compensation of the executive officers other than himself and the advice of the Compensation and Human Resources Committee’s independent compensation consultant as described below. With respect to compensation of the Chief Executive Officer, the Compensation and Human Resources Committee recommends that the independent directors of the Board of Directors ratify and approve such annual compensation. In addition, our Compensation and Human Resources Committee reviews and, based in part on the advice of its independent consultant, makes recommendations to the Board of Directors with respect to the appropriateness of the compensation paid to our non-employee directors.

◾	Board of Directors: The independent directors of the Board of Directors then review these recommendations and ratify and/or approve the compensation of our Chief Executive Officer, other executive officers and independent directors.

ROLE OF COMPENSATION CONSULTANT

To further the objectives of our compensation programs, the Compensation and Human Resources Committee has the authority under its charter in accordance with applicable rules of the NYSE to retain or obtain the advice of a compensation consultant. For 2016, the Compensation and Human Resources Committee engaged Meridian Compensation Partners, LLC (“Meridian”) to serve as the Committee’s independent compensation consultant. Meridian was selected by, and reported directly to, the Compensation and Human Resources Committee. During 2016, Meridian performed the following tasks:

◾	provided input regarding the compensation package of Mr. Renzi, our new Chief Executive Officer and President, as discussed under “Executive Compensation—Compensation Discussion and Analysis—2016 Executive Compensation Design and Decisions;”

◾	provided competitive market analyses and advice on general marketplace trends and developments with respect to executive compensation and director compensation;

◾	assisted with the review and evaluation of peer group companies for use in connection with setting executive compensation;

◾	provided advice on the amended and restated omnibus incentive plan submitted for stockholder approval in connection with the 2016 annual meeting of stockholders;

◾	provided regular updates regarding the performance of the Company’s outstanding performance share awards issued in connection with prior-year executive compensation programs; and

◾	provided valuation services in connection with modified performance share awards.

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Meridian and its affiliates did not provide any services to the Company or any of the Company’s affiliates other than advising the Compensation and Human Resources Committee on director and executive compensation and related corporate governance matters. In December 2015, the Compensation and Human Resources Committee reviewed the independence of Meridian in light of the factors set forth in the SEC and NYSE rules and determined that Meridian remained an independent consultant for the Compensation and Human Resources Committee and that no conflicts of interest existed.

In January 2017, the Compensation and Human Resources Committee engaged a new compensation consultant, Lyons, Benenson & Company Inc. (“Lyons Benenson”), to assist with the development of executive and director compensation for 2017. The Compensation and Human Resources Committee reviewed the independence of Lyons Benenson in light of the factors set forth in the SEC and NYSE rules and determined that Lyons Benenson was independent and that no conflicts of interest existed.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Our Compensation and Human Resources Committee is composed solely of independent directors. During 2016, no member of our Compensation and Human Resources Committee was an employee or officer or former officer of the Company or had any relationships requiring disclosure under Item 404 of Regulation S-K. None of our executive officers has served on the Board of Directors or Compensation and Human Resources Committee of any other entity that has or has had one or more executive officers who served as a member of our Board of Directors or our Compensation and Human Resources Committee during 2016.

COMPLIANCE COMMITTEE

The Compliance Committee assists the Board of Directors with, among other things, the oversight of the performance of the Company’s compliance function.	CURRENT MEMBERS (ALL INDEPENDENT): Ellyn L. Brown (Chair) Daniel G. Beltzman Michael M. Bhaskaran Neal P. Goldman Vadim Perelman

The Compliance Committee’s purpose is to assist the Board of Directors with oversight of the following:

◾	the Company’s compliance management system, including its program for compliance with state and Federal consumer financial protection laws, rules and regulations and other laws, rules, regulations, guidance and standards governing its consumer-oriented businesses, including those governing its dealings with government sponsored enterprises;

◾	the Company’s regulatory relations and its handling of key regulatory matters;

◾	the Company’s management of risks relating to ethical, reputational and regulatory matters and the Company’s privacy and data security risk exposures; and

◾	the performance of the Company’s compliance function.

The Board of Directors has determined that each member of the Compliance Committee meets the independence requirements of the SEC and the NYSE applicable to directors generally.

FINANCE COMMITTEE

The Finance Committee was established by the Board of Directors for the purpose of, among other things, assisting the Board of Directors in overseeing the Company’s financial risk management, liquidity management, preparation of annual operating and capital plans and budgets, investments in mortgage servicing and mortgage-related assets and corporate development matters.	CURRENT MEMBERS (ALL INDEPENDENT): Vadim Perelman (Chair) Daniel G. Beltzman Steven R. Berrard Alvaro G. de Molina Neal P. Goldman Michael T. Tokarz

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The Finance Committee’s primary function is to assist the Board of Directors in fulfilling its responsibilities relating to:

◾	oversight of the Company’s policies and processes established by management to identify, assess, measure, monitor, and manage financial risk (excluding accounting and financial reporting), including risks relating to investments, derivatives, interest rates, asset liability management activities and compliance with financial regulatory requirements;

◾	oversight of the Company’s annual operating, capital and budget plans and liquidity management;

◾	reviewing and evaluating the Company’s financial performance, including the financial results of its investments in mortgage servicing and mortgage-related assets and certain other transactions;

◾	oversight of the Company’s corporate development activities, including potential merger, acquisition, or disposition transactions; and

◾	approving transactions, including transactions with respect to mortgage servicing and mortgage-related assets, capital expenditures and unbudgeted operating expenses, on behalf of the Board of Directors, subject to and within the limits of any parameters or directions the Board of Directors may establish from time to time.

The Board of Directors has determined that each member of the Finance Committee meets the independence requirements of the SEC and the NYSE applicable to directors generally, and that each member has substantial experience in the area of finance, accounting, investment management or capital transactions.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Nominating and Corporate Governance Committee is responsible for, among other things, overseeing the Company’s corporate governance structure and processes, reviewing the Company’s management succession plan and determining the composition of the Board of Directors and its committees.

MEMBERS (ALL INDEPENDENT): Daniel G. Beltzman (Chair) Steven R. Berrard Ellyn L. Brown Vadim Perelman Michael T. Tokarz

The Nominating and Corporate Governance Committee’s purpose includes the following:

◾	identify individuals qualified to become Company directors consistent with criteria approved by the Board of Directors, and to select, or to recommend that the Board of Directors select, the director nominees for the next annual meeting of the stockholders;

◾	determine the composition of the committees of the Board of Directors;

◾	oversee the evaluation of the Board of Directors and its committees;

◾	oversee risks related to the Company’s governance structure and processes;

◾	develop, recommend to the Board of Directors, and monitor a set of corporate governance guidelines applicable to the Company;

◾	review a succession plan for the Company’s Chief Executive Officer and such other members of executive management as the Board of Directors shall determine;

◾	review and evaluate annually the terms and adequacy of coverage of directors’ and officers’ liability insurance;

◾	review the Company’s Code of Conduct; and

◾	otherwise take a leadership role in shaping the corporate governance of the Company.

DIRECTOR NOMINATION PROCESS

The Nominating and Corporate Governance Committee recommends to the Board of Directors director candidates for nomination and election at the annual stockholders meeting or for appointment to fill vacancies. Consistent with its charter and our Corporate

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Governance Guidelines, the Nominating and Corporate Governance Committee reviews at least annually the Board of Directors size and composition and recommends, if necessary, actions to be taken so that the Board of Directors is best positioned to carry out its duties. In addition to the annual review of Board of Directors composition, from time to time, the Nominating and Corporate Governance Committee works with the full Board of Directors to evaluate the composition of the Board of Directors to assess whether one or more directors should be added in view of director departures, the number of directors needed to fulfill the Board of Directors’ responsibilities under our Corporate Governance Guidelines and committee charters, and the skills and capabilities that are relevant to the Board of Directors’ work and the Company’s strategy. To identify, recruit and evaluate qualified candidates for the Board of Directors, the Board of Directors may, but need not, use the services of professional search firms. Nominees may also be individuals known to current members of the Board of Directors or management, legal or financial advisors or other parties with whom we have a business relationship.

Director Candidates Recommended by Stockholders

The Nominating and Corporate Governance Committee also considers stockholder recommendations for candidates for the Board of Directors. If you would like to recommend a future nominee for membership to our Board of Directors, you can submit a written recommendation in accordance with applicable law, which includes the nominee’s name, a brief biographical sketch, a document indicating the candidate’s willingness to serve if elected, evidence of the submitting stockholder’s ownership of our Common Stock, and other pertinent information regarding the nominee, to our Secretary, c/o Walter Investment Management Corp., 3000 Bayport Drive, Suite 1100, Tampa, FL 33607.

Director Skills and Characteristics

The Nominating and Corporate Governance Committee seeks to ensure the Board of Directors is composed of individuals whose particular backgrounds, skills and expertise, when taken together, will enable the Board of Directors to guide and oversee the Company’s strategy, operations and management. Consistent with our Corporate Governance Guidelines, characteristics expected of all directors include high personal and professional integrity and the ability to constructively challenge management through active participation and questioning.

In evaluating the suitability of individual directors, including candidates recommended by stockholders, the Board of Directors and the Nominating and Corporate Governance Committee consider, consistent with our Corporate Governance Guidelines and Nominating and Corporate Governance Committee charter, many factors, including strength of character, maturity of judgment, integrity, accountability, openness, career specialization, relevant technical skills, time commitment, experience, principles of diversity and the ability of the individual to fill a present need on the Board of Directors and/or to enhance the Board of Directors’ ability to manage and direct the affairs and business of the Company, including to enhance the ability of committees to fulfill their duties and/or to satisfy any independence requirements imposed by law, regulation or NYSE rules. Our Board of Directors evaluates each individual in the context of the Board of Directors as a whole, with the objective of recommending a group that can best perpetuate the success of our business and represent stockholder interests through the exercise of sound judgment.

Principles of Diversity

While the Board of Directors has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees, the Nominating and Corporate Governance Committee and the Board of Directors believe that principles of diversity, including gender, race and national origin, education, professional experience, and differences of viewpoints and skills, are an important consideration in screening and evaluating candidates for nomination to the Board of Directors and that considering diversity is consistent with the goal of creating a Board of Directors that best serves the needs of the Company and the interests of its stockholders.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Review and Approval of Related Person Transactions

The Board of Directors has adopted a written Related Person Transaction Policy to assist it in reviewing and approving or ratifying related person transactions and to assist us in the preparation of related disclosures required by the SEC. This Related Person Transaction Policy supplements our other policies that may apply to transactions with related persons, such as the Board of Directors’ Corporate Governance Guidelines and our Code of Conduct.

The Related Person Transaction Policy provides that all related person transactions covered by the policy must be reviewed and approved or ratified by the disinterested members of the Board of Directors or by a committee of the Board of Directors composed solely of independent directors who are disinterested, which is currently designated as the Audit Committee. The Related Person

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Transaction Policy further provides that any employment relationship or transaction involving an executive officer and related compensation must be approved by the Compensation and Human Resources Committee or recommended by such committee for Board of Directors approval.

In reviewing related person transactions, the disinterested directors or Audit Committee, as applicable, will consider the relevant facts and circumstances, including, among other things:

◾	the nature of the related person’s interest in the transaction and the material terms of the transaction;

◾	the importance of the transaction both to the Company and to the related person;

◾	whether the transaction would likely impair the judgment of a director or an executive officer to act in the best interest of the Company and, in the case of an outside director, whether it would impair his or her independence or ability to serve on certain committees of the Board of Directors; and

◾	whether the value and the terms of the transaction are substantially similar as compared to those of similar transactions previously entered into by the Company with non-related persons.

The disinterested directors or Audit Committee will not approve or ratify any related person transaction unless, after considering all relevant information, it has determined in good faith that the transaction is in, or is not inconsistent with, the best interests of the Company.

Generally, the Related Person Transaction Policy applies to any current or proposed transaction that would be required by the SEC to be disclosed in which:

◾	the Company was or is to be a participant;

◾	the amount involved exceeds $120,000; and

◾	any related person (i.e., a director, director nominee, executive officer, greater than 5% beneficial owner and any immediate family member of such person) had or will have a direct or indirect material interest, other than an employment relationship or transaction involving an executive officer and any related compensation.

Certain Related Person Transactions

From time to time, institutional investors, such as investment management firms, hedge funds and other financial institutions and organizations, become beneficial owners of 5% or more of our Common Stock and, as a result, are considered “related persons” under the Related Person Transaction Policy. We may conduct business with these organizations in the ordinary course. There has been no transaction, since January 1, 2016, and there is no proposed transaction as of the date of this proxy statement, that would be required to be disclosed in which the Company was or is to be a participant, the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.

CODE OF CONDUCT

We maintain a Code of Conduct, which is applicable to all of our directors, officers and employees, including our Chief Executive Officer and Chief Financial Officer. The Code of Conduct sets forth our policies and expectations on a number of topics, including conflicts of interest, compliance with laws, treatment of confidential information, use of Company property and other related matters.

We also have a corporate Ethics Committee whose purpose is to oversee compliance with the Code of Conduct, including administer the related compliance program set forth therein, investigate allegations of wrongdoing, arrange for appropriate corrective and disciplinary actions if violations are discovered and periodically report to the Board of Directors. The Ethics Committee consists of our General Counsel, Chief Risk and Compliance Officer, Chief Human Resources Officer and such other employees or officers of the Company or its subsidiaries as the General Counsel may deem necessary or advisable to carry out the duties and responsibilities of the Ethics Committee.

COMMUNICATING WITH THE BOARD

The Board of Directors welcomes questions and comments. Any interested parties, including stockholders, who would like to communicate directly with a member or members of the Board of Directors, including the Chairman of the Board, the non-employee directors as a group, or the Chairman of the Audit Committee, may submit their communication to our Secretary, c/o Walter Investment

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Management Corp., 3000 Bayport Drive, Suite 1100, Tampa, FL 33607. Communications and concerns will be forwarded to the member or members of the Board of Directors indicated, as marked or determined by our Secretary. If the concern relates to the Company’s financial statements, accounting practices or internal controls, the concern should be submitted in writing to the Chairman of the Audit Committee in care of the Company’s Secretary at the Company’s headquarters address. If the concern relates to the Company’s governance practices, business ethics or corporate conduct, the concern may be submitted in writing to the Chairman of the Nominating and Corporate Governance Committee in care of the Company’s Secretary at the Company’s headquarters address. If the stockholder is unsure as to which category his or her concern relates, he or she may communicate it to any one of the independent directors in care of the Company’s Secretary at the Company’s headquarters address. These procedures may change from time to time. Stockholders are encouraged to visit our website at www.walterinvestment.com for the most current means of contacting our directors.

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PROPOSAL NO. 1 – ELECTION OF DIRECTORS

RECENT CHANGES TO THE BOARD OF DIRECTORS

Since our last annual meeting, a number of changes were made to our Board of Directors.

◾	Effective June 30, 2016, Denmar J. Dixon, resigned from his position as a director and Vice Chairman of the Board of Directors of the Company, and George M. Awad, the founder and principal of Gibraltar Capital Corporation, was elected to fill the vacancy created by Mr. Dixon’s resignation.

◾	Mr. Awad’s prior leadership experience in the consumer finance sector and demonstrated record of business and professional accomplishments provides the Board of Directors with valuable insight and experience necessary to navigate the Company through its re-engineering and cost savings initiatives.

◾	Effective January 19, 2017, Mark J. O’Brien, James L. Pappas and Shannon E. Smith resigned from the Board of Directors of the Company and any committees on which they served, and Anthony N. Renzi, the Company’s Chief Executive Officer and President, Michael M. Bhaskaran, Chief Supply Chain Officer of Staples, Inc., and Neal P. Goldman, Managing Member of SAGE Capital Investments, LLC, were elected to fill such vacancies.

◾	Mr. Renzi’s extensive experience in mortgage banking combined with his current role as the Company’s Chief Executive Officer and President provides the Board of Directors with necessary insight into the Company’s day-to-day operations and progress on its strategic initiatives.

◾	Mr. Bhaskaran’s experience in business process engineering and developing innovative technological solutions across numerous industries is beneficial in guiding the Company’s strategic direction, particularly as it focuses on process efficiency, streamlining operations and technological innovation. Mr. Bhaskaran also brings a strong technology background to the Company’s Board of Directors.

◾	Mr. Goldman is an investment professional with over twenty-five years of experience working both as an investor and advisor on complex, process-intensive deals. Mr. Goldman provides the Board of Directors with extensive experience in strategic planning and necessary insight in overseeing liability management efforts.

DIRECTOR NOMINEES

Our Board of Directors currently consists of eleven directors, and effective immediately prior to the election of directors at the Annual Meeting, will be reduced to a size of eight directors.

Prior to the Company’s annual meeting of stockholders held in 2016 (the “2016 Annual Meeting”), our Board of Directors was divided into three classes, and directors were elected to staggered three-year terms. At the 2016 Annual Meeting, stockholders approved amendments to our charter and Bylaws to declassify the Board of Directors and provide for the annual election of directors. In connection with this approval, all of our directors who have been elected for terms scheduled to end at the 2018 and 2019 annual meeting of stockholders have provided letters of resignation, with such resignations from the Board of Directors to be effective immediately prior to the election of directors at the Annual Meeting.

Each director elected at the Annual Meeting shall hold office until the next annual meeting of stockholders, or until such director’s earlier death, resignation or removal. All of the director nominees included in this proxy statement have consented to be named as a nominee in this proxy statement and have indicated that they will be willing and able to serve as directors. If, prior to the Annual Meeting, any nominee becomes unwilling or unable to serve as a director, the Board of Directors may propose another person in place of that nominee, and the individuals designated as your proxies will vote to elect that proposed person. Alternatively, the Board of Directors may decide to reduce the number of directors constituting the full Board of Directors.

QUALIFICATIONS AND EXPERIENCE OF DIRECTOR NOMINEES

In considering each director nominee standing for election at the Annual Meeting, each of whom is also currently serving as a director, the Board of Directors and the Nominating and Corporate Governance Committee considered the requisite skills and characteristics discussed above under “Corporate Governance—Director Nomination Process.” The Board of Directors and the Nominating and

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Corporate Governance Committee also evaluated each of the nominee’s contributions to the Board of Directors, role in the operation of the Board of Directors as a whole and past attendance at meetings.

ARRANGEMENTS OR UNDERSTANDINGS RELATING TO THE SELECTION OF DIRECTOR NOMINEES

Daniel G. Beltzman, the managing member of the general partner of Birch Run, joined the Board of Directors in December 2015 following the announcement of, and pursuant to, a Letter Agreement among Walter Investment, Birch Run and Mr. Beltzman, dated November 16, 2015.

Vadim Perelman, the founder, managing member and Chief Investment Officer of Baker Street also joined the Board of Directors in December 2015 following the announcement of, and pursuant to, an Investor Agreement among Walter Investment, Baker Street and Mr. Perelman, dated November 22, 2015.

DIRECTOR NOMINEE BIOGRAPHIES

Set forth below are the biographies of our director nominees. All information is presented as of the date of this proxy statement.

George M. Awad

56 years old

Director since 2016

Independent

Chairman of the Board

George M. Awad has served as a director of the Company and Chairman of the Board since June 2016. He served as Interim Chief Executive Officer and President of the Company from June 2016 through September 2016. Mr. Awad is the founder and principal of Gibraltar Capital Corporation, a wealth management and advisory firm providing investment and business advice to wealthy, internationally-based families. Mr. Awad has extensive operating experience in running large, global businesses across the full suite of consumer financial services products, including senior leadership roles with GE Capital (1988-2006) and Citigroup, Inc. (2006-2011), with work experience in over 50 countries. Most recently, Mr. Awad served as CEO, Consumer Finance for Citigroup, with prior positions as CEO, North America Cards and CEO, Global Consumer Group EMEA. At GE Capital, Mr. Awad held the position of Senior Vice President Sales & Marketing for GE Money from 2000 through 2006, and was promoted to GE Officer in 2004. He has served as a director of TransUnion since November 2013, and as a member of its Audit and Compliance Committee since 2013. Mr. Awad received his MBA in Finance from the University of Pittsburgh in Pennsylvania and holds a B.S. in Civil Engineering from the American University of Beirut.

Specific Expertise: Mr. Awad is a highly accomplished executive with exceptional operating experience in running large, global businesses across the full suite of consumer financial services products. He provides significant insight to the Board of Directors on a broad array of matters, including strategic planning, Board leadership, governance and risk management.

Daniel G. Beltzman

42 years old

Director since 2015

Independent

Compensation and Human Resources Committee (Member)

Compliance Committee (Member)

Finance Committee (Member)

Nominating and Corporate Governance Committee (Chair)

Daniel G. Beltzman has served as a director since December 2015, and previously served as Chairman of the Board from February 2016 through June 2016. He has served as a member of the Compensation and Human Resources Committee since 2015, a member of the Compliance Committee since March 2016, a member of the Nominating and Corporate Governance Committee since 2015, and

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as a member of the Finance Committee since March 2016. Mr. Beltzman co-founded Birch Run Capital Advisors, LP, an investment advisor headquartered in New York and has served as its Manager and General Partner since 2006. Birch Run focuses on value-based opportunities in public or private equity or debt securities and looks to stand behind management teams and boards in their efforts to build successful and sustainable businesses. Prior to managing investments, Mr. Beltzman was an analyst at Deutsche Bank Securities, Inc. and an associate at Bank of America Securities, LLC focusing on equity research and mergers and acquisitions. Thereafter, he founded Build Europe Technologies, an entrepreneurial venture that provided services to help European homebuilders more efficiently manage their supply chains. Before founding Birch Run, Mr. Beltzman worked with a boutique investment firm specializing in joint venture equity and mezzanine debt for real estate ventures. Mr. Beltzman has served as a director on the board of Regis Corporation, a hair salon chain, since August 2012. Mr. Beltzman holds a B.B.A and M.Acc. from the University of Michigan.

Specific Expertise: Mr. Beltzman’s financial experience and expertise, as well as his perspective as a longstanding significant stockholder of the Company, contribute valuable insights to the Board of Directors and the committees on which he serves.

Michael M. Bhaskaran

47 years old

Director since 2017

Independent

Audit Committee (Member)

Compliance Committee (Member)

Michael M. Bhaskaran has served as a director since January 2017. He has served as the Chief Supply Chain Officer of Staples, Inc., a retail provider of office supplies, furniture and equipment, since 2015. From 2013 to 2015, Mr. Bhaskaran served as Chief Operating Officer and Chief Information Officer of Beyondtherack.com, where he was responsible for global logistics, transportation, fulfillment and technology. In March 2016, Beyondtherack.com filed a demand in the Superior Court of Quebec seeking protection under the Companies’ Creditors Arrangement Act, and Richter Advisory Group Inc. was appointed by the court to serve as monitor. Prior thereto, Mr. Bhaskaran served as Vice President, Global Logistics of Starbucks Corporation from 2012 to 2013 and Director of Global Transportation Operations & Technology of Amazon.com, Inc. from 2007 to 2012. Mr. Bhaskaran received a B.S. from Nagarjuna University in India, M.S. in Industrial Technology & Engineering from Utah State University and M.B.A. from Purdue University.

Specific Expertise: Mr. Bhaskaran’s experience in business process engineering and developing innovative technological solutions across numerous industries is beneficial in guiding the Company’s strategic direction, particularly as it focuses on process efficiency, streamlining operations and technological innovation. Mr. Bhaskaran also brings a strong technology background to the Company’s Board of Directors.

Alvaro G. de Molina

59 years old

Director since 2012

Independent

Audit Committee (Member)

Compensation and Human Resources Committee (Member)

Finance Committee (Member)

Alvaro G. de Molina has served as a director since September 2012. Prior to serving on the Board of Directors, Mr. de Molina served as the Chief Executive Officer of Ally Financial Inc., previously known as GMAC Inc. (“GMAC”), an automotive financing, corporate and home loan company, beginning in April 2008, and on the Board of Directors of GMAC beginning in March 2009, until resigning from both positions in November 2009. Prior to joining GMAC, Mr. de Molina was with Cerberus Capital Management, L.P., a private investment firm, and prior thereto Mr. de Molina had a 17-year career at Bank of America Corporation (“Bank of America”) where he held a number of positions in senior management, including Chief Financial Officer, Chief Executive Officer of Banc of America Securities, President of Global Corporate and Investment Banking and Corporate Treasurer. Before joining Bank of America, Mr. de Molina served in the lead financial role for emerging markets at J.P. Morgan Chase & Co. Mr. de Molina began his career at PwC. Mr. de Molina has served on the board of Regional Management Corp., a consumer finance company (where he serves as lead director and a member of the Compensation and Human Resources Committee, Corporate Governance and Nominating and Corporate Governance Committee and Audit Committee) since 2002 and previously served on the board of Duke University’s Fuqua School of Business. Mr. de Molina holds a bachelor’s degree in accounting from Fairleigh Dickinson University and a master’s degree in business administration from Rutgers Business School.

2017 Proxy Statement	Walter Investment	• 19

Specific Expertise: Mr. de Molina brings over thirty years of experience in financial services, banking and capital markets. Because of his accounting and financial background, Mr. de Molina qualifies as an audit committee financial expert.

Neal P. Goldman

47 years old

Director since 2017

Independent

Audit Committee (Member)

Compensation and Human Resources Committee (Chair)

Compliance Committee (Member)

Finance Committee (Member)

Neal P. Goldman has served as director since January 2017. Mr. Goldman is currently the Managing Member of SAGE Capital Investments, LLC, a consulting firm specializing in independent board of director services, turnaround consulting, strategic planning, and special situation investments. Mr. Goldman was a Managing Director at Och Ziff Capital Management, L.P. from 2014 to 2016 and a Founding Partner of Brigade Capital Management, LLC from 2007 to 2012, which he helped build to over $12 billion in assets under management. Prior to this, Mr. Goldman was a Portfolio Manager at Mackay Shields, LLC and also held various positions at Salomon Brothers Inc., both as a mergers and acquisitions banker and as an investor in the high yield trading group. Throughout his career, Mr. Goldman has held numerous board representations including roles as an independent member of the boards of directors of Lightsquared, Inc., Pimco Income Strategy Fund I & II, and Catalyst Paper Corporation as well as a member of the boards of directors of Jacuzzi Brands and NII Holdings, Inc. Since October 2016, Mr. Goldman has served on the board of directors of Midstates Petroleum Company, Inc., an independent exploration and production company. Mr. Goldman received a B.A. from the University of Michigan and a M.B.A. from the University of Illinois.

Specific Expertise: Mr. Goldman has over twenty-five years of experience working both as an investor and advisor on complex, process-intensive deals. He has served on numerous boards of directors, for both healthy and distressed companies, and has been directly involved in strategic planning, stockholder outreach and overseeing liability management efforts. Mr. Goldman also has particular experience with special situation investments serving a wide array of clients, including private equity sponsors, boards of directors, mutual funds and alternative asset managers.

William J. Meurer

73 years old

Director since 2009

Independent

Audit Committee (Chair)

William J. Meurer has served as a director of the Company since April 2009. He has served as a member and Chair of the Audit Committee since 2009. Prior to serving on the Board of Directors of the Company, Mr. Meurer was elected to the Board of Managers of JWH Holding Company, LLC (“JWHHC”), a wholly-owned subsidiary of Walter Industries, Inc., in anticipation of the spin-off of Walter Investment Management, LLC (“WIM”) from Walter Industries, Inc. (now known as Walter Energy, Inc.). Previously, Mr. Meurer was employed for 35 years with Arthur Andersen LLP where he served most recently as the Managing Partner for Arthur Andersen’s Central Florida operations. Since retiring from Arthur Andersen in 2000, Mr. Meurer has been a private investor and consultant. Mr. Meurer has also served on the Board of Trustees for LifeLink Foundation, Inc. since 2008, as a member of the board of directors of Sykes Enterprises, Incorporated, a business process outsourcing company, since 2000 (where he is also the Chairman of the Audit Committee and member of the Nominating and Corporate Governance Committee and Finance Committee), and as a member of the board of directors of the Eagle Family of Mutual Funds since 2003.

Specific Expertise: Mr. Meurer has taken an active role in the Company’s business since his election to the Board of Managers of JWHHC in December 2008. He is a CPA with an extensive accounting and financial background, and the Board of Directors has designated him as the Chair of the Audit Committee and as our sole audit committee financial expert.

2017 Proxy Statement	Walter Investment	• 20

Vadim Perelman

34 years old

Director since 2015

Independent

Compensation and Human Resources Committee (Member)

Compliance Committee (Member)

Finance Committee (Chair)

Nominating and Corporate Governance Committee (Member)

Vadim Perelman has served as a director since December 2015. He has served as a member of the Compensation and Human Resources Committee since 2015, a member of the Compliance Committee since 2015, a member of the Nominating and Corporate Governance Committee since 2015, and as a member and Chair of the Finance Committee since March 2016. Mr. Perelman is the founder and has served as the Managing Member and Chief Investment Officer of Baker Street Capital Management, LLC, the investment manager of Baker Street Capital L.P. (“BSC LP”), a private investment partnership, since its inception in 2009. Mr. Perelman also serves as the Managing Member of Baker Street Capital GP, LLC, which serves as the general partner of BSC LP. From 2007 to 2009, Mr. Perelman worked as a senior analyst at Force Capital Management, a fundamental value-focused investment fund. Mr. Perelman previously served on the boards of directors of USA Truck, Inc. from 2014 to 2015, Xyratex Ltd. from 2013 to 2014, Tix Corporation from 2011 to 2013 and Unilens Vision Inc. from 2011 to 2013. He holds a B.A. in Economics and Computer Science from the University of California, Berkeley.

Specific Expertise: Mr. Perelman’s financial experience and expertise, as well as his perspective as a significant stockholder of the Company, contribute valuable insights to the Board of Directors and the committees on which he serves.

Anthony N. Renzi

53 years old

Director since 2017

Chief Executive Officer and President

Anthony N. Renzi has served as the Chief Executive Officer and President of the Company since September 2016 and a director since January 2017. Mr. Renzi served as the Chief Operating Officer, Managing Director and Head of Operations for Citi’s North America Retail Bank, Commercial Bank and CitiMortgage from 2012 to 2016. In that capacity he provided executive operations leadership for customer contact centers, core banking and mortgage operations, branch operations support, investor reporting/servicing accounting, default operations and servicing technology. Mr. Renzi also served as a director for CitiMortgage. With over 30 years of experience in mortgage banking, he is an accomplished executive with demonstrated success creating and leading top national financial services organizations, including serving as the Executive Vice President of the Single Family Business, Operations and Technology at Freddie Mac from 2010 to 2012. He served as the Chief Operating Officer and director of GMAC Residential Capital and the President of GMAC Mortgage from 2008 to 2010; as Chief Operating Officer of GMAC Mortgage, Residential Finance Group from 2006 to 2008; and in various leadership positions in the lending and servicing businesses of GMAC Mortgage from 1986 through 2006. Mr. Renzi earned a Bachelor’s Degree in Business Administration from Holy Family University in Philadelphia and an MBA from Philadelphia University.

Specific Expertise: Mr. Renzi has over 30 years of experience in mortgage banking, including leading core banking and mortgage servicing operations. Mr. Renzi’s direct responsibility for leading the Company’s operations and executing upon its strategic initiatives provides the Board of Directors with significant knowledge as to the Company’s current challenges and opportunities.

The Board of Directors recommends that you vote “FOR” the election of each of the director nominees named in this proxy statement.

2017 Proxy Statement	Walter Investment	• 21

DIRECTOR COMPENSATION

The Compensation and Human Resources Committee of the Board of Directors recommends to the full Board of Directors for approval the amount and composition of Board of Directors compensation for non-employee directors (the “Director Compensation Program”). Directors who are our employees are not compensated for their service on the Board of Directors. The Compensation and Human Resources Committee reviews the significance and appropriateness of each of the components of the Director Compensation Program at least annually. The Compensation and Human Resources Committee’s independent consulting firm, Meridian, advised the Committee with respect to director compensation for the May 2016 through May 2017 compensation year. The objectives of the Compensation and Human Resources Committee are to compensate directors in a manner that closely aligns the interests of directors with those of our stockholders, to attract and retain highly qualified directors and to structure and set total compensation in such a manner and at such levels that will not call into question any director’s objectivity.

It is the Board of Directors’ practice to provide a mix of cash and equity-based compensation to non-employee directors, as discussed below.

ELEMENTS OF DIRECTOR COMPENSATION

Non-employee directors were compensated as follows for 2016:

Compensation Element
Annual Cash Retainer	$75,000
Stock Awards	$130,000 of immediately vested and settled restricted stock units (“RSUs”) granted on June 9, 2016, with the number of RSUs determined based on a price of $4.04, which was the average of the high and the low selling price of our Common Stock as reported on the NYSE on the date of grant.
Committee Chair Cash Retainer (in addition to member retainer)

$35,000 for the Audit Committee

$20,000 for the Compensation and Human Resources Committee

$20,000 for the Compliance Committee

$15,000 for the Nominating and Corporate Governance Committee

No cash retainer for Finance Committee

Committee Member Cash Retainer

$15,000 for the Audit Committee

$10,000 for the Compensation and Human Resources Committee

$10,000 for the Compliance Committee

No cash retainer for the Nominating and Corporate Governance Committee

No cash retainer for Finance Committee

Independent Chairman Cash Retainer	$50,000 (in addition to Annual Cash Retainer)

Cash retainers are generally paid in quarterly installments during the first month of the calendar quarter. Our non-employee directors do not receive any non-equity incentive plan compensation or have any non-qualified deferred compensation earnings. We provide our directors with directors’ and officers’ liability insurance as part of our corporate insurance policies. We also reimburse our directors for reasonable travel and related fees and expenses incurred in connection with their participation in Board of Directors or Board of Directors committee meetings.

2017 Proxy Statement	Walter Investment	• 22

DIRECTOR COMPENSATION FOR 2016

Consistent with the compensation elements discussed above, the below table summarizes the 2016 compensation of all of our non-employee directors other than Messrs. Awad and Dixon, who are 2016 named executive officers. The compensation for Messrs. Awad and Dixon is discussed under the section titled “Compensation Discussion and Analysis” and related tables. All amounts are calculated and presented in accordance with SEC disclosure rules.

Name	Fees Earned or Paid in Cash($)(3)	Stock Awards($)(4)	Total($)
DANIEL G. BELTZMAN(1)	123,158	142,733	265,891
STEVEN R. BERRARD	100,219	130,000	230,219
ELLYN L. BROWN	107,390	130,000	237,390
ALVARO G. DE MOLINA	110,000	130,000	240,000
WILLIAM J. MEURER	125,000	130,000	255,000
MARK J. O’BRIEN(2)	75,000	130,000	205,000
JAMES L. PAPPAS(2)	110,000	130,000	240,000
VADIM PERELMAN(1)	101,123	142,733	243,856
SHANNON E. SMITH(2)	104,781	130,000	234,781
MICHAEL T. TOKARZ	84,890	130,000	214,890

(1) Messrs. Beltzman and Perelman were appointed to the Board of Directors effective December 7, 2015 and to various committees of the Board of Directors effective December 14, 2015. Each of our Letter Agreement with Birch Run and Mr. Beltzman and Investor Agreement with Baker Street and certain of its affiliates provide that Messrs. Beltzman and Perelman, respectively, shall be entitled to the same compensation arrangements as apply to all independent directors of the Company. Accordingly, on June 9, 2016, each of Messrs. Beltzman and Perelman received an additional $5,137 in cash and 3,152 immediately vested and settled RSUs which reflect pro rata payments for service during the 2015-2016 director compensation year.

(2) Messrs. O’Brien and Smith and Dr. Pappas resigned from the Board of Directors, effective January 19, 2017.

(3) Fees Earned or Paid in Cash to our non-employee directors (other than Messrs. Awad and Dixon) during 2016 consist of the following annual and additional retainer fees:

Name	Annual Retainer($)	Committee and Board Chair Retainer($)	Committee Member Retainer($)	Total Fees Earned or Paid in Cash($)
DANIEL G. BELTZMAN	80,137	24,918	18,103	123,158
STEVEN R. BERRARD	75,000	15,219	10,000	100,219
ELLYN L. BROWN	75,000	20,000	12,390	107,390
ALVARO G. DE MOLINA	75,000	—	35,000	110,000
WILLIAM J. MEURER	75,000	35,000	15,000	125,000
MARK J. O’BRIEN	75,000	—	—	75,000
JAMES L. PAPPAS	75,000	—	35,000	110,000
VADIM PERELMAN	80,137	—	20,986	101,123
SHANNON E. SMITH	75,000	4,781	25,000	104,781
MICHAEL T. TOKARZ	75,000	7,500	2,390	84,890

(4) Represents the aggregate grant date fair value of RSU awards, computed in accordance with Financial Accounting Standards Board of Directors (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation – Stock Compensation, without taking into account estimated forfeitures, if any. The assumptions made when calculating the amounts are found in Note 25, “Share-Based Compensation” of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016.

2017 Proxy Statement	Walter Investment	• 23

The aggregate number of RSU awards and option awards outstanding at the end of 2016 for each of our non-employee directors (other than Messrs. Awad and Dixon) was as follows:

Name	Aggregate Number of RSU Awards Outstanding as of December 31, 2016	Aggregate Number of Option Awards Outstanding as of December 31, 2016
DANIEL G. BELTZMAN	—	—
STEVEN R. BERRARD	—	9,665
ELLYN L. BROWN	—	15,193
ALVARO G. DE MOLINA	—	—
WILLIAM J. MEURER	—	—
MARK J. O’BRIEN(a)	56,129	667,271
JAMES L. PAPPAS	—	—
VADIM PERELMAN	—	—
SHANNON E. SMITH	—	19,971
MICHAEL T. TOKARZ	—	19,971

(a) Reflects RSU awards and option awards granted to Mr. O’Brien in connection with his service as Chief Executive Officer of the Company from April 2009 through October 2015.

2017 Proxy Statement	Walter Investment	• 24

BENEFICIAL OWNERSHIP

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the federal securities laws, our directors, executive officers and beneficial owners of more than 10% of our Common Stock are required within a prescribed period of time to report to the SEC transactions and holdings in our Common Stock. Based solely on a review of the copies of these forms received by us and on written representations from certain reporting persons that no Form 5 was required to be filed, we believe that during 2016 all of these filing requirements were satisfied in a timely manner, except for a Form 3/A filed by Mr. Perelman on August 9, 2016 amending the Form 3 originally filed with the SEC on June 22, 2015 to report an additional 9,250 shares directly owned by Mr. Perelman and Baker Street and a Form 4 filed by Mr. Perelman on August 9, 2016 to report an involuntary sale of shares occurring on four separate dates in March and April of 2016.

BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

To our knowledge, except as otherwise indicated, each of the persons listed below has sole voting and investment power with respect to the shares beneficially owned by him or her. For purposes of the table below, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), pursuant to which a person is deemed to have “beneficial ownership” of any shares that such person has the right to acquire within 60 days. For purposes of computing the percentage of outstanding Common Stock held by each person or group of persons named below, any shares that such person or group of persons has the right to acquire within 60 days after of the record date are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person or group of persons.

The following beneficial ownership table sets forth information regarding the beneficial ownership of our Common Stock held by: (1) each of our current directors, director nominees and named executive officers; and (2) all of our current directors and current executive officers as a group. All ownership information is presented as of March 7, 2017, the record date.

Name	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned
Anthony N. Renzi	—	*
George M. Awad	166,667	*
Denmar J. Dixon(1)	723,885	1.97%
Gary L. Tillett(2)	53,104	*
Jeffrey P. Baker	—	*
Jonathan F. Pedersen(3)	34,165	*
Alfred W. Young, Jr.	—	*
David C. Schneider(4)	30,862	*
Sheryl L. Newman(5)	65,927	*
Daniel G. Beltzman(6)	7,510,269	20.62%
Steven R. Berrard(7)	80,628	*
Michael M. Bhaskaran	10,726	*
Ellyn L. Brown(8)	72,908	*
Alvaro G. de Molina(9)	72,570	*
Neal P. Goldman	10,726	*
William J. Meurer	66,964	*
Vadim Perelman(10)	8,715,804	23.93%
Michael T. Tokarz(11)	227,375	*
All current directors and executive officers as a group (15 persons)(12)	16,987,741	46.58%

* Less than 1%.

2017 Proxy Statement	Walter Investment	• 25

(1) Based on the Company’s records as of Mr. Dixon’s effective resignation date, including any equity vested or retained pursuant to the Dixon Separation Agreement (as defined herein), includes 374,796 shares of our Common Stock issuable with respect to currently exercisable options or options that will become exercisable within 60 days of March 7, 2017 and 27,025 shares of our Common Stock issuable with respect to RSUs that will settle within 60 days of March 7, 2017. 230,091 of Mr. Dixon’s owned shares are held in a margin account. Owned shares include: (x) 155,091 shares held in a joint account with his spouse, over which Mr. Dixon shares voting and investment power with his spouse, and (y) 3,529 shares owned indirectly by the Richard Dixon Inter Vivos Trust. Mr. Dixon is a co-trustee of such trust, is deemed to beneficially own such shares and shares voting and investment power over such shares with the co-trustee of the trust.

(2) Includes 8,697 shares of our Common Stock issuable with respect to RSUs that will vest within 60 days of March 7, 2017.

(3) Includes 9,789 shares of our Common Stock issuable with respect to RSUs that will vest within 60 days of March 7, 2017.

(4) Based on the Company’s records as of Mr. Schneider’s separation date, includes 21,505 shares of our Common Stock held indirectly by Schneider Living Trust.

(5) Based on the Company’s records as of Ms. Newman’s separation date, including any equity accelerated pursuant to the Newman Separation Agreement (as defined herein), includes 64,220 shares of our Common Stock issuable with respect to currently exercisable options or options that will become exercisable within 60 days of March 7, 2017.

(6) Based on the most recently available Schedule 13D filed with the SEC on November 18, 2015 by Birch Run and Form 4 filed by Mr. Beltzman with the SEC on June 10, 2016, the number of shares reported includes: (a) 7,474,587 shares of Common Stock, directly held collectively by Birch Run Capital Partners, LP, Walloon BRC, LP, and Pike BRC, LP (collectively, the “Funds”); and (b) 35,682.41 shares of Common Stock directly held by Mr. Beltzman. Pursuant to management agreements among Birch Run, the Funds, and their respective general partners, Birch Run has complete and unlimited discretion and authority with respect to the Funds’ investments and voting power over investments. BRC Advisors GP, LLC (“Birch Run GP”), as general partner of Birch Run, together with Daniel G. Beltzman and Gregory Smith, as co-Managing Members of Birch Run GP, the limited partners of Birch Run, and Birch Run may be deemed to share voting and dispositive power of such securities. Birch Run GP, Daniel G. Beltzman, Gregory Smith and Birch Run, disclaim beneficial ownership of the reported securities except to the extent of their pecuniary interest therein. Mr. Beltzman exercises sole voting and dispositive power over the shares of Common Stock directly held by him.

(7) Includes 9,665 shares of our Common Stock issuable with respect to currently exercisable options or options that will become exercisable within 60 days of March 7, 2017. Includes 21,144 shares held indirectly by Berrard Holdings Limited Partnership in a margin account. Berrard Holdings, LLC (of which Steven R. Berrard is the sole member manager) is the general partner of, and ESCAM TRUST No. 0121526 (of which Steven R. Berrard is the Settlor) is the limited partner of, Berrard Holdings Limited Partnership.

(8) Includes 15,193 shares of our Common Stock issuable with respect to currently exercisable options or options that will become exercisable within 60 days of March 7, 2017.

(9) Includes 25,000 shares of our Common stock held in a margin account.

(10) Based on the most recently available Schedule 13D/A filed with the SEC on November 23, 2015 by Baker Street and Form 4 filed by Mr. Perelman with the SEC on August 9, 2016, the number of shares reported includes: (a) 7,325,898 shares of Common Stock beneficially owned by BSC LP, (b) 1,351,626 shares of Common Stock beneficially owned by Baskerville SPV, L.P. (“Baskerville SPV”) and (c) 38,280 shares of Common Stock directly held by Mr. Perelman. Baker Street Capital GP, LLC (“Baker Street Capital GP”), as the general partner of each of BSC LP and Baskerville SPV, may be deemed to beneficially own the Common Stock owned by BSC LP and Baskerville SPV. Baker Street, as the investment manager of each of BSC LP and Baskerville SPV, may be deemed to beneficially own the Common Stock owned by BSC LP and Baskerville SPV. Mr. Perelman, as the managing member of each of Baker Street Capital GP and Baker Street, may be deemed to beneficially own the Common Stock owned by BSC LP and Baskerville SPV. By virtue of their respective positions with BSC LP, each of Baker Street Capital GP, Baker Street and Mr. Perelman may be deemed to have the sole power to vote or direct the vote of, and to dispose or direct the disposition of, the Common Stock directly owned by BSC LP. By virtue of their respective positions with Baskerville SPV, each of Baker Street Capital GP, Baker Street and Mr. Perelman may be deemed to have the sole power to vote or direct the vote of, and to dispose or direct the disposition of, the Common Stock directly owned by Baskerville SPV. Mr. Perelman exercises sole voting and dispositive power over the shares of Common Stock directly held by him.

(11) Includes 19,971 shares of our Common Stock issuable with respect to currently exercisable options or options that will become exercisable within 60 days of March 7, 2017.

(12) Includes 44,829 shares of our Common Stock issuable with respect to currently exercisable options or options that will become exercisable within 60 days of March 7, 2017 and 8,697 shares of our Common Stock issuable with respect to RSUs that will vest within 60 days of March 7, 2017.

2017 Proxy Statement	Walter Investment	• 26

BENEFICIAL OWNERSHIP OF MORE THAN 5%

Based on information available as of March 7, 2017 the only persons known by us to be a beneficial owner of more than 5% of our Common Stock were as follows:

Name and Address of Beneficial Owner	Shares Beneficially Owned	% Shares Beneficially Owned
Baker Street Capital Management, LLC and affiliates(1) 12400 Wilshire Blvd., Suite 940 Los Angeles, CA 90025	8,715,804	23.93%
Birch Run Capital Advisors, LP and affiliates(2) 1350 Broadway, Suite 2215 New York, NY 10018	7,510,269	20.62%
NewSouth Capital Management, Inc.(3) 999 S. Shady Grove Rd., Suite 501 Memphis, Tennessee 38120	3,169,503	8.70%
Raging Capital Management, LLC (4) Ten Princeton Avenue, P.O. Box 228 Rocky Hill, NJ 08553	2,544,204	6.99%
GoodHaven Capital Management, LLC(5) 4940 SW 83rd Street Miami, FL 33143	1,823,063	5.01%

(1) Based on the most recently available Form 4 filed with the SEC on August 9, 2016, the number of shares reported includes: (a) 7,325,898 shares of Common Stock beneficially owned by Baker Street Capital L.P.; (b) 1,351,626 shares of Common Stock beneficially owned by Baskerville SPV, L.P. and (c) 38,280 shares of Common Stock directly held by Mr. Perelman. Baker Street Capital GP, LLC, as the general partner of each of BSC LP and Baskerville SPV, may be deemed to beneficially own the Common Stock owned by BSC LP and Baskerville SPV. Baker Street, as the investment manager of each of BSC LP and Baskerville SPV, may be deemed to beneficially own the Common Stock owned by BSC LP and Baskerville SPV. Mr. Perelman, as the managing member of each of Baker Street Capital GP and Baker Street may be deemed to beneficially own the Common Stock owned by BSC LP and Baskerville SPV. By virtue of their respective positions with BSC LP, each of Baker Street Capital GP, Baker Street and Mr. Perelman may be deemed to have the sole power to vote or direct the vote of, and to dispose or direct the disposition of, the Common Stock directly owned by BSC LP. By virtue of their respective positions with Baskerville SPV, each of Baker Street Capital GP, Baker Street and Mr. Perelman may be deemed to have the sole power to vote or direct the vote of, and to dispose or direct the disposition of, the Common Stock directly owned by Baskerville SPV. Mr. Perelman exercises sole voting and dispositive power over the shares of Common Stock directly held by him.

(2) Based on the most recently available Schedule 13D filed with the SEC on November 18, 2015 by Birch Run and Form 4 filed by Mr. Beltzman with the SEC on June 10, 2016, the number of shares reported includes: (a) 7,474,587 shares of Common Stock, directly held collectively by the Funds; and (b) 35,682.41 shares of Common Stock directly held by Mr. Beltzman. Pursuant to management agreements among Birch Run, the Funds, and their respective general partners, Birch Run has complete and unlimited discretion and authority with respect to the Funds’ investments and voting power over investments. Birch Run GP, as general partner of Birch Run, together with Daniel G. Beltzman and Gregory Smith, as co-Managing Members of Birch Run GP, the limited partners of Birch Run, and Birch Run may be deemed to share voting and dispositive power of such securities. Birch Run GP, Daniel G. Beltzman, Gregory Smith and Birch Run, disclaim beneficial ownership of the reported securities except to the extent of their pecuniary interest therein. Mr. Beltzman exercises sole voting and dispositive power over the shares of Common Stock directly held by him.

(3) Based on the most recently available Schedule 13G/A filed with the SEC on February 8, 2017, the number of shares reported includes: (a) 2,174,961 shares of Common Stock over which NewSouth Capital Management, Inc. (“NewSouth”) has sole voting power; (b) 3,169,503 shares of Common Stock over which NewSouth has sole dispositive power; and (c) 19,678 shares of Common Stock managed by NewSouth through a Thomas Weisel Partners Investment Management Consulting Program whereby accounts are placed with NewSouth for management.

(4) Based on the most recently available Schedule 13G filed with the SEC on February 14, 2017, by Raging Capital Management, LLC (“Raging Capital”) and William C. Martin, the Chairman Chief Investment Officer and Managing Member of Ranging Capital. The number of shares reported consists entirely of shares over which Raging Capital Management, LLC has shared voting and dispositive power.

(5) Based on the most recently available Schedule 13G/A filed with the SEC on February 10, 2017, the number of shares reported includes: (a) 1,506,490 shares of Common Stock over which GoodHaven Capital Management, LLC (“GoodHaven”) has sole voting power; and (b) 1,823,063 shares of Common Stock over which GoodHaven has sole dispositive power.

2017 Proxy Statement	Walter Investment	• 27

MANAGEMENT

Executive Officers Who Are Not Directors

The following sets forth certain biographical information regarding our executive officers. Unless otherwise noted, information is presented as of the date of this proxy statement. Biographical information about Mr. Renzi, who is both a director and an executive officer, may be found under “Proposal No. 1—Election of Directors” above. None of our directors and/or executive officers is related to any other director and/or executive officer of the Company by blood, marriage or adoption.

Gary L. Tillett

57 years old

Executive Vice President and Chief Financial Officer

Gary L. Tillett has served as Executive Vice President and Chief Financial Officer since March 2014. Prior to joining the Company, Mr. Tillett was employed by PwC for over 31 years. He most recently served as PwC’s partner responsible for the firm’s New York Metro Transaction Services practice. Prior to serving in the New York Metro Transaction Services leadership role, Mr. Tillett had responsibility for the firm’s Transaction Service practice in the Financial Services sector. Mr. Tillett advised clients on transactions involving companies in the Financial Services space, with significant recent experience in the mortgage, banking and consumer lending areas, including leading the PwC Advisory team in assisting the Company with the acquisition of GTCS Holdings LLC (“Green Tree Holdings”) in 2011. Prior to joining Transaction Services in 1998, Mr. Tillett worked in the audit practice primarily focused on public companies in the financial services industry. Mr. Tillett holds a Bachelor of Science degree in accounting from the University of Texas at Dallas, a Masters of Business Administration from the University of Manchester, and is a Certified Public Accountant.

Jeffrey P. Baker

54 years old

President of Reverse Mortgage Solutions, Inc., a wholly owned subsidiary of the Company

Jeffrey P. Baker has served as President of Reverse Mortgage Solutions, Inc., a subsidiary of the Company, since October 2016 and as a consultant for the Company from July 2015 to October 2016. Mr. Baker came to the Company with more than 15 years of experience as an executive and board member of both public and private companies and spent 17 years at PwC where he served in a variety of client service roles and as a partner in the Chairman’s office. Prior to joining the Company, Mr. Baker was the co-founder and Chief Executive Officer of Mayday Capital Advisors, LLC, a restructuring firm. From 2011 to 2015, Mr. Baker served as the Turnaround and Restructuring Practice Leader for Wipfli LLP, a business consulting, accounting and professional services firm. Mr. Baker received his Bachelors of Business Administration from Texas A&M University.

Elizabeth F. Monahan

49 years old

Senior Vice President and Chief Human Resources Officer

Elizabeth F. Monahan has served as Senior Vice President and Chief Human Resources Officer of the Company since November 2016. From 2015 until joining the Company, Ms. Monahan served as the Leader of Human Resources of Assero Services, LLC, a national field service company providing property preservation, maintenance and other residential property services to financial institutions. In this capacity, Ms. Monahan was responsible for creating the human resources and related administrative functions, including management development and labor safety programs. Ms. Monahan served as Vice President and Global Head of Human Resources at Quintiq, a software company providing supply chain planning and optimization software solutions, from 2013 to 2015, and Senior Vice President and Director of Human Resources for Homeward Residential Inc. from 2011 to 2013. Prior to this, Ms. Monahan held various human resources leadership positions with CorpTalk, De Lage Landen and GMAC Residential Finance Group. During her time at GMAC Residential Finance Group, Ms. Monahan served as the senior human resources leader on acquisition teams for a number of acquisitions, including that of ditech.com. Ms. Monahan holds a Masters of Counseling Psychology from Rider University and a Bachelor of Science from Penn State University.

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Jonathan F. Pedersen

59 years old

Chief Legal Officer, General Counsel and Secretary

Jonathan F. Pedersen was the Chief Legal Officer, General Counsel and Secretary of the Company from November 2013 through March 24, 2017, the effective date of his resignation. Mr. Pedersen came to the Company with over 28 years of legal experience. Before joining the Company, Mr. Pedersen was General Counsel—Asia Pacific and Co-General Counsel for the Investment Banking Division with Credit Suisse Group AG, where he worked from 2006 to 2013. Prior to joining Credit Suisse Group AG, Mr. Pedersen was a partner at the law firms of Kirkland & Ellis LLP and Skadden, Arps, Slate, Meagher & Flom LLP. Mr. Pedersen holds a Bachelor’s degree from Princeton University and a Juris Doctorate from Yale Law School.

Alfred W. Young, Jr.

46 years old

Executive Vice President and Chief Risk and Compliance Officer

Alfred W. Young, Jr. has served as the Company’s Executive Vice President and Chief Risk and Compliance Officer since October 2016. From 2015 until joining the Company, Mr. Young served as Director of Risk Analytics at the Office of Comptroller of the Currency (the “OCC”), an independent bureau of the U.S. Department of the Treasury charged with regulating and supervising U.S. national banks and federal savings associations. In this role, Mr. Young was responsible for various risk-related supervisory functions and analyses, identifying risks to the national banking system and measuring the effectiveness of certain risk supervisory efforts, among other things. From 2008 to 2015, Mr. Young served as Consumer Credit Examination Lead at the OCC, where he was responsible for large and complex bank supervision and directed a multi-year review of the mortgage servicing activities of a global consumer bank. Mr. Young has a deep background in risk governance and federal regulatory experience, with particular experience in credit risk management, portfolio management, loan servicing, portfolio and bank acquisitions, modeling and analytics. In addition to his regulatory experience, from 1993 to 2008 Mr. Young held various compliance- and risk-related roles at midsize and large national banks. Mr. Young holds a Master of Business Administration from the University of Cincinnati and a Bachelor of Science in Business Administration from Fitchburg State University.

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COMPENSATION DISCUSSION AND ANALYSIS

In this section, we discuss the material elements of the Walter Investment executive compensation program for 2016 applicable to our named executive officers, including: an executive summary of the executive compensation program, which includes a discussion of the Company’s 2016 performance and its impact on the executive compensation program; the primary objectives and practices of our executive compensation program; the design and decisions surrounding each component of our executive compensation program; severance and change in control arrangements with respect to certain former officers; and finally, governance, risk management and other compensation-related matters.

NAMED EXECUTIVE OFFICERS

The Company’s named executive officers for the year ended December 31, 2016 are:

Name	Title
Anthony N. Renzi	Chief Executive Officer and President
George M. Awad	Former Interim Chief Executive Officer and President Chairman of the Board
Denmar J. Dixon	Former Chief Executive Officer and President Former Vice Chairman of the Board
Gary L. Tillett	Executive Vice President and Chief Financial Officer
Jeffrey P. Baker	President of Reverse Mortgage Solutions, Inc.
Jonathan F. Pedersen	Former Chief Legal Officer, General Counsel and Secretary
Alfred W. Young, Jr.	Executive Vice President and Chief Risk and Compliance Officer
David C. Schneider	Former Executive Vice President and Chief Operating Officer of the Company Former President, Ditech Financial LLC
Sheryl L. Newman	Former Executive Vice President and Chief Risk and Compliance Officer

The Company’s named executive officers include:

◾	Mr. Dixon, our former Vice Chairman of the Board, Chief Executive Officer and President, who resigned from such positions, effective June 30, 2016;

◾	Mr. Awad, our former Interim Chief Executive Officer and President, who served in such capacity from June 30, 2016 to September 11, 2016 and now continues as our Chairman of the Board of Directors;

◾	Mr. Schneider, who left the Company, effective October 12, 2016;

◾	Ms. Newman, who left the Company, effective October 13, 2016; and

◾	Mr. Pedersen, who resigned as an officer of the Company, effective March 24, 2017.

Under SEC rules, Messrs. Dixon, Awad and Schneider and Ms. Newman are required to be included in our compensation disclosures even though such individuals were not employees of the Company as of December 31, 2016.

EXECUTIVE SUMMARY

2016 COMPANY PERFORMANCE AND BUSINESS ENVIRONMENT

We experienced another challenging year, with mixed financial results and poor stock price performance in 2016. Our significant accomplishments and developments for the year included the following:

◾

New Leadership. The Company has undergone a period of significant leadership change over the past 18 months, both on the Board of Directors and on the senior management team. With respect to the Board of Directors, effective December 2015, we added two stockholder representatives to serve as directors, each with over 20% beneficial ownership of our common

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stock as of the date of their election. Since then, we have made further changes to the composition and leadership structure of the Board of Directors, including the appointment of an independent Chairman, the election of additional independent directors, the creation of a new Finance Committee and modification of committee composition to reflect the Company’s changing needs and circumstances.

Our senior management team has also experienced a significant amount of turnover during this time, most notably with respect to the Chief Executive Officer role. Beginning October 2015, Mark J. O’Brien retired and resigned as the Company’s Chief Executive Officer, a position he held since the Company was spun off from Walter Energy, Inc. in 2009. Upon Mr. O’Brien’s retirement, Denmar J. Dixon was promoted to Chief Executive Officer and President and held such position until June 30, 2016, the effective date of his resignation. Concurrent with Mr. Dixon’s departure, the Board of Directors elected George M. Awad to serve as the Company’s Interim Chief Executive Officer and President while the Board of Directors continued its search for a permanent CEO. Subsequently, Anthony N. Renzi was elected to the role of Chief Executive Officer and President, effective September 12, 2016. After beginning his new role, Mr. Renzi established a new management structure designed to flatten the organization, with the intent of making it leaner, more agile and more effective.

◾	Sale of Non-Core Assets and other Strategic Transactions. In 2016, we negotiated and executed a series of agreements with New Residential Mortgage LLC (“NRM”), a subsidiary of New Residential Investment Corp., whereby our wholly-owned subsidiary, Ditech Financial LLC, agreed to sell mortgage servicing rights with respect to a pool of mortgage loans and act as sub-servicer for such loans we did not sell and such additional mortgage loans as may be agreed upon from time to time. Pursuant to these agreements, during 2016, in various bulk sale transactions, we sold to NRM mortgage servicing rights relating to mortgage loans having an aggregate unpaid principal balance of $59.8 billion as of the applicable closing dates of such transactions, with subservicing retained. This relationship is a significant step in our move toward a “fee for service” model in the servicing business and our strategic objective of using capital efficiently.

Additionally, in December 2016, we executed a stock purchase agreement to sell our principal insurance agency and substantially all of our insurance agency business for a cash purchase price of $125.0 million, subject to adjustment, with potential earn-out payments of up to $25.0 million in cash, in each case, as specified in the purchase agreement. This transaction was completed on February 1, 2017 and is expected to reduce the complexity of our business operations and allow us to better focus on our process efficiency efforts to improve the performance of our core servicing and originations businesses.

◾	Operating Efficiencies and Cost Reductions. During 2016, we were able to, in certain instances, increase operating efficiency, streamline processes and capture cost reductions. In particular, we reduced headcount, exited certain regional servicing locations, consolidated IT staff and redesigned certain operational procedures. Further, during December 2016, a strategic decision was made by our management team to exit the reverse mortgage originations business, while maintaining our reverse mortgage servicing operations.

◾	Focus on Capital Structure. During 2016, we repurchased $7.2 million in principal balance of our senior secured term loan for $6.3 million and repurchased $47.5 million in principal balance of our outstanding convertible senior subordinated notes for $24.8 million as part of our efforts to strengthen our capital structure. Also, beginning in 2016, we engaged legal and financial restructuring advisors, and we have been reviewing a number of potential actions we may take to reduce our leverage.

These accomplishments were offset by the following:

◾	Poor Financial Results. For the year ended December 31, 2016, we reported a GAAP net loss of $529.2 million, or ($14.71) per share. This 2016 loss included goodwill and intangible assets impairment charges of $202.3 million after tax, non-cash charges of $140.7 million after tax resulting from fair value changes due to changes in valuation inputs and other assumptions and a $38.5 million valuation allowance recorded against our deferred tax asset. Our 2016 results also include disappointing operating performance in our Servicing segment and continued losses in our Reverse Mortgage segment.

◾	Servicing Performance and Rising Costs. By some measures, such as delinquency rates for our mortgage loan servicing portfolio, during 2016 our servicing performance deteriorated significantly relative to our past performance and to that of other servicers, following the introduction of new servicing technology, management changes, and other developments. Despite efforts to improve efficiencies and reduce expenses, certain other costs have risen or are expected to arise, including, for example, costs necessary to enhance the structure and effectiveness of our compliance and risk processes and associated programs across the Company.

Stockholders are directed to our Annual Report on Form 10-K for the year ended December 31, 2016, and in particular the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities” for a complete review of our 2016 performance.

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IMPACT OF PERFORMANCE AND ENVIRONMENT ON 2016 EXECUTIVE COMPENSATION

Our 2016 business and financial performance, combined with a number of important operational developments, significantly impacted the design of our 2016 executive compensation program and the timing of decisions related to such program.

◾	CEO Turnover and Leadership Changes. The Chief Executive Officer plays a considerable role in the development of the Company’s executive compensation program, including by making recommendations to the Compensation and Human Resources Committee on the compensation of other executive officers, identifying the Company’s strategic priorities to which compensation should be aligned, and providing general input and feedback with respect to compensation design, practices and objectives.

Additionally, the Board of Directors and the Compensation and Human Resources Committee, in connection with their responsibility of risk oversight and risk management, have final approval authority over executive compensation design and decisions. Given the various changes to the composition of the Board of Directors, its committees and its leadership structure, the Board of Directors and the Compensation and Human Resources Committee were acutely focused on the Company’s business and strategy and undertook a thorough review of the Company’s compensation practices prior to approval of compensation matters.

These various leadership changes, combined with the challenging business environment, had a significant impact on the design and the timing of the 2016 executive compensation program, as many compensation decisions which might typically be approved during the first quarter of the year were instead approved in the latter part of the year, and in some instances, as late as the fourth quarter of 2016.

◾	Retain Exceptional and Team-Oriented Leaders. In connection with the CEO transition described above, particularly during June through September of 2016 while the Board of Directors searched for a permanent Chief Executive Officer, many of our senior officers and employees took on considerably greater responsibility within the Company by: providing leadership to the organization and instilling confidence in employees; continuing to focus and execute upon our strategic priorities, such as completing the transactions with NRM and diligently pursuing cost-saving efficiencies; and maintaining integral business relationships with clients, counterparties and regulators.

◾	Attract Key Leaders. Following his election to the permanent role of Chief Executive Officer and President, Mr. Renzi established a new management structure designed to flatten the organization, with the intent of making it leaner, more agile and more effective. Accordingly, many of our 2016 compensation actions were intended to attract new leaders or promote existing leaders from within the organization.

◾	Poor Stock Performance. Our stock price has experienced a sharp decline over the last several years, causing the value of outstanding long-term equity awards issued in prior years to decline significantly, or in some instances, causing such awards to have no value at all. For example, in 2014, our executive officers and employees received 75% of the economic value of their long-term incentive award in the form of performance shares, pursuant to which performance was based upon relative total shareholder return over an approximate three-year performance period. The applicable performance period expired on December 31, 2016, and no shares were paid out under such awards as the performance level was below threshold. Similarly, in 2015, half of the long-term incentive award was granted in the form of performance shares, also tied to relative total shareholder return. The applicable performance period will expire on December 31, 2017 and will result in no pay out if the performance level is below threshold. Prior to 2014, executive officers received long-term incentive awards entirely in the form of stock options, many of which have been underwater following their applicable vesting date and therefore have no realizable value.

◾	Retention and Focus on the Future. Our Compensation and Human Resources Committee generally designs our executive compensation programs to be tied to performance, but also takes into account other relevant factors as the current business environment dictates. In prior years, a substantial portion of our executives’ compensation was tied to performance. For 2016, the Compensation and Human Resources Committee designed compensation to focus on the achievement of certain corporate and individual performance goals and improved stock price performance. Compensation decisions also reflected the need to retain key leaders and allow new leaders appropriate time to develop and execute a thoughtful and effective strategic plan. Mr. Renzi and our entire management team are committed to our stockholders, counterparties, employees and customers and are focused on creating long-term stockholder value.

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SUMMARY OF 2016 EXECUTIVE COMPENSATION ELEMENTS AND OBJECTIVES

The primary components of our executive compensation program for 2016, each as described in greater detail herein, are as follows:

Compensation Element	Form	Key Characteristics and Objectives
Base Salary	Cash	•	Fixed compensation.
		•	Designed to be competitive and appropriate for the regular, ongoing duties and responsibilities of each position.
		•	Attract, retain and motivate high quality executives to drive our success.
		•	Reward relevant experience, skills and competencies.
		•	Align with external market and provide internal pay equity.
Annual Bonus	Cash	•	Variable, short-term incentive.
		•	Designed to align actual pay-out with achievement of pre-established performance goals, including:
• corporate financial goals;
• corporate operating goals; and
• individual performance goals based on respective area of responsibility.
Long-term Equity Incentives	Stock Options	•	Align interests of executives with those of stockholders.
	Performance Shares	•	Retain executives through multi-year performance and/or vesting periods.
		•	Promote achievement of strategic objectives, as performance shares are only earned based on annual business plan targets.
Long-term Cash Awards	Cash	•	Retain executives during challenging periods through multi-year vesting periods.
Benefits and Perquisites	Other	•	Competitive employee benefits and limited perquisites for executives.
		•	Reflects minor portion of total compensation.

In addition to the compensation elements described above, certain named executive officers received other compensation awards depending on their individual circumstances, including sign-on awards or separation payments and benefits.

Compensation Element	Form	Key Characteristics and Objectives
Sign-on and Retention Awards	Cash Payments	•	Attract high quality executives to accept employment during period of low performance.
	Restricted Stock Units	•	Offset forfeited bonuses and unvested equity at prior employer.
	Long-Term Cash Award	•	Retain executives through multi-year vesting periods.
Separation Payments and Benefits	Cash Payments Restricted Stock Units	•	Provide contractual and negotiated separation payments and benefits to permit effective separation from service and ample protection of the Company’s interests.
Equity Acceleration

COMPENSATION OBJECTIVES AND PRACTICES

COMPENSATION OBJECTIVES

The Compensation and Human Resources Committee believes that a well-designed compensation program supports the achievement of the Company’s strategic goals and business plan, and as such goals and plans evolve, so should the Company’s compensation program and design. As discussed above under the section titled “Executive Summary—2016 Company Performance and Business Environment,” 2016 was a challenging year for the Company. Despite numerous accomplishments, such as entering into strategic transactions with NRM and the sale of substantially all of our insurance business, we had significant operating losses and poor stock price performance. Our 2016 executive compensation program was designed in response to these developments, both positive and negative, all with a focus on recruiting and retaining leaders who are capable of driving the Company’s future performance.

COMPENSATION PRACTICES

The Compensation and Human Resources Committee, with the assistance of our Human Resources Department and the Committee’s independent compensation consultant, stays abreast of current and developing corporate governance standards and trends with respect to executive compensation and adjusts the various elements of our executive compensation program, from time to time, as it

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deems appropriate to reflect established and evolving corporate governance standards. Below are highlights of some of the compensation practices we do, and do not, engage in.

What We Do
☑	Align our executive pay opportunities with performance and strategic priorities.	☑	Maintain equity ownership guidelines.
☑	Set meaningful performance and operational objectives.	☑	Use peer groups when establishing compensation.
☑	Balance short- and long-term incentives.	☑	Hold an annual “say-on-pay” advisory vote.
☑	Align executive compensation with stockholder returns through performance-based equity awards.	☑	Retain an independent compensation consultant to advise the Compensation and Human Resources Committee.

What We Don’t Do
☒	Hedging. We prohibit hedging of company shares.	☒	Excessive Perks or Benefits. We do not provide excessive perks or benefits.
☒	Compensation Risk. We avoid compensation practices that create potential material risk for the Company.

ROLE OF BENCHMARKING AND PEER GROUP

Generally, the Compensation and Human Resources Committee conducts an annual review and approves a custom peer group of relevant public companies for use in connection with conducting compensation-related market analyses and benchmarking compensation levels and pay practices for the Company’s key executives, including its named executive officers. Our peer group was designed to include companies that have revenues within a range similar to our revenues, market capitalizations within a range similar to our market capitalization, similar business or services operations in the industries and markets in which we compete, and/or compete with us for executive talent. The peer group provides a meaningful gauge of current pay practices and levels as well as overall compensation trends among comparable companies. Additionally, to assist the Compensation and Human Resources Committee, its independent compensation consultant provides market data and analyses on the peer company compensation practices focusing on executive compensation trends, compensation opportunity, total compensation, the difficulty of achieving incentive plan goals and pay-for-performance alignment.

During 2016, the Compensation and Human Resources Committee, with assistance from Meridian, reviewed Walter Investment’s existing peer group to ensure that all included companies continue to be relevant comparators. Following review and discussion, the Compensation and Human Resources Committee determined that the existing group of 23 comparator companies would remain as the Company’s 2016 peer group for purposes of compensation benchmarking (the “2016 Peer Group”). Due to uncertainty regarding the Company’s permanent Chief Executive Officer and ongoing leadership team, sustained financial losses and significant decline in the Company’s stock price and market capitalization, the Compensation and Human Resources Committee determined that it would consider reconstituting the Company’s peer group in the following year, as the Company’s unique circumstances and business environment were expected to play a greater role on 2016 executive compensation decisions than current benchmarking data derived from the Company’s peer group.

2016 Peer Group

Alliance Data Systems Corporation Convergys Corporation	Altisource Portfolio Solutions S.A. Corelogic, Inc.	Astoria Financial Corporation Equifax, Inc.
Exiservice Holdings, Inc.	Fidelity National Information Services, Inc.	Fiserv, Inc.
Heartland Payment Systems, Inc.	MoneyGram International, Inc.	Moody’s Corporation
MGIC Investment Corp.	Ocwen Financial Corp.	Paychex Inc.
Neustar, Inc.	Portfolio Recovery Associates, Inc.	Radian Group, Inc.
PHH Corp.	TFS Financial Corp.	Total System Services Inc.
Syntel, Inc.	Wright Express Corp.

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The Compensation and Human Resources Committee reviewed the benchmarking data from the 2016 Peer Group prepared by Meridian in connection with its review and approval of 2016 executive compensation, and particularly when reviewing overall 2016 compensation levels, approving base salaries for executive officers and reviewing the material economic terms of Mr. Renzi’s compensation structure.

2016 EXECUTIVE COMPENSATION DESIGN AND DECISIONS

Our 2016 executive compensation program primarily consisted of base salary, a short-term cash incentive plan and a long-term incentive plan. The Compensation and Human Resources Committee believes these compensation elements work together to support the Company’s compensation philosophy and achieve its compensation objectives. Each of these elements is described in greater detail below. We also provide our executives with certain limited benefits and perquisites, most of which are available to a broader group of employees. In addition to our standard executive compensation program, certain named executive officers received other compensation awards depending on their individual circumstances, including for example, cash and/or equity sign-on awards for newly-hired executives and separation payments and benefits for former executives.

BASE SALARY

Compensation Objectives

The Compensation and Human Resources Committee believes base salary is an important part of executive compensation as it serves to attract and retain experienced and successful executives and provides compensation for the individual’s core competencies and skills. In determining the amount of base salary that each named executive officer receives, the Compensation and Human Resources Committee looked to the executive’s current compensation, tenure, any change in the executive’s position or responsibilities and the complexity and scope of the executive’s position as compared to those of other executives within the Company and in similar positions at companies in the 2016 Peer Group. Base salaries are reviewed periodically and may be adjusted from time to time pursuant to such review.

2016 Decisions

The Compensation and Human Resources Committee reviewed the compensation levels of our executive officers during the first quarter of 2016 or, with respect to newly hired officers, in connection with their hiring, and approved base salaries for such individuals. The table below sets forth the named executive officers’ base salaries for 2015 and 2016, as applicable, and is followed by a discussion of the specific considerations and factors relating to each individual’s base salary level. All amounts included in the table below reflect annualized salary levels and do not reflect actual salary amounts paid during 2016.

	Base Salary ($) (Annualized)
Named Executive Officer	2015	2016	Increase
ANTHONY N. RENZI	—	500,000	N/A
GEORGE M. AWAD	—	—	N/A
DENMAR J. DIXON	450,000	575,000	28%
GARY L. TILLETT	500,000	500,000	—
JEFFREY P. BAKER	420,000	420,000	—
JONATHAN F. PEDERSEN	450,000	450,000	—
ALFRED W. YOUNG, JR.	—	300,000	N/A
DAVID C. SCHNEIDER	385,000	425,000	10%
SHERYL L. NEWMAN	285,000	325,000	14%

◾	Anthony N. Renzi. Mr. Renzi’s base salary for 2016 was determined after taking into consideration his then-current salary with his former employer and salary levels among the Company’s 2016 Peer Group, other Walter Investment senior executives and his predecessors, Messrs. Dixon and O’Brien.

◾	George M. Awad. Mr. Awad did not receive a base salary for his service as Interim Chief Executive Officer and President from June to September 2016. However, Mr. Awad did receive compensation provided to all non-employee directors under the Director Compensation Program discussed above, including an annual cash retainer of $75,000 and Chairman fees of $50,000, in each case, prorated from June 30, 2016. These amounts are disclosed in the “All Other Compensation” column of the Summary Compensation Table.

◾

Denmar J. Dixon. Mr. Dixon’s base salary was increased by 28% for 2016 as compared to 2015, primarily due to Mr. Dixon’s promotion to Chief Executive Officer and President following the retirement of Mr. O’Brien in October 2015. His 2016 salary

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was equal to Mr. O’Brien’s salary as of the date of his retirement. Mr. Dixon’s salary increase was approved in connection with his new employment agreement entered into April 4, 2016, with an effective date of November 1, 2015.

◾	Gary L. Tillett. After reviewing benchmarking data of the 2016 Peer Group, Mr. Tillett’s 2016 base salary was unchanged from 2015.

◾	Jeffrey P. Baker. Mr. Baker’s base salary reflects a gross monthly salary of $35,000 and was determined after taking into consideration various factors, including his hourly fee rate for providing consulting services to the Company and his status as a temporary employee, rendering him ineligible to participate in the Company’s benefit plans and severance policy.

◾	Jonathan F. Pedersen. After reviewing benchmarking data of the 2016 Peer Group, Mr. Pedersen’s 2016 base salary was unchanged from 2015.

◾	Alfred W. Young, Jr. Mr. Young’s base salary for 2016 was approved by the Compensation and Human Resources Committee in October 2016, when he joined the Company, based upon a review of his predecessor’s salary and the recommendation of Mr. Renzi.

◾	David C. Schneider. Mr. Schneider’s base salary was increased by 10% for 2016 as compared to 2015, primarily due to Mr. Schneider’s appointment to President of Ditech Financial LLC and his assumption of additional responsibilities for overseeing the Company’s servicing and originations businesses. His base salary increase was approved on February 22, 2016 and became effective on the following day.

◾	Sheryl L. Newman. Ms. Newman’s base salary was increased by 14% for 2016 as compared to 2015. Her base salary increase was approved on February 22, 2016 and became effective on the following day.

ANNUAL CASH BONUS

Compensation Objectives

Our annual cash incentive program is designed to motivate our management employees, including our named executive officers, to act in a manner that supports the attainment of key corporate and individual performance goals, which are established by the Compensation and Human Resources Committee. The Compensation and Human Resources Committee believes that annual cash incentives motivate and provide focus on the achievement of short-term financial, operational and individual performance goals, which ultimately lead to favorable long-term operating results and contribute to the overall value of the Company. Short-term incentive compensation for our named executive officers generally includes both corporate and individual performance goals for each named executive officer (though the Company has provided guaranteed bonuses to certain executives as an incentive for them to join the Company). Each year, the Compensation and Human Resources Committee reviews the current business environment, the Company’s compensation objectives and compensation trends in an effort to design an MIP plan that best addresses the Company’s changing needs. In doing so, the Compensation and Human Resources Committee may adopt an MIP plan that is similar to prior-year plans or may determine that it’s in the Company’s best interest to modify the design or adopt new performance measures.

2016 MIP Design

The 2016 Management Incentive Plan (Short-Term Incentive) (the “2016 MIP”), our annual cash incentive program for 2016, was adopted in August 2016 due to the CEO transition described above. Accordingly, the only named executive officers who were participants in the 2016 MIP were Messrs. Tillett, Pedersen and Schneider and Ms. Newman, each of whom was employed by the Company on the date the plan was adopted. The 2016 MIP was designed to facilitate the attainment of pre-established corporate and individual performance goals by providing participants the opportunity to earn additional cash compensation if (i) the Company attains or exceeds its corporate performance goals during 2016, and/or (ii) the participant attains or exceeds his or her personal goals during 2016, in each case as determined by the Compensation and Human Resources Committee.

Pre-Established Corporate Performance Goals

The 2016 MIP provided that corporate performance was to be measured by the Company’s Adjusted EBITDA (“AEBITDA”) and identified cost savings. Our Compensation and Human Resources Committee believed that the use of AEBITDA and cost savings aligned management with stockholders’ interests while at the same time focusing management on the Company’s core operating profitability and expense control.

Under the 2016 MIP, 30% of a participant’s short-term incentive opportunity would be determined based upon actual 2016 AEBITDA, less the value of capitalized servicing rights and subject to adjustment at the discretion of the Compensation and Human Resources Committee, compared against the AEBITDA less capitalized servicing rights target communicated to the Board of Directors in June 2016 in connection with the Company’s mid-year forecast. The 2016 MIP also set threshold and maximum AEBITDA performance

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levels, with MIP payout percentages to be interpolated on a straight line basis between those levels. Such AEBITDA performance goals under the 2016 MIP were initially established as follows:

Performance Level	Adjusted EBITDA Less Capitalized Servicing Rights ($)
Threshold	113.4 million (70% of Target)
Target	162.0 million
Maximum	210.6 million (130% of Target)

For a description of how we calculated AEBITDA and a reconciliation to the most comparable GAAP measure, see “Non-GAAP Financial Measures” under Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations appearing in our Annual Report on Form 10-K for the year ended December 31, 2016. For the amount of capitalized servicing rights for the year ended December 31, 2016 that are to be deduced from AEBITDA pursuant to the 2016 MIP, see “Business Segment Results—Originations—Net Gains on Sales of Loans” under Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations appearing in our Annual Report on Form 10-K for the year ended December 31, 2016.

The 2016 MIP further provided that 20% of a participant’s short-term incentive opportunity would be determined based upon actual 2016 cost savings identified and validated compared to the cost savings target goal presented to the Board of Directors in June 2016. The 2016 MIP also set threshold and maximum cost savings performance levels, with MIP payout percentages to be interpolated on a straight line basis between those levels. Such cost savings goals under the 2016 MIP were initially established as follows:

Performance Level	Cost Savings ($)
Threshold	185.5 million (70% of Target)
Target	265.0 million
Maximum	344.5 million (130% of Target)

Under the 2016 MIP, both the target corporate performance goals and actual results were subject to adjustment at the discretion of the Compensation and Human Resources Committee applying such factors as the committee deems relevant before payout levels were to be determined.

Pre-Established Individual Performance Goals

For 2016, the Compensation and Human Resources Committee, based on Mr. Awad’s recommendation (who was serving as the Company’s Interim Chief Executive Officer and President at the time of adoption of the 2016 MIP), set each of Messrs. Tillett’s, Pedersen’s, Schneider’s and Newman’s individual performance goals for 2016, which goals would account for 50% of such participant’s short-term incentive opportunity under the 2016 MIP. The individual goals related to, among other things, the following areas: Mr. Tillett, oversight and effectiveness of the finance organization, balance sheet management initiatives, strategic planning and realignment of the reverse mortgage business and achievement of certain corporate-level liquidity and cash flow targets; Mr. Pedersen, legal group efficiency, risk and compliance, management and oversight of regulatory matters and investigations, corporate governance and legal analysis; Mr. Schneider, corporate culture and talent development, improvement in servicing and originations operating metrics and achievement of certain corporate-level liquidity and cash flow targets; and Ms. Newman, risk and compliance group performance and efficiency; and risk and compliance matters generally, including implementation of a compliance management system and governance policies.

Individual Bonus Opportunities

Under the 2016 MIP, individual bonus opportunities were established for each participant as follows: a target bonus amount reflecting a specified percentage of the individual’s base salary; a threshold bonus amount of 50% of the target bonus opportunity; and a maximum bonus amount of 200% of the target bonus opportunity. The following table sets forth the 2016 MIP bonus opportunities for each of our named executive officers who were participants under such plan:

	2016 MIP Bonus Opportunity

Named Executive Officer	Threshold ($)	Target ($)	Target (% of Base Salary)	Maximum ($)
GARY L. TILLETT	425,000	850,000	170%	1,150,000
JONATHAN F. PEDERSEN	337,500	675,000	150%	900,000
DAVID C. SCHNEIDER	300,000	637,500	150%	900,000
SHERYL L. NEWMAN	162,500	325,000	100%	406,250

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2016 MIP Determinations

In January 2016, the Company established an umbrella plan in order to comply with the “qualified performance-based compensation” requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), so that annual bonus payments to the executive officers identified therein could be fully tax deductible in compliance with the Code. For 2016, the Company did not generate a bonus pool pursuant to the formula set forth in the umbrella plan. Because the MIP is established as a means to exercise negative discretion for bonus amounts payable under the umbrella plan, if and when such a bonus pool is funded, no bonus amounts were paid pursuant to these pre-established incentive plans. As a result, all bonuses paid to our named executive officers with respect to 2016 are disclosed in the “Bonus” column of the Summary Compensation Table.

2016 Discretionary Cash Bonus Awards

Although no amounts were paid under the umbrella plan and MIP as described above, the Compensation and Human Resources Committee considered corporate and individual performance results under the MIP as a reference point in determining what bonus amounts to pay to executive officers, if any, because such goals reflected the Company’s strategic priorities for the fiscal year. In addition, the Compensation and Human Resources Committee, based upon the recommendations of Mr. Renzi, also conducted a qualitative assessment of each executive’s individual performance, with respect to their contribution towards the Company’s 2016 strategic goals as well as their accomplishments within their respective areas of responsibility.

The below table sets forth the cash bonus amounts awarded by the Compensation and Human Resources Committee to the named executive officers, either as a discretionary cash payment or pursuant to contractual commitments, and is followed by a discussion of the specific considerations and factors relating to each individual’s bonus payment.

Named Executive Officer	2016 Actual Cash Bonus ($)
ANTHONY N. RENZI	1,750,000
GEORGE M. AWAD	—
DENMAR J. DIXON	—
GARY L. TILLETT	750,000
JEFFREY P. BAKER	140,000
JONATHAN F. PEDERSEN	650,000
ALFRED W. YOUNG, JR.	—
DAVID C. SCHNEIDER	—
SHERYL L. NEWMAN	—

◾	Anthony N. Renzi. Mr. Renzi’s bonus award for 2016, which amount was guaranteed under his employment agreement, was determined after taking into consideration competitive market data from the 2016 Peer Group, but more particularly his 2016 bonus opportunity with his former employer that would be forfeited upon joining Walter Investment as well as the unique risks and circumstances attendant with serving as the Company’s Chief Executive Officer in the current business environment.

◾	George M. Awad. Mr. Awad was not eligible for a bonus award in his capacity as Interim Chief Executive Officer and President or in his capacity as a non-employee director and independent Chairman of the Board of Directors.

◾	Denmar J. Dixon. Mr. Dixon’s target bonus opportunity set forth in the Dixon Employment Agreement (as defined herein) was $1,200,000. As he was no longer employed with the Company as of year-end, he did not receive a bonus award for 2016 performance. All amounts paid to him were paid pursuant to the Dixon Separation Agreement.

◾	Gary L. Tillett. Mr. Tillett was a participant in the 2016 MIP, and as explained above, received a discretionary cash bonus award for 2016. The Compensation and Human Resources Committee considered the Company’s progress with respect to the pre-established corporate performance goals, as well as Mr. Tillett’s outstanding individual performance, particularly his exceptional leadership and increased level of responsibility while the Board of Directors searched for a permanent Chief Executive Officer and his substantial contribution in leading and executing a number of strategic transactions in 2016, including the transactions with NRM.

◾

Jeffrey P. Baker. On June 10, 2016, Mr. Baker received a discretionary bonus payment in the amount of $140,000 as consideration for numerous accomplishments, including leadership of a Company-wide cost-savings and efficiency project

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and various operating initiatives undertaken at our wholly-owned subsidiary, Reverse Mortgage Solutions, Inc. Additionally, pursuant to his employment letter, Mr. Baker may be paid an incentive bonus payment (the “Transaction Incentive”) of up to $400,000 in connection with the completion of any transaction on or before May 31, 2017 that results in the sale of a significant portion of the net assets of Reverse Mortgage Solutions, Inc. in accordance with the terms specified in his employment letter. As of December 31, 2016, no such Transaction Incentive had been earned, and Mr. Baker was not a participant in the 2016 MIP.

◾	Jonathan F. Pedersen. Mr. Pedersen was a participant in the 2016 MIP, and as explained above, received a discretionary cash bonus award for 2016. The Compensation and Human Resources Committee considered the Company’s progress with respect to the pre-established corporate performance goals, as well as Mr. Pedersen’s extraordinary individual performance, particularly advising the Board of Directors through numerous changes to the composition of the Board and senior management team, his leadership while the Board of Directors searched for a permanent Chief Executive Officer and his role in negotiating and executing the transactions with NRM and completing the sale of substantially all of the insurance agency business.

◾	Alfred W. Young, Jr. As a newly-hired officer whose employment began in the fourth quarter of the year, Mr. Young was not eligible for a bonus award for 2016.

◾	David C. Schneider. As Mr. Schneider was no longer employed with the Company as of year-end, he did not receive a bonus award for 2016 performance. All amounts paid to him were paid pursuant to the Schneider Separation Agreement.

◾	Sheryl L. Newman. As Ms. Newman was no longer employed with the Company as of year-end, she did not receive a bonus award for 2016 performance. All amounts paid to her were paid pursuant to the Newman Separation Agreement.

For a discussion of the separation payments and benefits made to Messrs. Dixon and Schneider and Ms. Newman, see “—Severance and Change in Control Arrangements” below.

2016 LONG-TERM AWARDS

Compensation Objectives

Long-term incentive (“LTI”) awards foster and promote the long-term financial success of the Company through the following means: motivating superior performance by means of performance-related incentives; encouraging and providing an opportunity for executive officers and other key employees to increase their ownership interest in the Company through grants of equity-based awards; and enabling the Company to attract and retain qualified and competent persons to serve as members of the management team and the Board of Directors of the Company, whose judgment, interest, and performance are required for the successful and sustained operations of the Company. For 2016, the Company’s LTI award program was specifically designed to address long-term succession and retention needs, improve stock price performance and encourage achievement of the Company’s long-term business plan.

2016 LTI Design

Under the Company’s 2011 Omnibus Incentive Plan (Amended and Restated June 9, 2016) (as amended and restated, the “Amended and Restated 2011 Plan”), the Company may award equity-based LTI awards in the form of stock options, stock appreciation rights, restricted stock, RSUs, performance shares and other stock-based awards or non-equity-based LTI awards in the form of cash-based awards. These awards may be subject to vesting conditions, including performance-based or time-based vesting conditions. Each year, the Compensation and Human Resources Committee reviews the current business environment, the Company’s compensation objectives and compensation trends in an effort to design an LTI plan that best addresses the Company’s changing needs. In doing so, the Compensation and Human Resources Committee may adopt an LTI plan that is similar to prior-year LTI plans or may determine that it is in the Company’s best interest to modify the design and conditions of the LTI plan and awards. For example, in prior years, the Company’s LTI plan has consisted solely of time-based stock options, whereas in more recent years, the Company’s LTI plan has included a mix of awards and vesting conditions.

For 2016, the Compensation and Human Resources Committee adopted a blended LTI award program for our senior executives consisting of performance-based and non-performance based components using both equity-based and cash-based awards. The Company’s LTI program is often approved during the first quarter of the year as the Compensation and Human Resources Committee reviews prior year performance, evaluates prior-year compensation decisions and develops current-year compensation design. However, as discussed above, due to various changes on the Board of Directors, its committees and the senior management team, combined with the challenging business environment, the 2016 LTI program was instead approved, in part, in July 2016, with the remainder approved in November 2016.

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The following table describes the types of awards, grant date, allocation of total recommended grant value for each award based on economic value and a summary of the key vesting or performance terms.

Award Type	Grant Date	Allocation by Economic Value	Key Terms
Stock Options	July 8, 2016,	25.0%	◾ Vests in 3 equal annual installments starting on the first anniversary of the grant date
Performance Shares	November 3, 2016	37.5%

◾       2 equal annual installments with 1-year performance periods

◾       Vesting tied to actual 2017 and 2018 Adjusted Earnings per Share as compared to targets set forth in the Company’s 2017 Annual Business Plan approved by the Board (the “2017 Business Plan”)

◾       Payout following the end of each 1-year performance period based on attainment of the performance goal

Long-Term Cash	November 3, 2016	37.5%	◾ Vests in 2 equal installments on April 1, 2017 and April 1, 2018

The table below sets forth the awards granted to our named executive officers pursuant to the 2016 LTI plan, showing the economic value of each grant and the total economic value granted by the Compensation and Human Resources Committee. Messrs. Renzi, Awad, Dixon, Baker and Young did not participate in the 2016 LTI plan, and Mr. Schneider and Ms. Newman were not employed with the Company as of the date the performance shares and long-term cash awards were granted. See “Summary Compensation Table—Grants of Plan-Based Awards for 2016” for additional information relating to the stock option awards received by certain named executive officers in 2016. Under applicable SEC rules, the performance shares and long-term cash award will not appear in the “Summary Compensation Table” or “Grants of Plan-Based Awards for 2016” table for 2016.

	2016 Long Term Plan (Economic Value on Date of Grant)
Named Executive Officer	Stock Options ($)	Performance Shares ($)	Long-Term Cash Award ($)	Total Recommended Grant Value ($)
ANTHONY N. RENZI	—	—	—	—
GEORGE M. AWAD	—	—	—	—
DENMAR J. DIXON	—	—	—	—
GARY L. TILLETT	202,569	298,716	298,716	800,000
JEFFREY P. BAKER	—	—	—	—
JONATHAN F. PEDERSEN	164,587	242,706	242,706	650,000
ALFRED W. YOUNG, JR.	—	—	—	—
DAVID C. SCHNEIDER	202,569	—	—	202,569
SHERYL L. NEWMAN	88,624	—	—	88,624

For additional information on vesting upon specified termination events or a change in control, see “— Potential Payments Upon Termination or Change in Control.”

STOCK OPTIONS

Compensation Objectives

Stock options align management with stockholders as they are tied to increases in the market value of our Common Stock and provide value to the award recipient if our stock price increases. As such, stock options serve as an incentive to enhance stockholder value over the long-term.

2016 Awards

On July 8, 2016, the Compensation and Human Resources Committee, upon the recommendation of George Awad, who was serving as Interim Chief Executive Officer and President on such date, granted stock options to executive officers. These stock options were granted in order to promote retention and continued progress on the Company’s strategic initiatives.

The 2016 stock options vest in equal annual installments on each of the first, second and third anniversaries of the grant date, subject to the executive’s continued employment through the applicable vesting date, and will expire ten years from the date of grant. The 2016 stock options have an exercise price per share of $2.89, which reflects the average of the high and the low selling price of our Common Stock as

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reported on the NYSE on June 28, 2016, the date the material terms and participation levels were determined, and was above the average of the high and the low selling price of our Common Stock on the date of grant. Unless and until the stock options are exercised, a participant is not entitled to any dividends or equivalent rights on such participant’s stock option awards.

PERFORMANCE SHARES

Compensation Objectives

Performance shares are intended to focus the executives on the long-term performance of the Company. The Compensation and Human Resources Committee believed that the use of performance shares reflects best practices with respect to performance-based equity awards, provides management with an opportunity for robust awards for outstanding performance and aligns management’s and stockholders’ interests by linking management’s potential rewards to the long-term performance of the Company.

2016 Awards

The target number of performance shares was determined on November 3, 2016, the date of grant, and was allocated equally between a “2017 Target Award Opportunity” and a “2018 Target Award Opportunity.” The 2017 Target Award Opportunity has a performance period that commenced on January 1, 2017 and ends on December 31, 2017 and will be paid out, if at all, in Common Stock following the end of such 1-year performance period. Similarly, the 2018 Target Award Opportunity has a performance period that will commence on January 1, 2018 and ends on December 31, 2018 and will be paid out, if at all, in Common Stock following the end of such 1-year performance period.

The performance measure for these performance shares is Adjusted Earnings per Share (“APS”), as set forth in the 2017 Business Plan. For the 2017 Target Award Opportunity, payout is determined based on the Company’s actual fiscal year 2017 APS (after tax) as set forth in the Company’s earnings press release as compared to the target 2017 APS set forth in the 2017 Business Plan. Similarly, for the 2018 Target Award Opportunity, payout is determined based on the Company’s actual fiscal year 2018 APS (after tax) as set forth in the Company’s earnings press release as compared to the target 2018 APS set forth in the 2017 Business Plan.

The number of shares of Common Stock, if any, that will be delivered in settlement of each performance share relating to the 2017 and 2018 Target Award Opportunities is determined by comparing actual performance to target performance for the applicable performance period, and multiplying the corresponding percentage set forth in the table below under “Percentage of Target Number of Performance Shares” by one. For example, if actual 2017 APS is 140% of target 2017 APS, each performance share relating to 2017 Target Award Opportunities would be settled with two shares of Common Stock. Payout for performance between Maximum and Target or Threshold and Target will be interpolated on a straight-line basis. For actual performance below Threshold no shares of Common Stock will be delivered in settlement of the applicable performance share. The Company will pay dividend equivalents on these performance shares in the same form paid on its Common Stock, but such dividend equivalents will not be earned or payable unless and until such time as, and only to the extent that, such performance shares are settled in shares of Common Stock following the end of the applicable performance period. The performance shares have no voting rights.

Performance Level	Actual APS	Percentage of Target Number of Performance Shares
Maximum	> 130% of Target APS	200%
Target	Target APS	100%
Threshold	70% of Target APS	50%
Below Threshold	< 70% of Target APS	0%

In calculating the target number of performance shares to be granted to executives, the economic value of each participant’s award was divided by the closing price of our Common Stock as reported on the NYSE on November 3, 2016, the date of grant, which was $4.90, with fractional shares being rounded down.

While prior grants of performance shares were tied to relative total stockholder return (“Relative TSR”) as the applicable performance metric, the Compensation and Human Resources Committee selected APS as the performance measure for the 2016 performance shares for a number of reasons. First, given the significant decline in stock price over recent years, Relative TSR no longer provided a meaningful incentive as prior years’ awards of performance shares have resulted, or may result, in zero payout. Furthermore, Relative TSR does not take into account the unique circumstances affecting our business, our financial results or our leadership team and, as such, does not reflect our near-term or long-term strategic priorities.

The 2016 performance shares, which were approved in November 2016, were designed to allow Mr. Renzi and his new leadership team sufficient time to identify and articulate meaningful goals and priorities and translate such goals and priorities into an operative business plan to which compensation may be aligned. Accordingly, while the 2016 performance shares were granted as part of the 2016 LTI plan, the first performance period did not begin until January 1, 2017 and relates to the APS targets specified in the 2017 Business Plan. The Board of

2017 Proxy Statement	Walter Investment	• 41

Directors determined that such APS targets require disciplined and sustained performance by the Company and the management team given the current business environment, but are still meaningful and reasonably attainable goals. Because the 2017 Business Plan, including the target 2017 APS and target 2018 APS, was not approved during 2016, under applicable SEC rules, these awards do not appear as 2016 compensation in the “Summary Compensation Table” or other tables that follow this “Compensation Discussion and Analysis.”

LONG-TERM CASH AWARD

Compensation Objectives

Cash-based awards primarily encourage retention of our executives by providing a fixed cash payment at specific future dates.

2016 Awards

2016 was the first year the Company has granted long-term cash awards to executive officers and certain senior employees as part of its LTI program. Cash-based awards were introduced to promote retention, preserve shares available for grant under the Amended and Restated 2011 Plan and provide a fixed and reliable amount of income. In granting these awards, the Compensation and Human Resources Committee considered that prior grants of performance shares have paid out, or may pay out, at zero and many outstanding stock options are significantly underwater, thus losing their retentive value. The long-term cash awards are not performance-based and rather provide a fixed source of income on two annual vesting dates, April 1, 2017 and April 1, 2018. Under applicable SEC rules, these cash awards are not considered “incentive” awards and, as such, do not appear as 2016 compensation in the “Summary Compensation Table” or other tables that follow this “Compensation Discussion and Analysis.” Pursuant to applicable SEC rules, such awards are expected to be reported as Bonus compensation in the Summary Compensation Table for 2017 and 2018, following the applicable vesting dates when such awards are earned.

OTHER BENEFITS AND PERQUISITES

The Compensation and Human Resources Committee periodically reviews the levels of perquisites and other benefits provided to executive officers in light of market practices and within the context of the total executive compensation program. For 2016, we provided limited perquisites and such other benefits to our named executive officers as determined to be necessary and appropriate.

Perquisites

Our executives, including the named executive officers, are eligible for benefits including group medical, group life and long-term disability coverage. These benefits are intended to provide competitive and adequate protection in case of sickness, disability or death, and the named executive officers participate in these plans on the same basis as all other employees.

While Mr. Dixon was employed with the Company, he was provided with a car allowance. The value of this perquisite and other personal benefits are reflected in the “All Other Compensation” column of the Summary Compensation Table and the accompanying footnote, as applicable. While we believe that this benefit and perquisite was competitive in our industry at the time of Mr. Dixon’s hiring, we have generally been transitioning away the practice of providing car allowances. We regularly review the benefits and perquisites provided to our named executive officers to ensure that our programs align with our overall principles of providing competitive compensation and benefits while also maximizing the interests of our stockholders.

Retirement Benefits

The named executive officers have the opportunity participate in a tax-qualified 401(k) savings plan (the “401(k) Plan”) along with other eligible employees of the Company. Employees may make pre-tax contributions into the 401(k) Plan. Under the terms of the 401(k) Plan, Highly Compensated Employees are limited to making a 6% of eligible compensation contribution. The employer match under the 401(k) Plan is 50% of the employee’s contribution up to 6% of eligible compensation. The employer match has a four-year vesting schedule – 25% vested after one year, 50% vested after two years, 75% vested after three years, and 100% vested after four years. Upon termination, the benefit to which a participant is entitled is the benefit that can be provided from the participant’s vested account. For 2016, none of our named executive officers participated in the 401(k) Plan.

2016 SIGN-ON AWARDS

Compensation Objectives

Sign-on awards for newly hired officers are a common practice and serve as an inducement for such individual to join the Company and/or to make up for compensation forfeited upon terminating employment with a prior employer. The Compensation and Human Resources Committee believes sign-on awards can be an effective tool to motivate and recruit high-quality executives, and attempts to structure such awards to be a mutually beneficial incentive for both the individual and the Company. Sign-on awards can take, and in recent years have taken, many forms as they are generally tailored to the individual based upon such person’s prior level of responsibility and compensation as well as their new level of responsibility and compensation upon joining the Company.

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2016 Sign-On Awards

Named Executive Officer	Cash Sign-on Bonus ($)	Restricted Stock Units ($)	Long-Term Cash Award ($)
ANTHONY N. RENZI	2,500,000	600,000	600,000
GEORGE M. AWAD	—	1,423,750	—
ALFRED W. YOUNG, JR.	200,000	—	—

◾	Anthony N. Renzi. The aggregate value of Mr. Renzi’s sign-on awards was determined by reference to the aggregate value of the cash and equity awards that Mr. Renzi would be forfeiting by leaving his prior employer and joining the Company. Additionally, the terms of such sign-on awards were structured to provide him with an appropriate mix of compensation vehicles, including cash to compensate him for the risk attendant with his role, equity to align his interests with those of our stockholders and multi-year vesting terms to promote loyalty and retention. The cash sign-on bonus is subject to a pro-rata clawback if Mr. Renzi terminates his employment without Good Reason or the Company terminates his employment for Cause, as such terms are defined in the Renzi Employment Agreement (as defined herein), in each case, prior to or on September 12, 2017.

◾	George M. Awad. In connection with Mr. Awad’s appointment as Interim Chief Executive Officer and President, he was awarded 500,000 RSUs on June 30, 2016.

◾	Alfred W. Young, Jr. Mr. Young received a cash sign-on bonus based upon the recommendation of Mr. Renzi to motivate and attract Mr. Young and compensate for forfeited compensation. The cash sign-on bonus is subject to a pro-rata clawback if Mr. Young voluntarily resigns from the Company or the Company terminates his employment for cause, in each case, on or before October 24, 2017.

SEVERANCE AND CHANGE IN CONTROL ARRANGEMENTS

The Compensation and Human Resources Committee believes that carefully structured severance benefits are necessary to attract and retain talent. Our severance programs allow executives to focus their attention and energy on making objective business decisions that are in the best interest of stockholders. In addition, the Compensation and Human Resources Committee believes that the interests of our stockholders are better protected and enhanced by providing greater certainty regarding executive pay obligations in the context of planning and negotiating any potential corporate transactions.

Each of Messrs. Renzi, Tillett, Pedersen and Baker is a party to an employment agreement with us containing post-termination benefits that are triggered under some circumstances, discussed at greater length below under “— Potential Payments Upon Termination or Change in Control”. The Compensation and Human Resources Committee believes that these arrangements are appropriate and consistent with similar provisions agreed to by members of the 2016 Peer Group with respect to similarly situated executives. Mr. Young is a participant in the Company’s Severance Policy applicable to all full-time employees in accordance with the terms described therein. Mr. Awad is party to a letter agreement and RSU award agreement which specify the circumstances under which unvested RSUs will vest, including upon a change of control.

In addition, we entered into separation agreements with each of Messrs. Dixon and Schneider and Ms. Newman in connection with their respective separation from the Company, each as discussed at greater length below.

Any compensation and benefits to be provided to executives in connection with a separation are determined at the discretion of the Compensation and Human Resources Committee and may be based on the executive’s position, nature of the potential separation and such executive’s compliance with specified post-termination restrictive covenants.

Denmar J. Dixon Resignation

On June 8, 2016, the Company and Denmar J. Dixon entered into a Separation Agreement and General Release of Claims (the “Dixon Separation Agreement”) pursuant to which Mr. Dixon resigned as Chief Executive Officer and President and as a director and Vice Chairman of our Board of Directors, in each case effective June 30, 2016 (which we refer to as the “Dixon Resignation Date”). Pursuant to the Dixon Separation Agreement, the Company has paid or agreed to pay Mr. Dixon, subject to certain conditions specified therein: (i) a cash payment of $598,356 on March 3, 2017, representing a prorated annual bonus for 2016 based upon the number of days Mr. Dixon was employed by the Company during 2016; (ii) an aggregate amount of $862,500, representing his base salary as in effect on the Dixon Resignation Date for a period of 18 months, paid in accordance with the Company’s ordinary payroll practices; (iii) an aggregate amount of $1,800,000, representing his annual bonus for a period of 18 months after termination ($600,000 of which was

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paid on March 3, 2017, and the remainder of which will be paid on or before March 14, 2018); and (iv) an aggregate amount of $357,017 ($157,017 of which was paid in accordance with the Company’s ordinary payroll practices from August through October 2016, and the remaining $200,000 of which was paid on March 3, 2017), in recognition for the transition services provided by Mr. Dixon. The Company has also agreed to pay Mr. Dixon each month an amount equal to the premiums for him to continue his and his dependents’ health and dental coverage under the plans sponsored by the Company pursuant to the Consolidated Omnibus Budget Reconciliation Act (COBRA), until the earlier of the 18-month anniversary of the Dixon Resignation or until he is eligible to receive comparable benefits from subsequent employment or government assistance. In lieu of the 2016 long-term incentive opportunity and certain rights to cash-out equity awards described in Mr. Dixon’s employment agreement, subject to a release of claims and a supplemental release which Mr. Dixon has executed, Mr. Dixon received: (i) a cash payment of $2,250,000 on July 22, 2016; and (ii) 125,000 restricted stock units that vested and settled on June 30, 2016. With respect to Mr. Dixon’s outstanding awards of RSUs, performance shares and options, all such awards remained outstanding following his resignation and will continue to vest as though Mr. Dixon remained employed by the Company through each applicable vesting date, but will otherwise remain subject in all respects to the terms of the relevant plan. The incremental fair value associated with the modifications to these previously granted equity awards, as determined in accordance with FASB ASC Topic 718, is reflected in the “Summary Compensation Table” and “Grants of Plan-Based Awards for 2016” table below as if such modifications are new grants.

The table below reflects the aggregate amount of compensation paid or payable to Mr. Dixon in connection with his resignation, as described above.

COMPENSATION ELEMENT
Cash Severance(1)	$5,921,850
Equity Awards and Acceleration(2)	$381,369
TOTAL:	$6,303,219

(1) Represents the aggregate amount of past and future cash payments described above, including the cost of monthly COBRA premiums for the full 18-month period following the Dixon Resignation Date.

(2) Represents the aggregate grant date fair value of the vested and settled RSUs granted to Mr. Dixon on June 30, 2016 as well as the incremental fair value of the performance share awards modified in connection with Mr. Dixon’s departure, all of which are computed in accordance with FASB ASC Topic 718, using the assumptions discussed in Note 25, “Share-Based Compensation” of the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016.

David C. Schneider Separation

Effective October 12, 2016, David C. Schneider, former Executive Vice President and Chief Operating Officer of the Company and President of Ditech Financial LLC, left the Company. In connection with his departure, the Company and Mr. Schneider entered into a Separation Agreement and Release of Claims, dated December 2, 2016 (the “Schneider Separation Agreement”). Pursuant to the Schneider Separation Agreement, Mr. Schneider will receive the following payments: (i) an amount equal to $425,000, payable over a period of six months in accordance with the Company’s normal payroll practices, with the first of such installments commencing with the first regularly scheduled payroll date immediately following December 10, 2016 (the “Release Effective Date”); (ii) an amount equal to $690,000, payable in three substantially equal installments within approximately six months following the Release Effective Date; and (iii) an amount equal to $98,000, payable in a lump sum on the first regularly scheduled payroll date immediately following the Release Effective Date, in each case, subject to the terms and conditions of the Schneider Separation Agreement. In addition, subject to Mr. Schneider’s election of continuation coverage under COBRA, the Company will pay the Company portion of health, dental and/or vision benefits for a period of twelve months in the same amount as would be paid in respect of similarly situated active employees. Except for the noncompetition provision, which the Company has waived, the post-termination restrictive covenants set forth in the employment agreement between the Company and Mr. Schneider, dated February 10, 2015, remain in effect.

Additionally, pursuant to the terms of the applicable equity award agreements, Mr. Schneider retained certain unvested stock options following his departure. Such stock options will continue to vest in accordance with the applicable vesting schedule, and except for the non-competition provision, which the Company has waived, the stock options will otherwise remain subject in all respects to the terms of the applicable equity award agreements and to the Amended and Restated 2011 Plan. All other equity awards granted to Mr. Schneider by the Company that were unvested as of his separation were cancelled.

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The table below reflects the aggregate amount of compensation paid or payable to Mr. Schneider in connection with his departure, as described above.

COMPENSATION ELEMENT
Cash Severance(1)	$1,243,041
Equity Acceleration	$—
TOTAL:	$1,243,041

(1) Represents the aggregate amount of past and future cash payments described above.

Sheryl L. Newman Separation

Effective October 13, 2016, Sheryl L. Newman, former Executive Vice President and Chief Risk and Compliance Officer of the Company, left the Company. In connection with her departure, the Company and Ms. Newman entered into a Separation Agreement and Release of Claims, dated December 1, 2016 (the “Newman Separation Agreement”). Pursuant to the Newman Separation Agreement, Ms. Newman will receive the following payments: (i) an amount equal to $325,000, payable over a period of six months in accordance with the Company’s normal payroll practices, with the first of such installments commencing with the first regularly scheduled payroll date immediately following December 9, 2016 (the “Release Effective Date”); and (ii) an amount equal to $625,000, payable in three substantially equal installments within approximately six months following the Release Effective Date, in each case, subject to the terms and conditions of the Newman Separation Agreement. In addition, subject to Ms. Newman’s election of continuation coverage under COBRA, the Company will pay the Company portion of health, dental and/or vision benefits for a period of twelve months in the same amount as would be paid in respect of similarly situated active employees. Except for the noncompetition provision, which the Company has waived, the post-termination restrictive covenants set forth in the employment agreement between the Company and Ms. Newman, dated March 26, 2015, remain in effect.

Additionally, pursuant to the terms of the applicable equity award agreements, as amended by the Newman Separation Agreement, Ms. Newman retained certain unvested stock options following her departure. Such stock options were accelerated such that they immediately vested on the Release Effective Date. All other equity awards granted to Ms. Newman by the Company that were unvested as of her departure were cancelled.

The table below reflects the aggregate amount of compensation paid or payable to Ms. Newman in connection with her departure, as described above.

COMPENSATION ELEMENT
Cash Severance(1)	$969,644
Equity Acceleration(2)	$141,787
TOTAL:	$1,111,431

(1) Represents the aggregate amount of past and future cash payments described above.

(2) Represents incremental fair value of the stock option award modified in connection with Ms. Newman’s departure, which is computed as of the modification date in accordance with FASB ASC Topic 718, using the assumptions discussed in Note 25, “Share-Based Compensation” of the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016.

COMPENSATION GOVERNANCE PRACTICES

Equity Ownership Guidelines

The Company has adopted equity ownership guidelines that are intended to ensure that each of our named executive officers and independent directors holds a meaningful ownership stake in the Company. The Company intends that this ownership stake will further align the interests of the named executive officers and independent directors with the Company’s stockholders. Under these guidelines, our Chief Executive Officer is required to hold Common Stock with a value equal to at least 6 times his or her base salary, each of our other named executive officers is required to hold Common Stock with a value equal to at least 2.5 times his or her base salary and each of our independent directors is required to hold Common Stock with a value equal to at least 5 times his or her annual cash retainer, in each case, using the greater of current market value or value on the date of grant. The guidelines also include certain transitional provisions intended to provide persons subject to the policy with a reasonable amount of time to achieve compliance.

2017 Proxy Statement	Walter Investment	• 45

Hedging

Under our anti-hedging policy, officers, directors and employees are prohibited from entering into hedging or monetization transactions involving the securities of the Company and may not trade in puts or calls or engage in short sales with respect to the securities of the Company.

SAY-ON-PAY AND SAY-ON-FREQUENCY

Each year, our stockholders are provided the opportunity to submit an advisory vote on the compensation of our named executive officers. The Compensation and Human Resources Committee considers the outcome of such stockholder advisory vote on executive compensation when designing the executive compensation program and making compensation decisions relating to our named executive officers. In 2016, we received approximately 69% of the votes cast for the approval of the “say-on-pay” proposal at our 2016 Annual Meeting.

The Dodd-Frank Wall Street Reform and Consumer Protection Act requires that votes on the frequency of stockholder advisory votes on executive compensation, or the “say-on-frequency” vote, be held at least once every 6 years. Accordingly, we are currently seeking such a stockholder vote as set forth in Proposal No. 3.

COMPENSATION RISK ASSESSMENT AND MANAGEMENT

The Compensation and Human Resources Committee monitors the risks and rewards associated with our compensation programs and endeavors to fashion programs that do not create unnecessary or excessive risk-taking incentives, without diminishing the incentive nature of the compensation intended to drive performance. As part of this process the Compensation and Human Resources Committee considers whether the risks arising from any of our compensation policies or practices are reasonably likely to have a material adverse effect on the Company. We believe that the structure of our compensation program does not encourage unnecessary or excessive risk taking. Our policies and practices include the following risk-mitigating characteristics:

◾	provides for a mix of fixed versus at-risk compensation;

◾	provides for a mix of short-term cash and long-term equity incentive compensation;

◾	provides that at-risk compensation is based on a variety of qualitative and quantitative performance goals, including the Company’s stock price, the Company’s overall financial performance, the performance of specific business units and the performance of individual goals;

◾	caps the executives’ incentive compensation opportunities;

◾	requires stock ownership levels; and

◾	prohibits hedging of Company stock to ensure that personal interests relating to the stock holdings of employees do not conflict with their duties to the Company.

2017 Proxy Statement	Walter Investment	• 46

COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT

The members of the Compensation and Human Resources Committee have reviewed the “Compensation Discussion and Analysis” section of this proxy statement and discussed such section with management. Based on its review and discussions with management, the Compensation and Human Resources Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” section be included in this Proxy Statement on Schedule 14A and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2016.

The Compensation and Human Resources Committee of the Board of Directors

Neal P. Goldman(1)

Steven R. Berrard(1)

Daniel G. Beltzman

Alvaro G. de Molina

Vadim Perelman

(1) Mr. Berrard was a member and Chairman of the Compensation and Human Resources Committee from March 28, 2016 through January 19, 2017, and Mr. Goldman has been a member and Chairman of such committee since January 19, 2017.

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EXECUTIVE COMPENSATION TABLES

In this section, we present information relating to the compensation earned by or paid to our named executive officers in accordance with applicable SEC rules.

SUMMARY COMPENSATION TABLE

The table below sets forth the compensation earned by or paid to our named executive officers during the fiscal years ended December 31, 2014, 2015 and 2016. All amounts are calculated and presented in accordance with SEC disclosure rules, including amounts with respect to our equity compensation plan awards, as further described below.

Name	Year	Salary($)	Bonus($)(1)	Stock Awards($)(2)	Option Awards($)(2)	Non- Equity Incentive Plan Compen- sation($)(3)	All Other Compen- sation($)(4)	Total($)
ANTHONY N. RENZI Chief Executive Officer and President(5)	2016	155,769	4,250,000	600,000	—	—	132	5,005,901
GEORGE M. AWAD Chairman and Former Interim Chief Executive Officer and President(6)	2016	—	—	1,423,750	—	—	62,637	1,486,387
DENMAR J. DIXON	2016	308,654	—	381,369	—	—	5,931,343	6,621,366
Former Chief Executive Officer and President(7)	2015	460,481	1,020,000	2,001,070	788,456	—	26,919	4,296,926
	2014	428,000	—	2,570,368	—	412,500	26,665	3,437,533
GARY L. TILLETT	2016	501,923	750,000	—	202,892	—	792	1,455,607
Executive Vice President and Chief Financial Officer(8)	2015	500,000	725,000	652,502	788,456	—	8,969	2,674,927
	2014	403,846	600,000	1,739,746	—	150,000	94,439	2,988,031
JEFFREY P. BAKER President of Reverse Mortgage Solutions, Inc.(9)	2016	421,615	140,000	—	—	—	—	561,615
JONATHAN F. PEDERSEN	2016	450,000	650,000	—	164,849	—	747	1,265,596
Chief Legal Officer, General Counsel and Secretary	2015	444,231	575,000	815,637	788,456	—	8,920	2,632,244
	2014	430,000	645,000	574,817	—	105,000	124,239	1,879,056
ALFRED W. YOUNG, JR. Executive Vice President and Chief Risk and Compliance Officer(10)	2016	57,692	200,000	—	—	—	51	257,743
DAVID C. SCHNEIDER	2016	339,615	—	—	202,892	—	1,244,139	1,786,646
Former Executive Vice President and Chief Operating Officer; Former President of Ditech Financial LLC(11)	2015	385,000	500,000	815,637	788,456	—	62,516	2,551,609
SHERYL L. NEWMAN Former Executive Vice President and Chief Risk and Compliance Officer(12)	2016	259,327	—	—	230,552	—	970,167	1,460,046

(1) For 2016, amounts reported for Mr. Renzi include a signing bonus of $2,500,000 and a guaranteed cash bonus of $1,750,000 with respect to 2016 performance, in each case, as provided in his employment agreement; amounts reported for Messrs. Tillett and Pedersen reflect discretionary cash bonuses awarded by the Compensation and Human Resources Committee; and amounts reported for Mr. Young reflect a signing bonus paid pursuant to his employment agreement. For 2015, amounts reported for Messrs. Dixon, Tillett, Pedersen and Schneider reflect discretionary cash bonuses paid in 2016 for service in 2015, which for Mr. Tillett was in excess of the guaranteed minimum bonus amount provided by his employment agreement. For 2014, amounts reported for Messrs. Tillett and Pedersen reflect guaranteed cash bonuses paid pursuant to their respective employment agreements. For a discussion of 2016 bonus awards, see “—Compensation Discussion and Analysis—2016 Executive Compensation Design and Decisions—Annual Cash Bonus.”

(2) Represents the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718, using the assumptions discussed in Note 25, “Share-Based Compensation” of the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016. These amounts may not necessarily represent the actual value realized by the named executive officers, as performance measures may not be met.

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Under applicable SEC rules, the 2016 performance shares do not appear in the table above. For 2015 and 2014, the performance shares granted vest according to Relative TSR. As the shares that vest according to Relative TSR are subject to market conditions rather than performance conditions, in each case, as defined under FASB ASC Topic 718, they have no maximum grant date fair values that differ from the grant date fair values presented in the table. Instead, the grant date fair value was derived using a Monte Carlo simulation model, which takes into account all of the possible outcomes of the market condition at the time of grant.

See the Grants of Plan-Based Awards for 2016 table immediately below for information on certain grants awarded in 2016.

(3) Reflects cash incentive compensation paid under the applicable management incentive plan in 2015 for fiscal year 2014. For a discussion of the Company’s 2016 MIP, see “Compensation Discussion and Analysis—2016 Executive Compensation Design and Decisions—Annual Cash Bonus.”

(4) All Other Compensation for 2016 includes:

Name	Company 401(k) Match (a)($)	Insurance Premiums (b)($)	Automobile Allowance ($)	Separation Payments (c)($)	Other (d)($)	Total ($)
ANTHONY N. RENZI	—	132	—	—	—	132
GEORGE M. AWAD	—	—	—	—	62,637	62,637
DENMAR J. DIXON	—	419	9,075	5,921,850	—	5,931,343
GARY L. TILLETT	—	792	—	—	—	792
JEFFREY P. BAKER	—	—	—	—	—	—
JONATHAN F. PEDERSEN	—	747	—	—	—	747
ALFRED W. YOUNG, JR.	—	51	—	—	—	51
DAVID C. SCHNEIDER	—	598	—	1,243,041	500	1,244,139
SHERYL L. NEWMAN	—	523	—	969,644	—	970,167

(a) None of our named executive officers participated in the 401(k) plan in 2016.

(b) Amounts represent life, accidental death and dismemberment and long-term disability insurance premiums paid by us on behalf of our named executive officers.

(c) Represents amounts paid or accrued during 2016 pursuant to the applicable separation agreement, each as described in greater detail under “Compensation Discussion and Analysis—2016 Executive Compensation Design and Decisions—Severance and Change in Control Arrangements.”

(d) Amounts reported with respect to Mr. Awad represent non-employee director compensation fees consisting of $37,500 in annual retainer fees and $25,137 in Board Chairman fees. Amounts reported with respect to Mr. Schneider represent a one-time cash payment paid to all employees who participated in a high-deductible medical plan in 2015 and elected a Bronze Plus medical plan in 2016.

(5) Mr. Renzi commenced employment as our Chief Executive Officer and President on September 12, 2016, and the amounts reported reflect all compensation earned by Mr. Renzi during 2016 from such date.

(6) Mr. Awad served as our Interim Chief Executive Officer and President from June 30, 2016 through September 11, 2016 and has served as a director and Chairman of the Board since June 30, 2016. The amounts reported under Salary reflect non-employee director compensation fees paid to Mr. Awad, and amounts reported under Stock Awards reflect the grant date fair value of the RSUs granted to Mr. Awad on June 30, 2016. Amounts shown in the table reflect all compensation earned by Mr. Awad during 2016 in all capacities.

(7) Mr. Dixon served as our Chief Executive Officer and President from October 10, 2015 through June 30, 2016, and prior thereto, served as our Executive Vice President and Chief Investment Officer. The amounts reported for 2016 reflect all compensation earned by Mr. Dixon during 2016 pursuant to his employment agreement, effective November 1, 2015 (the “Dixon Employment Agreement”), and the Dixon Separation Agreement. The amounts reported for 2015 reflect all compensation earned by Mr. Dixon during 2015, including a retroactive salary increase under the Dixon Employment Agreement. The amounts reported for 2014 reflect all compensation earned by Mr. Dixon during 2014 pursuant to his prior employment agreement.

Additionally, as described in “Compensation Discussion and Analysis—2016 Executive Compensation Design and Decisions—Severance and Change in Control Arrangements—Denmar J. Dixon Resignation” above, in connection with Mr. Dixon’s resignation effective June 30, 2016, among other things, the Company modified the terms of all of Mr. Dixon’s outstanding equity awards to waive the remaining service-based vesting conditions. In accordance with SEC requirements and in order to reflect all compensation decisions made by the Company during 2016 with respect to equity awards, the amount disclosed as “Stock Awards” for Mr. Dixon for 2016 in the table above represents the sum of the following (each of which is also included in the “Grants of Plan-Based Awards for 2016” table below): (a) the grant date fair value of the RSUs granted to him on June 30, 2016 in connection with his resignation (which are computed as described in footnote 2 above); and (b) the incremental fair values of the awards modified in connection with his resignation (which are computed as of the modification date in accordance with FASB ASC Topic 718 under the assumptions identified in footnote 2 above). The incremental value of the modified awards is:

Award	Value($)
Modified 2014 Performance Shares (granted March 24, 2014)	15
Modified 2014 Performance Shares (granted May 13, 2014)	4
Modified 2015 Performance Shares (granted April 6, 2015)	25,412
Total	25,431

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(8) Mr. Tillett commenced employment as our Chief Financial Officer on March 1, 2014, and the amounts reported during 2014 reflect all compensation earned by Mr. Tillett during 2014 from such date.

(9) Mr. Baker began serving as the President of Reverse Mortgage Solutions, Inc., effective October 13, 2016, and prior thereto, served as Senior Vice President of Walter Investment. The amounts reported reflect all compensation earned by Mr. Baker during 2016 in all capacities.

(10) Mr. Young commenced employment as our Executive Vice President and Chief Risk and Compliance Officer on October 24, 2016, and the amounts reported reflect all compensation earned by Mr. Young during 2016 from such date.

(11) Mr. Schneider left the Company on October 12, 2016. The amounts reported for 2016 reflect all compensation earned by Mr. Schneider during 2016 pursuant to his employment agreement, effective January 1, 2015 (the “Schneider Employment Agreement”), and the Schneider Separation Agreement.

(12) Ms. Newman left the Company on October 13, 2016. The amounts reported for 2016 reflect all compensation earned by Ms. Newman during 2016 pursuant to her employment agreement, effective April 6, 2015 (the “Newman Employment Agreement”), and the Newman Separation Agreement.

Additionally, as described in “Compensation Discussion and Analysis—2016 Executive Compensation Design and Decisions—Severance and Change in Control Arrangements—Sheryl L. Newman Separation” above, in connection with Ms. Newman’s separation, among other things, her outstanding stock option awards were accelerated such that they were immediately vested on the effective date of the Newman Separation Agreement. In accordance with SEC requirements and in order to reflect all compensation decisions made by the Company during 2016 with respect to equity awards, the amount disclosed as “Option Awards” for Ms. Newman for 2016 in the table above represents the sum of the following (each of which is also included in the “Grants of Plan-Based Awards for 2016” table below): (a) the grant date fair value of the stock options granted to her on July 8, 2016 as part of the Company’s 2016 LTI program; and (b) the incremental fair value of the stock option award modified in connection with her separation (which is computed as of the modification date in accordance with FASB ASC Topic 718 under the assumptions identified in footnote 2 above). The incremental value of the modified awards is:

Award	Value($)
Modified 2016 Stock Options (granted July 8, 2016)	141,787

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GRANTS OF PLAN-BASED AWARDS FOR 2016

The table below summarizes each grant of an equity or non-equity incentive award made to the named executive officers during 2016 under any plan in accordance with applicable SEC rules. All such awards were made pursuant to the Amended and Restated 2011 Plan. With respect to non-equity awards, the table shows the annual cash incentive compensation that our named executive officers could have earned during 2016 based upon the achievement of pre-established performance goals under the 2016 umbrella plan and MIP. For information regarding actual bonuses paid to the named executive officers for 2016, see “—Compensation Discussion and Analysis—Annual Cash Bonus” and the “Summary Compensation Table” above.

Name	Award Type	Board Approval Date	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options(#)	Exercise or Base Price of Options ($/Sh)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
ANTHONY N. RENZI	RSUs	9/8/2016	9/12/2016							175,438			599,998
GEORGE M. AWAD	RSUs	6/8/2016	6/30/2016							500,000			1,423,750
DENMAR J. DIXON	Performance Shares(4)	6/8/2016	6/8/2016				4,402	8,804	17,608				15
	Performance Shares(4)	6/8/2016	6/8/2016				1,041	2,082	4,164				4
	Performance Shares(4)	6/8/2016	6/8/2016				15,309	30,617	61,234				25,412
	RSUs	6/8/2016	6/30/2016							125,000			355,938
GARY L. TILLETT	Annual Cash Bonus			425,000	850,000	1,150,000
	Stock Options	7/8/2016	7/8/2016								146,789	2.89	202,892
JEFFREY P. BAKER	Transaction Incentive			100,000		400,000
JONATHAN F. PEDERSEN	Annual Cash Bonus			337,500	675,000	900,000
	Stock Options	7/8/2016	7/8/2016								119,266	2.89	164,849
ALFRED W. YOUNG, JR.	N/A
DAVID C. SCHNEIDER	Annual Cash Bonus			300,000	637,500	900,000
	Stock Options	7/8/2016	7/8/2016								146,789	2.89	202,892
SHERYL L. NEWMAN	Annual Cash Bonus			162,500	325,000	406,250
	Stock Options	7/8/2016	7/8/2016								64,220	2.89	88,765
	Stock Options(5)	12/1/2016	12/1/2016								64,220	2.89	141,787

(1) With respect to Messrs. Tillett, Pedersen and Schneider and Ms. Newman, represents the cash bonus opportunity range pursuant to the 2016 MIP, the terms of which are summarized under “—Compensation Discussion and Analysis—Annual Cash Bonus” above. Amounts reported under the “Maximum” column represent the high end of the opportunity range and amounts reported under the “Threshold” column represent the low end of the opportunity range, in each case, if certain pre-established corporate and individual performance goals are met. For Mr. Baker, amounts reported represent the incentive opportunity range in connection with the sale of a significant portion of the net assets of Reverse Mortgage Solutions, Inc. if completed on or before May 31, 2017.

(2) Exercise price per share of 2016 stock options was determined using the greater of (x) the average of the high and the low selling price of our Common Stock as reported on the NYSE on June 28, 2016, the date the material terms and participation levels were determined and (y) the average of the high and the low selling price of our Common Stock as reported on the NYSE on July 8, 2016, the date of grant.

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(3) Except as otherwise indicated by footnote, represents the grant date fair value of each equity award computed in accordance with FASB ASC Topic 718, using the assumptions discussed in Note 25, “Share-Based Compensation” of the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016.

(4) As described in “Compensation Discussion and Analysis—2016 Compensation Design and Decisions—Severance and Change in Control Arrangements—Denmar J. Dixon Resignation” above, in connection with the separation of Mr. Dixon, among other things, the Company modified the terms of his outstanding awards to waive the remaining service-based vesting conditions for that portion of these awards that were to be forfeited in connection with his separation. In accordance with SEC requirements, the incremental fair values associated with these modifications, computed as of the modification date in accordance with FASB ASC Topic 718, is reflected in the table above as if new grants had been made.

(5) As described in “Compensation Discussion and Analysis—2016 Compensation Design and Decisions—Severance and Change in Control Arrangements—Sheryl L. Newman Separation” above, in connection with the separation of Ms. Newman, among other things, the Company modified the terms of her outstanding award of stock options granted on July 8, 2016 to become fully vested and exercisable upon the effective date of the Newman Separation Agreement. In accordance with SEC requirements, the incremental fair values associated with this modification, computed as of the modification date in accordance with FASB ASC Topic 718, is reflected in the table above as if new grants had been made.

NARRATIVE SUPPLEMENT TO SUMMARY COMPENSATION TABLE AND TO GRANTS OF PLAN-BASED AWARDS TABLE

Employment Agreements

To attract and ensure stability in executive management, we entered into employment agreements with our named executive officers. The terms described below reflect the material terms of the employment agreements for each of Messrs. Dixon and Schneider and Ms. Newman, in each case, as in effect prior to the effectiveness of their respective separation agreements. Capitalized terms used in this section and not otherwise defined have the meanings assigned to them in the applicable employment agreement.

Anthony N. Renzi

On August 8, 2016, the Company entered into an employment agreement with Mr. Renzi (the “Renzi Employment Agreement”). The term of Mr. Renzi’s employment under the Renzi Employment Agreement commenced September 12, 2016 (the “Renzi Commencement Date”) and continues until the first anniversary of such date, with automatic one-year extensions thereafter, unless and until terminated as provided for in the Renzi Employment Agreement. The Renzi Employment Agreement provides for a base salary of $500,000, subject to annual review and increase (but not decrease) by the Compensation and Human Resources Committee. The Renzi Employment Agreement also provides for a guaranteed annual incentive bonus for fiscal year 2016 of $1,750,000. For each full fiscal year during the employment term beginning with the 2017 fiscal year, Mr. Renzi is eligible to receive an annual incentive bonus in an amount to be determined by the Compensation and Human Resources Committee, contingent upon achievement of annual Company and individual performance objectives for the applicable fiscal year. The Renzi Employment Agreement provides that Mr. Renzi will be entitled to receive a long-term incentive award with an economic value equal to $1,000,000 for the fiscal year 2017 grant cycle, subject to Mr. Renzi’s continued employment through the grant date, which award will be on such terms and conditions as established by the Compensation and Human Resources Committee. In subsequent grant cycles, Mr. Renzi will be eligible to receive a long-term incentive award in an amount determined by the Compensation and Human Resources Committee and in a form and subject to the terms and conditions established by the Compensation and Human Resources Committee.

In addition, the Renzi Employment Agreement provided for a signing bonus of $2,500,000, which amount was paid on September 16, 2016 pursuant to the terms of the Renzi Employment Agreement. This cash signing bonus is subject to a pro-rata clawback if Mr. Renzi terminates his employment without Good Reason or the Company terminates his employment for Cause, as such terms are defined in the Renzi Employment Agreement, in each case, prior to or on the first anniversary of the Renzi Commencement Date. On September 12, 2016, Mr. Renzi also received a number of restricted stock units with an economic value of $600,000, determined as of the Renzi Commencement Date, and (2) a long-term restricted cash award with an aggregate value of $600,000 (collectively, the “Renzi Signing Awards”). Each Renzi Signing Award will vest ratably on the first, second, and third anniversaries of the Renzi Commencement Date, subject to Mr. Renzi’s continued employment through each applicable vesting date, except as provided for below.

As a condition, and prior to commencement, of Mr. Renzi’s employment, Mr. Renzi was required to execute and deliver a Confidentiality, Non-Interference, and Invention Assignment Agreement, which agreement contains a covenant not to compete and a covenant not to solicit or hire, as applicable, employees, consultants, customers and prospective customers, in each case, while employed and for a period of eighteen (18) months following termination of employment for any reason. The Confidentiality, Non-Interference, and Invention Assignment Agreement also contains a covenant not to disclose confidential information while employed and at all times thereafter and a mutual non-disparagement covenant.

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George M. Awad

In connection with his appointment as Interim Chief Executive Officer and President of the Company and as a director and Chairman of the Board of Directors, the Company entered into a Letter Agreement with Mr. Awad, dated June 8, 2016 (the “Awad Letter Agreement”). Pursuant to the Awad Letter Agreement, Mr. Awad served as Executive Chairman of, and a director on, the Board of Directors, and as Interim Chief Executive Officer and President of the Company, from June 30, 2016 through September 11, 2016, after which date Mr. Renzi commenced employment as the Company’s permanent Chief Executive Officer and President (such period, the “Transition Period”).

Pursuant to the Awad Letter Agreement, Mr. Awad received an award of 500,000 restricted stock units on June 30, 2016 which vest (i) ratably in equal installments over three years on September 30 of each of 2016, 2017 and 2018, (ii) upon a change in control and (iii) if Mr. Awad is not nominated for reelection as a director prior to the final vesting date. During the Transition Period, Mr. Awad was eligible for compensation provided to non-employee directors under the Company’s non-employee director compensation policy and was entitled to the same insurance, indemnification, compensation and expense reimbursement arrangements as apply to other non-employee directors of the Company.

Denmar J. Dixon

On April 4, 2016, Mr. Dixon entered into an employment agreement with the Company, effective retroactively to November 1, 2015 (the “Dixon Employment Agreement”). This agreement superseded all prior agreements and arrangements relating to Mr. Dixon’s employment. The Dixon Employment Agreement provided for an initial term of fourteen (14) months, subject to automatic one-year extensions unless terminated as provided for in the employment agreement. The Dixon Employment Agreement provided for a base salary of $575,000, subject to annual review and increase (but not decrease) by the Compensation and Human Resources Committee. The Dixon Employment Agreement provided for a 2016 target bonus of $1,200,000, contingent upon achievement of annual financial and other goals and individual performance objectives for the applicable fiscal year established by the Company’s Board of Directors. Except as provided for in the case of specified terminations of employment, receipt of the annual bonus was subject to Mr. Dixon’s continued employment through the end of the year for which the bonus was payable. In addition, the Dixon Employment Agreement provided that Mr. Dixon’s target annual long-term incentive opportunity for 2016 would have an economic value of $4,225,000. The Dixon Employment Agreement specified that annual grant award agreements under the long-term incentive plan will provide that such grants will: (i) vest and settle (as applicable) over a period of no longer than one-third per year for three years; (ii) have a minimum 10-year term and exercise period (irrespective of when termination of Mr. Dixon’s employment occurs, in the case of option grants); and (iii) vest and settle (as applicable) upon a Change of Control. However, Mr. Dixon’s 2016 long-term incentive opportunity was not required to vest and settle (as applicable) over a period of no longer than one-third per year for three years, so long as the terms of Mr. Dixon’s 2016 long-term incentive opportunity were consistent with those offered to other Company named executive officers. In addition, Mr. Dixon’s employment agreement specified that all equity awards granted after the date of such employment agreement will provide that such awards immediately vest and settle (as applicable) upon a termination of Mr. Dixon’s employment: (i) as a result of death, Retirement or Disability; (ii) as a result of Involuntary Termination other than for Cause, Disability or death; or (iii) by Mr. Dixon as a result of Constructive Termination.

Gary L. Tillett

Mr. Tillett entered into an employment agreement with the Company, effective March 1, 2014 (the “Tillett Employment Agreement”), which agreement is for an indefinite term. The Tillett Employment Agreement provides for an initial base salary of $500,000, subject to annual review and increase (but not decrease) by the Board of Directors. The Tillett Employment Agreement provides for an annual target bonus equal to 170% of Mr. Tillett’s base salary with a maximum bonus eligibility of 230% of base salary. In addition, the Tillett Employment Agreement provided for a sign-on bonus award of RSUs with an economic value of $1,050,000, which award vests in three equal installments on the first, second, and third anniversaries of the date of grant, subject to Mr. Tillett’s continued employment with the Company. The Tillett Employment Agreement provided for the reimbursement of expenses associated with Mr. Tillett’s relocation to the Tampa, Florida area, up to a maximum of $200,000. Additionally, the Tillett Employment Agreement provides that any compensation paid to Mr. Tillett which is subject to recovery under any present or future law, government regulation or stock exchange listing requirement will be subject to deductions and clawbacks as may be required.

Jeffrey P. Baker

Mr. Baker entered into a letter agreement with the Company, effective June 1, 2016, except where otherwise noted therein (the “Baker Employment Agreement”), which agreement is for an indefinite term. The Baker Employment Agreement provides for a base salary of $35,000 per month and also a retention bonus in the amount of $180,000, subject to Mr. Baker’s continued employment as President of Reverse Mortgage Solutions, Inc. until May 31, 2017. The Baker Employment Agreement further provides that Mr. Baker will be paid an incentive bonus payment (the “Transaction Incentive”) of up to $400,000 in connection with the completion of any transaction on or before May 31, 2017 that results in the sale of a significant portion of the net assets of Reverse Mortgage Solutions, Inc.

2017 Proxy Statement	Walter Investment	• 53

Jonathan F. Pedersen

Mr. Pedersen entered into an employment agreement with the Company, effective October 16, 2013 (the “Pedersen Employment Agreement”), which agreement is for an indefinite term. The Pedersen Employment Agreement provided for an initial base salary of $430,000, subject to annual review and increase (but not decrease) by the Board of Directors. The Pedersen Employment Agreement provided for an annual target bonus equal to 150% of Mr. Pedersen’s base salary with a maximum bonus eligibility of 200% of base salary. In addition, the Pedersen Employment Agreement provided for a lump-sum cash sign-on bonus of $200,000 and a sign-on equity grant of 20,000 RSUs which vested fifty percent (50%) on the date that was eighteen (18) months after the date of grant and the remaining fifty percent (50%) on the date that was thirty six (36) months after the date of grant. The Pedersen Employment Agreement provided for the reimbursement of expenses associated with Mr. Pedersen’s relocation to the Tampa, Florida area, up to a maximum of $250,000. The Pedersen Employment Agreement provided that if any of the Company’s financial statements are required to be restated due to errors, omissions, fraud, or misconduct occurring after the date on which Mr. Pedersen commenced employment with the Company, the Board of Directors may, in its sole discretion but acting in good faith, direct the Company to recover all or a portion of any past or future compensation paid to Mr. Pedersen with respect to any fiscal year for which the financial results are negatively affected by such restatement.

Alfred W. Young, Jr.

Mr. Young entered into a letter agreement with the Company, dated October 12, 2016 (the “Young Employment Agreement”), which agreement is for an indefinite term. The Young Employment Agreement provides for a base salary of $300,000. In addition, pursuant to the Young Employment Agreement, Mr. Young is eligible to earn a target bonus of $300,000 in respect of the 2017 fiscal year and receive a long-term equity incentive opportunity with a target economic value of $300,000 on the date of grant for the 2017 grant cycle. The Young Employment Agreement also provides for a cash sign-on bonus in the amount of $200,000, which amount was paid on October 26, 2016 and is subject to a pro-rata clawback if Mr. Young voluntarily resigns from the Company or the Company terminates his employment for cause (as determined by the Company in its good faith discretion), in each case, on or before October 24, 2017.

David C. Schneider

Mr. Schneider entered into the Schneider Employment Agreement with the Company, effective January 1, 2015, which agreement was for an indefinite term. The Schneider Employment Agreement provided for an initial base salary of $385,000, subject to annual review and increase (but not decrease) by the Board of Directors. The Schneider Employment Agreement provided for an annual target bonus of $600,000 with an opportunity to increase the bonus to a maximum of $900,000. Additionally, the Schneider Employment Agreement provided that any compensation paid to Mr. Schneider which is subject to recovery under any present or future law, government regulation or stock exchange listing requirement will be subject to deductions and clawbacks as may be required.

Sheryl L. Newman

Ms. Newman entered into the Newman Employment Agreement with the Company, effective April 6, 2015, which agreement was for an indefinite term. The Newman Employment Agreement provided for an initial base salary of $285,000, subject to annual review and potential increase (but not decrease) by the Board of Directors. The Newman Employment Agreement provided for an annual target bonus equal to 85% of Ms. Newman’s base salary with a maximum bonus eligibility of 120% of base salary. Additionally, the Newman Employment Agreement provided that any compensation paid to Ms. Newman which is subject to recovery under any present or future law, government regulation or stock exchange listing requirement will be subject to deductions and clawbacks as may be required.

Additional Benefits

In addition, each of the employment agreements described above, other than the Baker Employment Agreement, provide for one or more of the following benefits:

◾	participation in the Company’s annual incentive plan and long-term incentive plan, in each case, as in effect from time to time;

◾	participation in the Company’s group life and health insurance benefit plans and retirement plan;

◾	with respect to Mr. Dixon only, a monthly auto allowance of $1,500;

◾	vacation in accordance with the Company’s vacation policy, which currently provides executives with unlimited paid time off (“PTO”), while still ensuring that his or her job duties and responsibilities are being met; executives who had accrued PTO as of October 1, 2016, the effective date of the Company’s new executive PTO policy, are or were eligible to receive compensation for such frozen PTO balances upon termination of employment; and

◾	severance benefits upon certain terminations of employment and restrictive covenants following termination of employment, as described below under “—Payments and Benefits on Termination and Change-in-Control.”

2017 Proxy Statement	Walter Investment	• 54

2016 Separation Agreements

For a more detailed description of the separation payments and benefits provided to Messrs. Dixon and Schneider and Ms. Newman under their respective separation agreements, see “—Compensation Discussion and Analysis—2016 Executive Compensation Design and Decisions—Severance and Change in Control Arrangements—Denmar J. Dixon Resignation,” “—David C. Schneider Separation,” and “—Sheryl L. Newman Separation,” as applicable.

ANNUAL CASH BONUS

Our annual bonus program is described under “Compensation Discussion and Analysis—2016 Executive Compensation Design and Decisions—Annual Cash Bonus” above.

LONG-TERM AWARDS

Our long-term incentive award program, which for 2016 consisted of a combination of stock options, performance shares, and long-term cash-based awards, is described under “Compensation Discussion and Analysis—2016 Executive Compensation Design and Decisions—Long-Term Awards” above.

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OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2016

The following table provides details about each outstanding equity award held by our named executive officers as of December 31, 2016.

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other rights that have not vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested($)(3)(4)
ANTHONY N. RENZI	9/12/16	—	—	—	—	175,436	833,321	—	—
GEORGE M. AWAD	6/30/16	—	—	—	—	333,333	1,583,332	—	—
DENMAR J. DIXON	4/20/09	8,333	—	7.67	4/20/19	—	—	—	—
	1/22/10	90,000	—	14.29	1/22/20	—	—	—	—
	5/10/11	148,203	—	17.61	5/10/21	—	—	—	—
	2/28/12	47,120	—	20.57	2/28/19	—	—	—	—
	4/3/13	81,140	—	33.59	4/3/23	—	—	—	—
	3/24/14	—	—	—	—	—	—	24,943	118,479
	5/13/14	—	—	—	—	—	—	4,758	22,601
	4/6/15	—	121,428	16.39	4/6/22	—	—	—	—
	4/6/15	—	—	—	—	—	—	28,065	133,309
GARY L. TILLETT	3/3/14	—	—	—	—	13,905	66,049	—	—
	3/24/14	—	—	—	—	2,596	12,331	—	—
	3/24/14	—	—	—	—	—	—	7,786	36,984
	4/6/15	—	121,428	16.39	4/6/22	—	—	—	—
	4/6/15	—	—	—	—	12,202	57,960	—	—
	4/6/15	—	—	—	—	—	—	9,151	43,467
	7/8/16	—	146,789	2.89	7/8/26	—	—	—	—
JEFFREY P. BAKER	—	—	—	—	—	—	—	—	—
JONATHAN F. PEDERSEN	3/24/14	—	—	—	—	2,163	10,274	—	—
	3/24/14	—	—	—	—	—	—	6,489	30,823
	4/6/15	—	121,428	16.39	4/6/22	—	—	—	—
	4/6/15	—	—	—	—	15,252	72,447	—	—
	4/6/15	—	—	—	—	—	—	11,439	54,335
	7/8/16	—	119,266	2.89	7/8/26	—	—	—	—
ALFRED W. YOUNG, JR.	—	—	—	—	—	—	—	—	—
DAVID C. SCHNEIDER	4/6/15	—	40,476	16.39	4/6/22	—	—	—	—
	7/8/16	—	146,789	2.89	7/8/26	—	—	—	—
SHERYL L. NEWMAN	7/8/16	64,220	—	2.89	7/8/26	—	—	—	—

(1) Stock options generally vest in three equal annual installments beginning on the first anniversary of the grant date, except for (x) stock options granted to the named executive officers in 2013 and 2015, which cliff-vest on the third anniversary of their respective grant dates and (y) stock options granted to Mr. Dixon on January 22, 2010, which vested in full on January 22, 2014. For additional information on vesting upon specified termination events or a change in control, see “— Potential Payments Upon Termination or Change in Control.”

(2) Represents the portion of time-vesting RSU awards that had not vested as of December 31, 2016. Annual awards of RSUs granted to the named executive officers on March 24, 2014 vested 50% on March 24, 2016 (the second anniversary of the grant date) and 50% on March 24, 2017 (the third anniversary of the grant date). Annual awards of RSUs granted to named executive officers on April 6, 2015 vest in three equal annual installments beginning on the first anniversary of the grant date. Additionally, Messrs. Renzi, Awad, Tillett and Pedersen each received sign-on awards of RSUs upon accepting employment with the Company. Sign-on RSUs granted to Mr. Renzi on September 12, 2016 vest one-third on each of September 12, 2017, 2018 and 2019 (the first, second and third anniversaries of the grant date). Sign-on RSUs granted to Mr. Awad on June 30, 2016 vested one-third on September 30, 2016 and vest another one-third on each of September 30, 2017 and 2018. Sign-on RSUs granted to Mr. Tillett on March 3, 2014 vested one-third on each of March 3, 2015, 2016 and 2017 (the first, second and third anniversaries of the grant date). For additional information on vesting upon specified termination events or a change in control, see “Compensation Discussion and Analysis—Potential Payments Upon Termination or Change in Control.”

(3) Amounts reported are based on the closing price of our Common Stock on the NYSE as of December 30, 2016, the last trading day of the year, or $4.75, multiplied by the number of shares underlying the award.

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(4) Represents performance shares. In accordance with FASB ASC Topic 718, performance shares awarded in 2016 were not assigned a grant date during 2016 and therefore not outstanding as of December 31, 2016. For 2014 and 2015, represents performance shares that vest according to Relative TSR at the end of an approximately three-year performance period. In the table above, the number and market value of shares reflect threshold performance because actual performance during the performance periods that have elapsed through December 31, 2016 were below threshold. On January 19, 2017, the Compensation and Human Resources Committee determined that no shares would be distributed with respect to the 2014 performance shares whose performance period ended on December 31, 2016. The actual numbers of shares that will be distributed with respect to the 2015 performance shares are not yet determinable.

OPTION EXERCISES AND STOCK VESTED IN 2016

The table below sets forth the number of shares of common stock acquired in 2016 upon the exercise of stock options and as a result of the vesting of RSUs awarded to our named executive officers, under our compensatory equity programs.

	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired On Exercise(#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting(#)	Value Realized On Vesting($)(2)
ANTHONY N. RENZI	—	—	—	—
GEORGE M. AWAD	—	—	166,666	676,664
DENMAR J. DIXON	—	—	152,025	546,400
GARY L. TILLETT	—	—	22,601	160,670
JEFFREY P. BAKER	—	—	—	—
JONATHAN F. PEDERSEN	—	—	19,790	124,587
ALFRED W. YOUNG, JR.	—	—	—	—
DAVID C. SCHNEIDER	—	—	9,357	70,582
SHERYL L. NEWMAN	—	—	2,350	10,317

(1) Reflects vesting of RSUs, as further described below.

Name	Award	Number of Shares Acquired on Vesting	Date of Acquisition of Underlying Shares
ANTHONY N. RENZI	—	—	—
GEORGE M. AWAD	Sign-on Restricted Stock Units	166,666	9/30/2016
DENMAR J. DIXON	2014 Restricted Stock Units	8,314	3/24/2016
	2015 Restricted Stock Units	18,711	4/6/2016
	Separation Agreement	125,000	6/30/2016
GARY L. TILLETT	Sign-On Restricted Stock Units	13,905	3/3/2016
	2014 Restricted Stock Units	2,595	3/24/2016
	2015 Restricted Stock Units	6,101	4/6/2016
JEFFREY P. BAKER	—	—	—
JONATHAN F. PEDERSEN	2014 Restricted Stock Units	2,163	3/24/2016
	2015 Restricted Stock Units	7,627	4/6/2016
	Sign-On Restricted Stock Units	10,000	11/4/2016
ALFRED W. YOUNG JR.	—	—	—
DAVID C. SCHNEIDER	2014 Restricted Stock Units	1,730	3/24/2016
	2015 Restricted Stock Units	7,627	4/6/2016
SHERYL L. NEWMAN	2015 Restricted Stock Units	2,350	5/13/2016

(2) Reflects the aggregate market value of shares vested on the applicable vesting date(s) based on the closing market price of a share of our Common Stock on such date.

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NONQUALIFIED DEFERRED COMPENSATION FOR 2016

The following table sets forth information with respect to the vesting of Mr. Dixon’s 2014 and 2015 RSU awards in connection with his resignation as discussed under “Compensation Discussion and Analysis—2016 Executive Compensation Design and Decisions—Severance and Change in Control Arrangements—Denmar J. Dixon Resignation” above, but for which the underlying shares of Common Stock were not immediately delivered to him.

Name	Executive Contributions in Last Fiscal Year($)	Registrant Contributions in Last Fiscal Year($)(1)	Aggregate Earnings in Last Fiscal Year($)(2)	Aggregate Withdrawals/ Distributions($)	Aggregate Balance at Last Fiscal Year End($)(3)
DENMAR J. DIXON
Vested but Undelivered Restricted Stock Units	—	126,229	91,013	—	217,241

(1) This column represents (i) 37,420 RSUs granted on April 6, 2015 that vested on June 30, 2016 in connection with Mr. Dixon’s resignation, but that settle in two equal installments on each of April 6, 2017 and April 6, 2018 and (ii) 8,315 RSUs granted on March 24, 2014 that vested on June 30, 2016 in connection with Mr. Dixon’s resignation, but that settled on March 24, 2017. The value set forth in this column is based on the closing market price per share of our Common Stock of $2.76 on June 30, 2016, the vesting date. The grant date fair value of each of these awards is reflected in the “Stock Awards” column of the Summary Compensation Table for the fiscal year in which they were granted.

(2) This column includes aggregate earnings accrued during 2016 from the vesting date through December 31, 2016 (based on the closing market price per share of our Common Stock on such dates) on the vested and undelivered RSUs described in footnote 1. No portion of any earnings would be considered above-market or preferential, and accordingly, no earnings are reflected in the “Summary Compensation Table” above.

(3) Represents the aggregate market value of the vested and undelivered RSUs described in footnote 1. The value set forth in this column is based on the closing price of our Common Stock on the NYSE as of December 30, 2016, the last trading day of the year, or $4.75. The grant date fair value of each of these awards is reflected in the “Stock Awards” column of the Summary Compensation Table for the fiscal year in which they were granted.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

This “Potential Payments upon Termination or Change in Control” section, including the table contained herein, describes, among other things, estimated potential payments and benefits to which Messrs. Renzi, Tillett, Baker and Young, our named executive officers who are also current employees of the Company (the “Current NEOs”), and Mr. Awad, our current Chairman of the Board of Directors, would have been entitled to receive if certain events occurred on the last day of 2016. As specified in the Baker Employment Agreement, Mr. Baker is a temporary employee and ineligible for benefits under any severance policy or plan sponsored by the Company or any of its subsidiaries or affiliates but may be eligible for a prorated retention bonus if terminated involuntarily without Cause prior to May 31, 2017. As Mr. Awad is not currently an employee or officer of the Company, he is also ineligible for severance payments, rights or benefits, except to the extent provided in the award agreement governing his outstanding RSUs. This section takes into account the applicable employment agreements, equity and long-term cash award agreements and compensation plans of the Company and is based on a number of important assumptions, as described in more detail below. Further, any amounts included in this section are estimates provided solely for disclosure purposes, and actual amounts paid to our named executive officers upon the occurrence of the events described herein could vary from such estimated amounts. Capitalized terms used in this section and not otherwise defined have the meanings assigned to them in the applicable employment agreement, award agreement or plan.

Termination of Employment in General

In the event of a termination of employment for any reason, each of the Current NEOs would be entitled to receive payment for his earned but unpaid base salary through the date of termination of employment. Additionally, Messrs. Tillett and Baker would also be entitled to receive payment for any accrued and frozen PTO balance as provided by the Company’s current policy (collectively, the “Accrued Compensation Payments”). In the event Mr. Baker’s employment is terminated for any reason prior to the sale of a significant portion of the net assets of Reverse Mortgage Solutions, Inc., he may receive a prorated Transaction Incentive based upon the status of such asset sale at the time of his termination.

Termination for Cause / Voluntary Termination (Other than Due to Retirement)

Messrs. Renzi and Tillett

In the event of termination of Messrs. Renzi’s or Tillett’s employment by the Company for Cause or due to a voluntary termination (other than due to Retirement) by the Current NEO (including for Mr. Renzi, termination without Good Reason or due to non-renewal of the employment term), each such Current NEO shall receive only the Accrued Compensation Payments. The Current NEOs are not entitled to receive any earned but unpaid bonus for any period prior to the termination of employment.

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In the event of a termination of Mr. Renzi’s employment by the Company for Cause on or prior to September 12, 2017, the first anniversary of his commencement date, or by Mr. Renzi without Good Reason or due to non-renewal of the employment term, Mr. Renzi will be required to repay to the Company, within 60 days following such termination date, a prorated amount of his sign-on bonus in accordance with the terms of the Renzi Employment Agreement.

Mr. Young

In the event of a termination of Mr. Young’s employment by the Company for cause (as determined by the Company in its good faith discretion) on or prior to October 24, 2017, the first anniversary of his start date, Mr. Young will be required to repay to the Company, within 60 days following such termination date, a prorated amount of his sign-on bonus in accordance with the terms of the Young Employment Agreement.

Termination Without Cause (Other than Due to Death or Disability)/ Resignation as a Result of a Constructive Termination/Termination with Good Reason

Messrs. Renzi and Tillett

In the event of termination of Messrs. Renzi’s and Tillett’s employment by the Company without Cause (other than due to death or Disability) or by the Current NEO with Good Reason (for Mr. Renzi) or as a result of a Constructive Termination (for Mr. Tillett), subject to the execution and non-revocation of a general release of claims against the Company, each such Current NEO shall receive: (i) a prorated annual bonus for the year in which the termination occurs based on the actual performance achieved under the terms of the bonus plan, prorated for the number of days such Current NEO was employed by the Company during the year of termination (a “Prorated Annual Bonus”); (ii) continued base salary for a period of twelve (12) months (Mr. Tillett) or eighteen (18) months (Mr. Renzi); (iii) continued payment of the annual bonus amounts for a period of twelve (12) months (Mr. Tillett) or eighteen (18) months (Mr. Renzi) after termination, which bonus amount shall be equal to the target annual bonus for the year of termination (Mr. Renzi) or consistent with other executives at the Company at their level, based on actual performance under the bonus plan) that the named executive officer would have received if he remained employed (Mr. Tillett); (iv) any earned but unpaid annual bonus for any year prior to the year in which the termination occurs; and (v) contribution of the Company’s portion of monthly premiums for continued health and dental (and vision, for Mr. Tillett) benefits for twelve (12) months (Mr. Tillett) or eighteen (18) months (Mr. Renzi) after termination. Messrs. Renzi’s and Tillett’s receipt of severance payments and benefits is subject to continued compliance with their applicable post-termination non-competition, non-solicitation and non-disparagement covenants.

Pursuant to the terms of the applicable long-term cash award agreement, the long-term cash awards granted to each of Mr. Renzi, as a sign-on incentive, and Mr. Tillett, pursuant to the Company’s 2016 long-term incentive plan, will vest immediately upon a termination of such officer’s employment without Cause or with Good Reason/as a result of a Constructive Termination.

Mr. Baker

In the event of termination of Mr. Baker’s employment by the Company without Cause prior to May 31, 2017, he will be eligible to receive a prorated portion of the retention bonus described in the Baker Employment Agreement.

Change in Control

None of the Current NEOs’ employment agreements provides any enhancement to severance payments, right or benefits in connection with a termination of employment for any reason following a Change in Control. Pursuant to the terms of the applicable long-term cash award agreement, the long-term cash award granted to each of Mr. Renzi, as a sign-on incentive, and Mr. Tillett, pursuant to the Company’s 2016 long-term incentive plan, will vest immediately upon a Change in Control.

Death or Disability

Mr. Renzi

In the event of termination of Mr. Renzi’s employment as a result of his death or Disability, Mr. Renzi shall receive a Prorated Annual Bonus for the year of such termination, payment of any earned but unpaid annual bonus for any year prior to the year in which the termination occurs, and, pursuant to the terms of the long-term cash award agreement, the long-term cash award granted to Mr. Renzi as a sign-on incentive will vest immediately.

Mr. Tillett

In the event of termination of Mr. Tillett’s employment as a result of the Current NEO’s death or Disability, Mr. Tillett will receive the same severance payments and benefits as in the case of a termination of his employment by the Company without Cause or by his due to a Constructive Termination, subject to the execution of a general release of claims against the Company and compliance with

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applicable post-termination non-competition and non-solicitation covenants, as described below. In addition, pursuant to the terms of the applicable long-term cash award agreement, the long-term cash award granted to Mr. Tillett will vest immediately upon his death or Disability.

Retirement

Messrs. Renzi and Tillett

Messrs. Renzi’s and Tillett’s employment agreements make no provision for payments or benefits upon their Retirement.

Restrictive Covenants

Messrs. Renzi and Tillett

Messrs. Renzi’s and Tillett’s employment agreements contain: (i) a perpetual confidentiality covenant; (ii) a non-solicitation covenant for a period of eighteen (18) months (Mr. Renzi) or twelve (12) months (Mr. Tillett) after termination for any reason with respect to the Company’s customers and prospective customers; (iii) a covenant not to accept employment or be an independent contractor for any competitor for which they would perform similar duties as the duties they performed for the Company for a period of eighteen (18) months (Mr. Renzi) or twelve (12) months (Mr. Tillett) after termination for any reason; (iv) a no-hire covenant for a period of eighteen (18) months (Mr. Renzi) or twenty four (24) months (Mr. Tillett) after termination for any reason with respect to the Company’s independent contractors and employees; and (v) a perpetual mutual non-disparagement covenant.

Equity Awards

Termination for Cause and Voluntary Termination (Termination Other Than Death, Disability or Retirement)

In the event of a termination of a named executive officer’s employment for Cause or due to a voluntary termination (other than death, Disability or Retirement), (i) all vested and unvested options will be forfeited, (ii) all RSUs, to the extent unvested (including any accrued but unpaid dividend equivalents), will be forfeited, and (iii) all outstanding performance shares, including those that have been earned but not paid out, will be forfeited.

Termination Without Cause

In the event of the termination of Mr. Tillett’s employment other than for Cause, Disability, death or a Constructive Termination, his employment agreement provides that all outstanding unvested equity awards immediately vest.

Termination as a Result of Constructive Termination

In the event of the termination of Mr. Tillett’s employment as a result of a Constructive Termination, his employment agreement provides that all outstanding unvested equity awards immediately vest.

Death or Disability

In the event of termination of Mr. Tillett’s employment as a result of death of Disability, his employment agreement provides that all outstanding equity awards immediately vest.

Retirement

If Mr. Tillett’s employment is terminated as a result of Retirement, (i) all outstanding options may be retained in full and vest in accordance with their terms, (ii) generally, RSUs, to the extent not vested, become immediately vested and are paid out on the normally scheduled vesting date, and (iii) performance shares will be paid on a prorated basis, based on actual performance and the number of months in the performance period that the named executive officer was employed with the Company.

Change in Control

Upon a Change in Control, (i) all outstanding and unvested options will immediately vest, (ii) all unvested RSUs will immediately vest and (iii) all performance shares will be paid in full based on target performance.

Termination of Employment in Connection with a Divestiture

If in the event of a Divestiture (as defined in the 2015 and 2016 option award agreements) whereby the Company sells or transfers one of its subsidiaries, business units or divisions and such sale or transfer does not constitute a Change in Control of the Company, a named executive officer is advised that the named executive officer’s employment with the Company will be terminated in connection with the divestiture but is offered comparable employment with an acquirer, the Company, in the sole discretion of the Compensation and Human Resources Committee, may (i) accelerate vesting of options, (ii) seek to substitute the award with an award of substantially

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comparable value and terms with the acquirer, or (iii) continue the option award. In the event a named executive officer is not offered or declines comparable employment with an acquirer, then the termination of employment will be deemed a termination other than for Cause.

Sign-On Grants

Additionally, pursuant to their employment agreements, Messrs. Renzi, Awad and Tillett received RSUs as a sign-on incentive. Pursuant to the Renzi Employment Agreement and the applicable award agreement, any unvested RSUs granted as a sign-on incentive will vest immediately upon a termination of Mr. Renzi’s employment as a result of death, Disability, termination without Cause or due to non-renewal of the Term of Employment, termination with Good Reason or a change in control and will be forfeited in all other instances, including upon termination for Cause or termination by Mr. Renzi without Good Reason. Pursuant to the Awad Letter Agreement, any unvested RSUs granted as a sign-on incentive to Mr. Awad will vest immediately as a result of death, Disability, a change in control and termination of Mr. Awad’s service as a director following the Board of Directors’ failure to nominate Mr. Awad for reelection. Pursuant to Mr. Tillett’s employment agreement, any unvested RSUs granted as a sign-on incentive will (i) be forfeited upon termination for Cause or voluntary termination (other than as a result of Constructive Termination) or (ii) vest immediately upon a termination of Mr. Tillett’s employment as a result of death, Disability, Constructive Termination, an involuntary termination (other than for Cause) or a change in control.

Termination Payments to Former Officers

Messrs. Dixon and Schneider and Ms. Newman

Messrs. Dixon and Schneider and Ms. Newman received the compensation arrangements described under “Compensation Discussion and Analysis—2016 Executive Compensation Design and Decisions—Severance and Change in Control Arrangements—Denmar J. Dixon Resignation,” “—David C. Schneider Separation” and “—Sheryl L. Newman Separation” in connection with their respective separation from the Company.

Mr. Pedersen

Effective March 24, 2017, Jonathan F. Pedersen resigned from his positions as Chief Legal Officer, General Counsel and Secretary of the Company. In order to assist with any necessary transition, Mr. Pedersen remains an employee of the Company in a non-officer capacity through April 30, 2017, or until such earlier date as may be mutually agreed between the Company and Mr. Pedersen (the “Termination Date”). In connection with his resignation, the Company and Mr. Pedersen executed a Resignation Letter Agreement, dated March 24, 2017, pursuant to which Mr. Pedersen is eligible to receive the following rights and benefits through the Termination Date, subject to his complying with the terms of his non-competition, non-solicitation and non-disparagement covenants (as modified by the Resignation Letter Agreement) and any other terms and conditions to which he is subject: (i) his current base salary and employee benefits through the Termination Date, pursuant to the Pedersen Employment Agreement; (ii) a retention bonus in the amount of $250,000 as provided in the retention letter agreement, dated February 17, 2017, between Mr. Pedersen and the Company, that was paid on March 31, 2017; and (iii) all cash and equity incentive awards outstanding as of March 24, 2017 will remain outstanding and will continue to vest through the Termination Date, which shall be Mr. Pedersen’s final date of employment for all purposes under the applicable award agreements.

Potential Payments upon Termination or Change in Control Table

The following table describes the potential payments, rights and benefits under the Company’s compensation and benefit plans and contractual agreements to which the named executive officers other than Messrs. Dixon and Schneider and Ms. Newman would have been entitled if a termination of employment or change in control occurred on the last business day of 2016.

The amounts shown in the table below do not include:

◾	payments and benefits to the extent they are provided generally to all salaried employees upon termination of employment and do not discriminate in scope, terms or operation in favor of the named executive officers;

◾	distributions of plan balances under our 401(k) Plan; and

◾	repayment of cash sign-on bonuses that may be required to be repaid pursuant to such named executive officer’s employment agreement, if any.

Because the disclosures in the table assume the occurrence of a termination of employment or change in control as of a particular date and under a particular set of circumstances and therefore make a number of important assumptions, the actual amount to be paid to each of our named executive officers upon a termination of employment or change in control may vary significantly from the amounts

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included herein. Factors that could affect these amounts include the timing during the year of any such event, the continued availability of benefit policies at similar prices and the type of termination event that occurs.

Name	Death or Disability ($)	Retirement ($)	Termination for Cause or Voluntary Termination ($)	Termination Without Cause/ Involuntary Termination ($)	Constructive Termination or Termination with Good Reason ($)	Change in Control ($)(1)
ANTHONY N. RENZI
Prorated Annual Bonus(2)	1,750,000	—	—	1,750,000	1,750,000	—
Cash Severance(3)	600,000	—	—	3,975,000	3,975,000	600,000
Continuation of Benefits(4)	—	—	—	21,491	21,491	—
Equity Acceleration(5)	833,331	—	—	833,331	833,331	833,331

TOTAL:	3,183,331	—	—	6,579,822	6,579,822	1,433,331

GEORGE M. AWAD
Prorated Annual Bonus(2)	—	—	—	—	—	—
Cash Severance(3)	—	—	—	—	—	—
Continuation of Benefits(4)	—	—	—	—	—	—
Equity Acceleration(5)	1,583,332	—	—	—	1,583,332	1,583,332

TOTAL:	1,583,332	—	—	—	1,583,332	1,583,332

GARY L. TILLETT
Prorated Annual Bonus(2)	750,000	—	—	750,000	750,000	—
Cash Severance(3)	1,548,716	—	—	1,548,716	1,548,716	298,716
Continuation of Benefits(4)	—	—	—	—	—	—
Equity Acceleration(5)	409,367	136,339	—	409,367	409,367	859,847
Legacy PTO Balance	19,231	19,231	19,231	19,231	19,231	—

TOTAL:	2,727,314	155,570	19,231	2,727,314	2,727,314	1,158,563

JEFFREY P. BAKER
Prorated Annual Bonus(2)	—	—	—	105,000	—	—
Cash Severance(3)	—	—	—	—	—	—
Continuation of Benefits(4)	—	—	—	—	—	—
Equity Acceleration(5)	—	—	—	—	—	—
Legacy PTO Balance	10,262	10,262	10,262	10,262	10,262	—

TOTAL:	10,262	10,262	10,262	115,262	10,262	—

ALFRED W. YOUNG, JR.
Prorated Annual Bonus(2)	—	—	—	—	—	—
Cash Severance(3)	—	—	—	150,000	—	—
Continuation of Benefits(4)	—	—	—	—	—	—
Equity Acceleration(5)	—	—	—	—	—	—

TOTAL:	—	—	—	150,000	—	—

(1) This column represents payments triggered solely as a result of a change in control, without any termination event following such change in control. The payments include immediate vesting of all equity awards and long-term cash awards. See footnote 5 for additional information.

(2) For purposes of this table, the Prorated Annual Bonus for Messrs. Renzi and Tillett has been calculated based on the actual 2016 discretionary bonuses awarded to each such officer for the full year. For Mr. Baker, Prorated Annual Bonus refers to the retention bonus set forth in Baker Employment Agreement.

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(3) “Cash Severance” includes: continued base salary, continued payment of annual bonus amounts and acceleration of long-term cash awards, as applicable for each officer. For purposes of this table, the base salary and annual bonus included within Cash Severance has been calculated based on actual 2016 salary and discretionary bonus amounts. This table assumes that there are no amounts relating to earned but unpaid bonuses for 2015.

(4) “Continuation of Benefits” includes, in the case of Mr. Renzi, contribution of the Company’s portion of monthly premiums for continued health, dental and vision benefits for a period of eighteen (18) months after termination, respectively. Mr. Tillett would not receive any continued contribution of the Company’s portion of monthly premiums for continued health, dental and vision benefits as a result of being covered by the medical coverage of his previous employer.

(5) “Equity Acceleration” includes amounts earned under outstanding and unvested stock options, RSUs and performance shares that accelerate in connection with the specified event. Outstanding and unvested stock options that accelerate in connection with a specified event are valued at the aggregate market value of the underlying shares based on the closing market price per share of our Common Stock on December 30, 2016, the last trading day of the year, or $4.75, less the aggregate cost to exercise the stock options. Where the exercise price of such options exceeded the closing market price per share of our Common Stock on December 30, 2016, no value for such accelerated options was included in this table. RSUs that accelerate in connection with the specified event, whether or not delivery of the underlying shares is deferred, are valued at the aggregate market value of the underlying shares based on the closing market price per share of our Common Stock on December 30, 2016, the last trading day of the year, or $4.75. Routine grants of RSUs awarded in 2014 and 2015 and Mr. Tillett’s sign-on grant of RSUs vest immediately upon a change in control. With respect to (i) performance shares that do not accelerate but that vest and pay out (if at all) subject to actual performance and (ii) stock options that do not accelerate but that are retained and continue to vest following the specified event, values for such awards are excluded for purposes of this table. In the event of a change in control, awards of performance shares would be vested and paid in full based on target performance and, for purposes of this table, such awards were valued based on the closing market price per share of our Common Stock on December 30, 2016, the last trading day of the year, or $4.75.

For additional information regarding the treatment of equity awards upon the events specified in this table, please see “—Equity Awards” above.

PROPOSAL NO. 2 – NON-BINDING VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, stockholders are being asked to approve, in an advisory, non-binding vote, the compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

In considering their vote, we urge stockholders to review the information on the Company’s compensation policies and decisions regarding the named executive officers presented in the Compensation Discussion and Analysis, as well as the discussion regarding the Compensation and Human Resources Committee presented in this proxy statement.

This advisory resolution, commonly referred to as a say-on-pay resolution, is non-binding. Although this resolution is non-binding, the Board of Directors and the Compensation and Human Resources Committee value the opinions of our stockholders and will review and consider the voting results when making future compensation decisions for our named executive officers.

The language of the resolution is as follows:

“Resolved, that the compensation paid to the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis, compensation tables and narrative discussion contained in this proxy statement, is hereby approved.”

As described more fully in the Compensation Discussion and Analysis section of this proxy statement, the compensation package of the Company’s named executive officers is designed to act both as an incentive for superior performance and as an inducement to attract and retain highly qualified senior executives, while at the same time mitigating excessive risk. The Company’s executive compensation programs are intended to promote a performance-based culture and align the interests of stockholders and executives through variable, performance-linked compensation. We believe that this approach to executive pay links the compensation incentives of the Company’s executives to the Company’s performance, which helps align management’s interests with the interests of the stockholders. The details concerning the implementation of our compensation philosophy and goals are provided throughout the Compensation Discussion and Analysis. The Compensation and Human Resources Committee and the Board of Directors believe that the Company’s compensation practices, as summarized in the Compensation Discussion and Analysis, are appropriately structured to drive the success of the Company’s business.

The Board of Directors recommends that you vote “FOR” the approval, on a non-binding, advisory basis, of the compensation of our named executive officers for 2016.

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PROPOSAL NO. 3 – NON-BINDING VOTE ON FREQUENCY OF EXECUTIVE COMPENSATION ADVISORY VOTE

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, stockholders are being asked to approve, in an advisory, non-binding vote, the frequency with which stockholders should be given the opportunity to provide non-binding approval of the compensation of our named executive officers.

As a stockholder, you have the option to vote for one of the following choices, as indicated on the proxy card: to hold the advisory vote on executive compensation every 1 year, 2 years, 3 years; or to abstain from voting. The Board of Directors values constructive dialogue on executive compensation and other important governance topics with our stockholders and believes an advisory vote every 1 year will provide an effective way to obtain information on stockholder sentiment about our executive compensation program.

Approval of the frequency of future executive compensation advisory votes requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting. If no frequency receives a majority of the votes cast on the proposal, our Board of Directors will consider the option (one, two or three years) receiving the greatest number of votes to be the frequency approved by stockholders. Although the vote is advisory in nature and therefore will not bind the Board of Directors, the Board of Directors intends to carefully consider the outcome of the vote when making future decisions about the frequency for holding an advisory vote on executive compensation. The Board of Directors anticipates that its decision on the frequency (one, two or three years) of future executive compensation advisory votes will apply for the next six years, after which period another vote on the frequency of the executive compensation advisory vote will be held.

This advisory resolution, commonly referred to as a say-on-when resolution, is non-binding. Although this resolution is non-binding, the Board of Directors and the Compensation and Human Resources Committee value the opinions of our stockholders and will review and consider the voting results when determining how frequently to present the say-on-pay vote to stockholders.

The Board of Directors recommends that you vote for “1 YEAR,” on a non-binding, advisory basis, as to the frequency with which an advisory vote on the compensation of our named executive officers should be submitted to stockholders.

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2017 OMNIBUS INCENTIVE PLAN

PROPOSAL NO. 4 – APPROVAL OF THE WALTER INVESTMENT MANAGEMENT CORP. 2017 OMNIBUS INCENTIVE PLAN

We are requesting that stockholders approve the Walter Investment Management Corp. 2017 Omnibus Incentive Plan, which was approved by our Board of Directors, based on the recommendation of the Compensation and Human Resources Committee (the “2017 Plan”). If approved by our stockholders, the 2017 Plan will be effective as of the date of such approval. Among other things, approval of the 2017 Plan by our stockholders will have the effect of:

◾	authorizing 1,000,000 shares of our Common Stock as the initial reserve of shares available for issuance under the 2017 Plan (which initial reserve will be in addition to the approximately 2,650,000 shares expected to be rolled into the 2017 Plan as explained below); and

◾	constituting disclosure and approval of the material terms of the performance goals under the 2017 Plan for purposes of complying with the applicable requirements of Section 162(m) of the Code.

Our stockholders last approved the Amended and Restated Walter Investment Management Corp. 2011 Omnibus Incentive Plan (the “Amended and Restated 2011 Plan”) at the 2016 Annual Meeting, and as of the date of this proxy statement, approximately 2,650,000 shares remain available for future grants under such plan (assuming the target number of shares are paid out in connection with outstanding performance shares). If the 2017 Plan is approved by our stockholders, the Amended and Restated 2011 Plan will be terminated as to the grant of any additional awards, prior awards will remain outstanding in accordance with the terms of such plan and the remaining shares available for future grants under such plan will be rolled into the 2017 Plan and will be authorized for the grant of future awards under the 2017 Plan. Accordingly, if the 2017 Plan is approved, there will be an aggregate of approximately 3,650,000 shares available for issuance thereunder. If the 2017 is not approved, then the Amended and Restated 2011 Plan will remain in effect and approximately 2,650,000 shares will be available for issuance thereunder.

The ability to issue equity is fundamental to our compensation strategy. Our objective is to denominate a proportion of executive pay in equity in order to strengthen the alignment of management rewards with the long-term returns delivered to our stockholders. Our success is dependent, in large part, on our ability to use market relevant compensation to attract, retain and motivate the most talented professionals. We use equity-based compensation, among other things, to motivate our employees, particularly our senior executives, and to align their interests with our stockholders. If the 2017 Plan is not approved by our stockholders, in order to remain competitive, we would likely be compelled to alter our compensation program to increase the cash-based component of such programs, which we believe may not be appropriate for our business, and which would decrease the amount of free cash flow we will have available for other purposes.

Awards under the 2017 Plan will be determined by the Compensation and Human Resources Committee (or as otherwise permitted by the 2017 Plan (the “Committee”)) in its discretion subject to applicable plan limits. The Compensation and Human Resources Committee is reviewing the Company’s compensation programs, and the grants, performance metrics and other features of the Company’s compensation program for 2017 and later years may differ, potentially materially, from the Company’s past practices. Accordingly, it is not possible to determine the amount or size of awards that will be made under the 2017 Plan to executive officers, employees and directors in the future and our current estimates regarding the number of shares sufficient to make equity awards may prove to be inaccurate. For a description of awards granted to our named executive officers in 2016, see “Grants of Plan-Based Awards for 2016.” For a description of awards granted to our non-employee directors in 2016, see “Director Compensation for 2016.”

Description of 2017 Omnibus Incentive Plan

The following is a description of the purpose and the main features of the 2017 Plan. This description is not complete and is qualified by reference to the full text of the 2017 Plan, which is attached as Annex A to the proxy statement.

Purpose. The purpose of the 2017 Plan is to further align the interests of eligible participants with those of the Company’s stockholders by providing incentive compensation opportunities tied to the performance of the Company and its Common Stock. The Plan is intended to advance the interests of the Company and increase stockholder value by attracting, retaining and motivating key personnel upon whose judgment, initiative and effort the successful conduct of the Company’s business is largely dependent.

Administration. The 2017 Plan will be administered by the Committee. Subject to the limitations set forth in the 2017 Plan, the Committee has the authority to, among other things, determine the persons to whom awards are to be granted, prescribe the restrictions, terms and conditions of all awards, interpret the 2017 Plan and terms of awards and adopt rules for the administration, interpretation and application of the 2017 Plan.

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Reservation of Shares. Subject to adjustment, the maximum aggregate number of shares of Common Stock that may be issued pursuant to awards granted under the 2017 Plan will be 1,500,000. Any shares of Common Stock delivered under the 2017 Plan will consist of authorized and unissued shares or treasury shares (if applicable).

In the event of any recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split, or other distribution with respect to our Common Stock, or any merger, reorganization, consolidation, combination, spin-off, stock purchase or other similar corporate change, or any other change affecting our Common Stock (other than regular dividends to the stockholders of the Company), in the manner and to the extent the Committee considers appropriate and equitable, adjustments will be made to the number and kind of shares of Common Stock available for grant, as well as to other maximum limitations under the 2017 Plan, and the number and kind of shares of Common Stock or other terms of the awards that are affected by the event.

Share Counting. Awards that are required to be paid in cash pursuant to their terms will not reduce the share reserve. To the extent that an award granted under the 2017 Plan is canceled, expired, forfeited, surrendered, settled by delivery of fewer shares of Common Stock than the number underlying the award, as applicable, or otherwise terminated without delivery of the shares of Common Stock or payment of consideration to the participant under the 2017 Plan, the shares of Common Stock retained by or returned to the Company will (i) not be deemed to have been delivered under the 2017 Plan, as applicable, (ii) be available for future awards under the 2017 Plan, and (iii) increase the share reserve by one share for each share that is retained by or returned to the Company. Notwithstanding the foregoing, shares of Common Stock that are (a) withheld from an award in payment of the exercise or purchase price or taxes relating to such an award or (b) not issued or delivered as a result of the net settlement of an outstanding stock option or stock appreciation right under the 2017 Plan, as applicable, shall be deemed to constitute delivered shares of Common Stock and will not be available for future awards under the 2017 Plan.

Eligibility. Awards under the 2017 Plan may be granted to any officers, employees, non-employee directors, consultants or advisors of the Company or any of its subsidiaries. As of the date of this proxy statement, there are approximately 48 employees (including officers) and 7 non-employee directors who are expected to be eligible to participate in the 2017 Plan on the basis of their services provided to the Company.

Type of Awards:

Stock Options. Under the 2017 Plan, awards may be granted in the form of options to purchase shares of Common Stock. These stock options granted under the 2017 Plan may be issued as either incentive stock options, within the meaning of Section 422 of the Code, or as nonqualified stock options. The exercise price of an option will be not less than 100% of the Fair Market Value (as defined in the 2017 Plan) of a share of Common Stock on the date of the grant of the option, or such higher amount determined by the Committee. The Committee will determine the vesting and/or exercisability requirements and the term of exercise of each option, including the effect of termination of service of a participant or a change of control. The vesting requirements may be based on the continued employment or service of the participant for a specified time period or on the attainment of specified performance goals established by the Committee. The maximum term of an option will be ten years from the date of grant.

To exercise an option, the participant must pay the exercise price, subject to specified conditions, (i) in cash or, (ii) to the extent permitted by the Committee, (A) in shares of Common Stock, (B) through an open-market broker-assisted transaction, (C) by reducing the number of shares of Common Stock otherwise deliverable upon the exercise of the stock option, (D) by combination of any of the above methods, or (E) by such other method approved by the Committee, and must satisfy any required tax withholding amounts. All options generally are nontransferable. Without the prior approval of the Company’s stockholders, the 2017 Plan prohibits the cancellation of underwater stock options in exchange for cash or another award (other than in connection with a change of control of the Company) or the “repricing” of stock options. Dividends will not be paid with respect to stock options. Dividend equivalent rights may be granted with respect to the shares of Common Stock subject to stock options to the extent permitted by the Committee and set forth in the award agreement.

Stock Appreciation Rights. A stock appreciation right may be granted either in tandem with an option or without a related option. A stock appreciation right entitles the participant, upon settlement or exercise, to receive a payment based on the excess of the Fair Market Value (as defined in the 2017 Plan) of a share of Common Stock on the date of settlement or exercise over the base price of the right, multiplied by the number of shares of Common Stock as to which the right is being settled or exercised. Stock appreciation rights may be granted on a basis that allows for the exercise of the right by the participant or that provides for the automatic payment of the right upon a specified date or event. The base price per share of a stock appreciation right may not be less than the Fair Market Value (as defined in the 2017 Plan) of a share of Common Stock on the date of grant. The Committee will determine the vesting requirements and the term of exercise of each stock appreciation right, including the effect of termination of service of a participant or a change of control. The vesting requirements may be based on the continued employment or service of the participant for a specified time period or on the attainment of specified business performance goals established by the Committee. The maximum term of a stock appreciation right will be ten years from the date of grant. Stock appreciation rights may be payable in cash or in shares of Common Stock or in a combination

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of both. Without the prior approval of the Company’s stockholders, the 2017 Plan prohibits the cancellation of underwater stock appreciation rights in exchange for cash or another award (other than in connection with a change of control of the Company) or the “repricing” of stock appreciation rights. Dividends shall not be paid with respect to stock appreciation rights. Dividend equivalent rights may be granted with respect to the shares of Common Stock subject to stock appreciation rights to the extent permitted by the Committee and set forth in the award agreement.

Restricted Stock Awards. A restricted stock award represents shares of Common Stock that are issued subject to restrictions on transfer and vesting requirements. The vesting requirements may be based on the continued service of the participant for a specified time period or on the attainment of specified performance goals established by the Committee, and/or on such other terms and conditions as approved by the Committee in its discretion. Unless otherwise set forth in an award agreement, restricted stock award holders will have all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive dividends, during the restricted period. Any dividends with respect to a restricted stock award that is subject to performance-based vesting may be subject to the same restrictions on transfer and vesting requirements as the underlying restricted stock award.

Restricted Stock Units. An award of a restricted stock unit, or “RSU”, provides the participant the right to receive a payment based on the value of a share of Common Stock. RSUs may be subject to vesting requirements, restrictions and conditions to payment. Such requirements may be based on the continued service of the participant for a specified time period, on the attainment of specified performance goals established by the Committee and/or on such other terms and conditions as approved by the Committee in its discretion. In addition, an RSU may be designated as a “performance stock unit” or “PSU,” the vesting requirements of which may be based, in whole or in part, on the attainment of pre-established performance goal(s) over a specified performance period, which may be an annual or long-term performance period, designed to meet the requirements for exemption under Section 162(m) of the Code, or otherwise, as approved by the Committee in its discretion. An RSU award will become payable to a participant at the time or times determined by the Committee and set forth in the award agreement, which may be upon or following the vesting of the award. RSUs are payable in cash or in shares of Common Stock or in a combination of both. RSUs may, but are not required to, be granted together with a dividend equivalent right with respect to the shares of Common Stock subject to the award. Dividend equivalent rights may be subject to conditions that apply to the underlying RSUs.

Stock Awards. A stock award represents shares of Common Stock that are issued free of restrictions on transfer and free of forfeiture conditions and to which the participant is entitled all incidents of ownership. A stock award may be granted for past services, in lieu of bonus or other cash compensation, directors’ fees or for any other valid purpose as determined by the Committee. The Committee will determine the terms and conditions of stock awards, and such stock awards may be made without vesting requirements, subject to certain conditions. Upon the issuance of shares of Common Stock under a stock award, the participant will have all rights of a stockholder with respect to such shares of Common Stock, including the right to vote the shares and receive all dividends and other distributions on the shares.

Cash Performance Awards. A Cash Performance Award shall be granted with respect to the performance period as determined by the Committee, which may be an annual or long-term performance period. A cash performance award is denominated in a cash amount (rather than in shares) and is payable based on the attainment of pre-established business and/or individual performance goals over a specified performance period. The requirements for vesting may be also based upon the continued service of the participant during the performance period. The maximum amount of cash performance awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code that may be paid to a participant during any one calendar year under all cash performance awards is $5,000,000.

Performance Criteria. For purposes of cash performance awards, PSUs, as well as for any other awards under the 2017 Plan intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the performance criteria will be one or any combination of the following, on an absolute or adjusted basis, for the Company or any identified subsidiary or business unit, as determined by the Committee at the time of the award: (i) net earnings; (ii) earnings per share; (iii) net debt; (iv) revenue or sales growth; (v) net or operating income; (vi) net operating profit; (vii) return measures (including, but not limited to, return on assets, capital, equity or sales); (viii) cash flow (including, but not limited to, operating cash flow, distributable cash flow and free cash flow); (ix) earnings before or after taxes, interest, depreciation, amortization and/or rent; (x) share price (including, but not limited to growth measures and total stockholder return); (xi) expense control or loss management; (xii) market share; (xiii) economic value added; (xiv) working capital; (xv) the formation of joint ventures or the completion of other corporate transactions; (xvi) gross or net profit margins; (xvii) revenue mix; (xviii) operating efficiency; (xix) product diversification; (xx) market penetration; (xxi) measurable achievement in quality, operation or compliance initiatives; (xxii) quarterly dividends or distributions; (xxiii) employee retention or turnover; (xxiv) operating income before depreciation, amortization and certain additional adjustments to operating income permitted under our senior secured credit facilities; (xxv) allowance for loan losses and provision for loan losses; (xxvi) book value; (xxvii) expenses/costs; (xxviii) interest income; (xxix) net interest income; (xxx) non-interest income; (xxxi) profitability ratios, (xxxii) risk adjusted return on capital or invested capital, (xxxiii) weighted average cost of capital, (xxxiv) economic profit, (xxxv) value measures

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(including, but not limited to, ethics compliance, regulatory compliance, employee satisfaction and customer satisfaction) and/or (xxxvi) any combination of or a specified increase or decrease, as applicable in any of the foregoing. Each of the performance criteria shall be applied and interpreted in accordance with an objective formula or standard established by the Committee at the time the applicable award is granted including, without limitation, GAAP.

At the time that an award is granted, the Committee may provide that performance will be measured in such objective manner as it deems appropriate, including, without limitation, adjustments to reflect charges for restructurings, non-operating income, the impact of corporate transactions or discontinued operations, events that are unusual in nature or infrequent in occurrence and other non-recurring items, currency fluctuations, litigation or claim judgements, settlements and the cumulative effects of accounting or tax law changes. In addition, with respect to a participant hired or promoted following the beginning of a performance period, the Committee may determine to prorate the amount of any payment in respect of such participant’s cash performance awards or PSUs for the partial performance period, to the extend not inconsistent with Section 162(m) of the Code.

Further, the Committee shall, to the extent provided in an award agreement, have the right, in its discretion, to reduce or eliminate the amount otherwise payable to any participant under an award and to establish rules or procedures that have the effect of limiting the amount payable to any participant to an amount that is less than the amount that is otherwise payable under an award. Following the conclusion of the performance period, the Committee shall certify in writing whether the applicable performance goals have been achieved.

Award Limitations. For purposes of complying with the requirements of Section 162(m) of the Code, the maximum number of shares of Common Stock that may be subject to stock options, stock appreciation rights, performance-based restricted stock awards, performance-based RSUs and performance-based stock awards granted to any participant other than a non-employee director during any calendar year will be limited to 1,500,000 shares of Common Stock for each such award type individually.

Further, the maximum number of shares of Common Stock that may be subject to stock options, stock appreciation rights, restricted stock awards, RSUs and stock awards granted to any non-employee director during any calendar year will be limited to 200,000 shares of Common Stock for all such award types in the aggregate. Without limitation of the foregoing, the aggregate value of all compensation paid or provided to a non-employee director in respect of a single fiscal year of the Company shall not exceed $500,000, and for purposes of determining such aggregate value, compensation in the form of awards shall be valued at the aggregate grant date fair value (as determined for financial reporting purposes).

Effect of Change of Control. Upon the occurrence of a Change of Control (as defined in the 2017 Plan), unless otherwise provided in the applicable award agreement, the Committee is authorized to make adjustments in the terms and conditions of outstanding awards, including without limitation the following (or any combination thereof): (i) continuation or assumption of such outstanding awards by the Company (if it is the surviving company or corporation) or by the surviving company or corporation or its parent; (ii) substitution by the surviving company or corporation or its parent of awards with substantially the same terms as such outstanding awards (with appropriate adjustments to the type of consideration payable upon settlement of the awards); (iii) acceleration of exercisability, vesting and/or payment; and (iv) if all or substantially all of the Company’s outstanding shares of Common Stock are transferred in exchange for cash consideration in connection with such change of control: (A) upon written notice, provide that any outstanding stock options and stock appreciation rights are exercisable during a reasonable period of time immediately prior to the scheduled consummation of the event or such other reasonable period as determined by the Committee (contingent upon the consummation of the event), and at the end of such period, such stock options and stock appreciation rights will terminate to the extent not so exercised within the relevant period; and (B) cancel all or any portion of outstanding awards for fair value (provided that, in the case of stock options and stock appreciation rights, the fair value may equal the excess, if any, of the value or amount of the consideration to be paid in the Change of Control (as defined in the 2017 Plan) transaction to holders of shares of Common Stock (or, if no such consideration is paid, Fair Market Value (as defined in the 2017 Plan) of the shares of Common Stock) over the aggregate exercise or base price, as applicable, with respect to such Awards or portion thereof being canceled, or if no such excess, zero), as determined in the sole discretion of the Committee.

Substitute Awards in Corporate Transactions. The Committee may grant awards under the 2017 Plan to employees or directors of corporations that are acquired by the Company in substitution of awards previously granted by such corporations to such persons. Any such substitute awards shall not reduce the share reserve; provided, however, that such treatment is permitted by applicable law and the listing requirements of the New York Stock Exchange or other exchange or securities market on which the Common Stock is listed.

Forfeiture / Right of Recapture. The Committee may specify in an award agreement that an award will be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, including termination of service for “cause” (as defined in the 2017 Plan), violation of material Company policies or breach of noncompetition, nonsolicitation, confidentiality or other restrictive covenants that may apply to the participant. In addition, the 2017 Plan provides for a right of recapture or “clawback” of gains realized by participants in connections with awards under certain circumstances, as outlined in the 2017 Plan.

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Participants may be subject to any Company compensation recovery policy, “clawback” or similar policy, as may be in effect from time to time and/or any compensation recovery, “clawback” or similar policy made applicable by law including the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Term, Amendment and Termination. The term of the 2017 Plan is ten years from the date it is approved by the stockholders. The Board of Directors may amend, modify, suspend or terminate the 2017 Plan at any time, provided, however, that no amendment, modification, suspension or termination of the 2017 Plan will materially and adversely affect any award granted under the 2017 Plan without the consent of the participant or the permitted transferee of the award. The Board of Directors may seek the approval of any amendment, modification, suspension or termination by the Company’s stockholders to the extent it deems necessary for purposes of compliance with Section 162(m) or Section 422 of the Code, the listing requirements of the New York Stock Exchange, or for any other purpose. Notwithstanding the foregoing, the Board of Directors shall have broad authority to amend the 2017 Plan and any award without the consent of a participant to the extent it deems necessary or desirable in its discretion to comply with, take into account changes in, or interpretation of, applicable tax laws, securities laws, employment laws, accounting rules and other applicable laws, rules and regulations.

Federal U.S. Income Tax Information

The following summary briefly describes current U.S. federal income tax consequences of rights under the 2017 Plan. The summary is not a detailed or complete description of all U.S. federal tax laws or regulations that may apply, however, and does not address any local, state or other country laws. Therefore, no one should rely on this summary for individual tax compliance, planning or decisions. Participants in the 2017 Plan are encouraged to consult with their own professional tax advisors concerning tax aspects of rights under the 2017 Plan and should be aware that tax laws may change at any time.

Stock Options

An employee to whom an incentive stock option, within the meaning of Section 422 of the Code, is granted generally will not recognize income at the time of grant or exercise of such option (although special alternative minimum tax rules may apply to the employee upon option exercise). No federal income tax deduction will be allowable to the Company upon the grant or exercise of such incentive stock option.

When the employee sells shares of Common Stock acquired through the exercise of an incentive stock option more than one year after the date of transfer of such shares and more than two years after the date of grant of such incentive stock option, the employee will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sale prices of such shares and the option price, for which the Company is not entitled to a federal income tax deduction. If the employee does not hold such shares for this period, when the employee sells such shares, the employee will recognize ordinary income and possibly capital gain or loss in such amounts as are prescribed by the Code and regulations thereunder, and the Company will generally be entitled to a federal income tax deduction in the amount of such ordinary income.

An employee to whom a nonqualified stock option is granted will not recognize income at the time of grant of such option. When such employee exercises a nonqualified stock option, the employee will recognize ordinary income equal to the excess, if any, of the Fair Market Value (as defined in the 2017 Plan) as of the date of a nonqualified stock option exercise of the shares of Common Stock the employee receives, over the option exercise price. The tax basis of such shares will be equal to the exercise price paid plus the amount includable in the employee’s gross income, and the employee’s holding period for such shares will commence on the day after which the employee recognized taxable income in respect of such shares. Subject to applicable provisions of the Code and regulations thereunder, the Company will generally be entitled to a federal income tax deduction in respect of the exercise of nonqualified options in an amount equal to the ordinary income recognized by the employee. Any gain or loss recognized upon a subsequent sale or exchange of the shares of Common Stock is treated as capital gain or loss for which the Company is not entitled to a deduction. Any such compensation includable in the gross income of an employee in respect of a nonqualified stock option will be subject to appropriate federal, state, local and foreign income and employment taxes.

Stock Appreciation Rights

When a stock appreciation right is granted, there are no income tax consequences for the participant or the Company. When a stock appreciation right is exercised, the participant recognizes compensation equal to the cash and/or the Fair Market Value (as defined in the 2017 Plan) of the shares received upon exercise. We are entitled to a deduction equal to the compensation recognized by the participant.

Restricted Stock

Unless an election is made by the participant under section 83(b) of the Code, the grant of an award of restricted stock will have no immediate tax consequences to the participant, and the Company will not be allowed a tax deduction at the time the restricted stock are

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granted. Generally, upon the lapse of restrictions (as determined by the applicable restricted stock agreement between the participant and the Company), a participant will recognize ordinary income in an amount equal to the product of (1) the Fair Market Value (as defined in the 2017 Plan) of a share of Common Stock on the date on which the restrictions lapse, less any amount paid with respect to the award of restricted stock, multiplied by (2) the number of restricted stock with respect to which restrictions lapse on such date and the Company will be allowed a corresponding tax deduction at that time. The participant’s tax basis will be equal to the sum of the amount of ordinary income recognized upon the lapse of restrictions and any amount paid for such restricted stock. The participant’s holding period for tax purposes will commence on the date on which the restrictions lapse.

A participant may make an election under section 83(b) of the Code within 30 days after the date of grant of an award of restricted stock to recognize ordinary income on the date of award based on the Fair Market Value (as defined in the 2017 Plan) of shares of Common Stock on such date, less any amount the participant paid for the common stock, and the Company will be allowed a corresponding tax deduction at that time. An employee making such an election will have a tax basis in the restricted stock equal to the sum of the amount the employee recognizes as ordinary income and any amount paid for such restricted stock, and the employee’s holding period for such restricted stock for tax purposes will commence on the date after such date. Any future appreciation in the common stock will be taxable to the participant at capital gains rates. However, if the restricted stock award is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the participant’s Section 83(b) election.

With respect to restricted stock upon which restrictions have lapsed, when the employee sells such shares, the employee will recognize capital gain or loss consistent with the treatment of the sale of shares received upon the exercise of non-qualified options, as described above.

Restricted Stock Units

A participant to whom a RSU is granted generally will not recognize income at the time of grant (although the participant may become subject to employment taxes when the right to receive shares becomes “vested” due to retirement eligibility or otherwise). Upon delivery of shares of Common Stock or cash in respect of an RSU, a participant will recognize ordinary income in an amount equal to the amount of cash or the product of (1) the Fair Market Value (as defined in the 2017 Plan) of a share of Common Stock on the date on which such shares are delivered, multiplied by (2) the number of shares of Common Stock delivered and the Company will be allowed a corresponding tax deduction at that time. Any gain or loss recognized upon a subsequent sale or exchange of the stock (if settled in stock) is treated as capital gain or loss for which the Company is not entitled to a deduction.

Stock Awards and Cash Performance Awards

With respect to cash performance awards and stock awards paid in cash or shares of Common Stock, participants will generally recognize ordinary income equal to the Fair Market Value (as defined in the 2017 Plan) of the shares of Common Stock or the amount of cash paid on the date on which delivery of shares or payment in cash is made to the participant and the Company will generally be allowed a corresponding tax deduction at that time.

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SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS AS OF DECEMBER 31, 2016

The following table sets forth, as of December 31, 2016, certain information related to our compensation plans under which our Common Stock may be issued.

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights(1)	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in 1st Column)
Equity compensation plans approved by securityholders:
1999 Equity Incentive Plan	63,494	(3)	$13.03	—
Amended and Restated 2011 Plan(2)	6,194,855	(4)	$17.41	1,455,244	(5)
Equity compensation plans not approved by securityholders	—		N/A	—
Total	6,258,349		$17.34	1,455,244	(5)

(1) Reflects the weighted-average exercise price of stock options only under the 1999 Equity Incentive Plan and Amended and Restated 2011 Plan. As performance shares and restricted stock unit awards have no exercise price, they are excluded from the weighted-average exercise price calculation.

(2) If the 2017 Plan is approved by our stockholders, the Amended and Restated 2011 Plan will be terminated as to the grant of any additional awards, but prior awards will remain outstanding in accordance with the terms of the Amended and Restated 2011 Plan.

(3) Consists entirely of shares of Common Stock issuable pursuant to outstanding stock options.

(4) Consists of 1,469,738 shares of Common Stock issuable pursuant to performance shares outstanding as of December 31, 2016 (reflecting the maximum number of shares that may be paid out under such awards), 864,969 shares of Common Stock issuable pursuant to outstanding RSUs and 3,843,503 shares of Common Stock issuable pursuant to outstanding stock options, respectively. The target payout of such performance shares is 734,869 shares.

(5) On January 19, 2017, the Compensation and Human Resources Committee reviewed performance shares granted in 2014 for which the performance period expired on December 31, 2016 and confirmed no shares would be paid out as the applicable performance measure was not met. As a result, an additional 634,944 shares of Common Stock became available for future issuance (reflecting the maximum number of shares that might have been paid out under such awards) under the Amended and Restated 2011 Plan.

The Board of Directors recommends that you vote “FOR” the approval of the Walter Investment Management Corp. 2017 Omnibus Incentive Plan.

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AUDIT

AUDIT COMMITTEE REPORT

The audited consolidated balance sheets of Walter Investment and its subsidiaries as of December 31, 2016 and 2015 and the related consolidated statements of comprehensive loss, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2016, are included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016. The Audit Committee oversees the Company’s financial reporting process and the independent audit of the Company’s annual consolidated financial statements. The Audit Committee reviews and reassesses the adequacy of the Audit Committee Charter at least annually.

Management is primarily responsible for the preparation, presentation and integrity of the Company’s financial statements, the financial reporting process, and internal control over financial reporting. Ernst & Young LLP (“Ernst & Young”), an independent registered certified public accounting firm engaged by the Audit Committee, is responsible for auditing the Company’s annual financial statements and expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles in the United States of America and on the Company’s internal control over financial reporting. The Audit Committee is responsible for the appointment, compensation, retention and oversight of the independent registered certified public accounting firm, or independent auditor, retained to audit the Company’s financial statements, and exercises sole authority to approve all audit engagement fees and terms associated with the retention of such firm.

In performing its oversight function, the Audit Committee has:

◾	reviewed the audited financial statements for the fiscal year ending December 31, 2016 with the Company’s management, including a discussion of the quality, not merely the acceptability, of the accounting principles used, the reasonableness of significant judgments and the clarity of disclosures in the financial statements;

◾	reviewed with Ernst & Young its judgments as to the quality and acceptability of the Company’s accounting principles. Management and Ernst & Young have advised the Audit Committee that the Company’s audited consolidated financial statements were fairly stated in accordance with generally accepted accounting principles;

◾	discussed with Ernst & Young the matters required to be discussed by Public Company Accounting Oversight Board of Directors Auditing Standard No. 1301 “Communications with Audit Committees” and Rule 2-07 of SEC Regulation S-X;

◾	received the written disclosures and the letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young its independence; and

◾	discussed with the Company’s internal auditors and Ernst & Young the overall scope and plans for their respective audits. The Audit Committee discussed with Ernst & Young, with and without management present, the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based upon the reviews and the discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC.

This report is respectfully submitted by:

The Audit Committee

William J. Meurer, Chair
Michael M. Bhaskaran Alvaro G. de Molina
Neal P. Goldman

PROPOSAL NO. 5 – RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered certified public accounting firm, or independent auditor, retained to audit the Company’s financial statements, and exercises sole authority to approve all audit engagement fees and terms associated with the retention of such firm. In accordance with its charter, the Audit Committee intends to appoint the firm of Ernst & Young to be the Company’s independent auditor for the fiscal year ending December 31, 2017, subject to the Audit Committee and Ernst & Young agreeing on a mutually acceptable engagement letter.

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Although submission of this matter to stockholders is not required by our Bylaws or otherwise, the Board of Directors is submitting the selection of Ernst & Young to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered certified public accounting firm. In the event of a negative vote, the Audit Committee will reconsider its appointment of Ernst & Young.

Before determining to reappoint Ernst & Young as the independent auditor, the Audit Committee carefully considered that firm’s qualifications to serve as the independent auditor for the Company. Factors considered included, without limitation, the length of time that Ernst & Young has been engaged by the Company, the impact of rotating the Company’s independent auditor, the quality of the Audit Committee’s ongoing discussions with Ernst & Young, a review of Ernst & Young’s and the lead audit partner’s performance in prior years, a review of non-audit services provided and fees paid to Ernst & Young and the firm’s reputation for integrity and competence in the fields of accounting and auditing. In conjunction with the mandated rotation of the lead engagement partner, the Audit Committee and its chairman are directly involved in the selection of Ernst & Young’s lead engagement partner. In addition, Ernst & Young (or its predecessors) has served as the Company’s independent auditor since the Company was spun off from Walter Energy in 2009.

The Audit Committee has expressed satisfaction with Ernst & Young in the above respects, and believes that the continued retention of Ernst & Young to serve as the Company’s independent auditor and the continued service of the lead audit partner is in the best interests of the Company. Nonetheless, the Audit Committee reserves the right to select a different independent registered certified public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders, even if Ernst & Young’s appointment is ratified by the stockholders.

For a discussion of audit and non-audit fees paid to Ernst & Young in 2016 and 2015, see “Independent Auditor’s Fees” below. For a discussion of the Audit Committee’s policy on pre-approval of audit and permissible non-audit services, see “Procedures for Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor” below.

Representatives of Ernst & Young are expected to be present at the Annual Meeting and will be available to respond to appropriate questions from stockholders attending the meeting and to make a statement if they desire.

The Board of Directors recommends that you vote “FOR” the ratification of the appointment of Ernst & Young as independent registered public accounting firm for 2017.

INDEPENDENT AUDITOR’S FEES

The following table describes fees for services rendered by Ernst & Young, the Company’s principal accountant, for the years ended December 31, 2016 and December 31, 2015. The Audit Committee is involved in the negotiations related to the fees paid to Ernst & Young. For the years ended December 31, 2016 and 2015, all audit-related, tax and other fees for services provided by Ernst & Young to the Company and disclosed in the table below were reviewed and pre-approved by the Audit Committee in accordance with its charter.

	2016	2015

Audit Fees(1)	$7,235,311	$7,282,940
Audit-Related Fees(2)	476,574	488,800
Tax Fees(3)	241,754	247,052
All Other Fees(4)	180,000	3,260
Total Fees	$8,133,639	$8,022,052

(1) Audit Fees include the aggregate fees billed for professional services rendered for the audits of the Company’s consolidated financial statements included in Form 10-K filings for the fiscal years 2016 and 2015, for reviews of the Company’s quarterly consolidated financial statements included in Form 10-Q filings during fiscal years 2016 and 2015, and for services that are normally provided by the independent registered certified public accounting firm in connection with statutory and regulatory filings for the relevant years.

(2) Audit-Related Fees includes the aggregate fees billed in each of the last two fiscal years for assurance and related services performed by the independent registered certified public accounting firm that are reasonably related to the performance of the audits or reviews of the financial statements and are not reported above under “Audit Fees,” and generally consist of fees for the other attest engagements under professional auditing standards and accounting consultations.

(3) Tax Fees include the aggregate fees billed for tax compliance services.

(4) All Other Fees for 2016 include fees paid for certain information security control testing procedures and for 2015 include fees paid for a subscription to Ernst & Young’s GAAIT service, an electronic accounting and research tool offered by Ernst & Young.

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PROCEDURES FOR AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT AUDITOR

Consistent with SEC policies regarding auditor independence and under its charter, the Audit Committee is responsible for pre-approving all audit services (which may entail providing comfort letters in connection with securities underwritings) and all permissible non-audit services provided by the independent auditor. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decision to the full Audit Committee at its next scheduled meeting.

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ADDITIONAL INFORMATION

HOUSEHOLDING OF STOCKHOLDER DOCUMENTS

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements with respect to 2 or more stockholders sharing the same address by delivering a single annual report and proxy statement or a single notice of internet availability of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding”, reduces the volume of duplicate information received at households and helps to reduce costs. While the Company does not household, a number of brokerage firms with account holders who are Walter Investment stockholders have instituted householding. Once a stockholder has consented or receives notice from his or her broker that the broker will be householding materials to the stockholder’s address, householding will continue until the stockholder is notified otherwise or until one or more of the stockholders revokes his or her consent. If your Notice of Internet Availability or your Annual Report and proxy statement, as applicable, have been househeld and you wish to receive separate copies of these documents now and/or in the future, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, you may notify your broker. You can also request prompt delivery of a copy of the Proxy Materials by contacting our Secretary at 3000 Bayport Drive, Suite 1100, Tampa, FL 33607.

SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS

If any stockholder wishes to propose a matter for consideration at our 2018 annual meeting of stockholders, the proposal should be mailed by certified mail return receipt requested, to our Secretary, at the Company’s principal executive office located at 3000 Bayport Drive, Suite 1100, Tampa, FL 33607. To be eligible under the SEC’s stockholder proposal rule (Rule 14a-8(e) of the Exchange Act) for inclusion in our 2018 annual meeting proxy statement and form of proxy to be made available in March or April 2018, a proposal must be received by our Secretary on or before December 6, 2017. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received.

Our Bylaws require timely notice of business to be brought before a stockholders’ meeting, including nominations of persons for election as directors. To be timely, notice to our Secretary must be received at our principal executive office not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting. Therefore, to be presented at our 2018 annual meeting of stockholders, such a proposal must be received on or after November 6, 2017, but not later than 5:00 p.m., Eastern Time, on December 6, 2017. Notwithstanding the foregoing, in the event that the date of the annual stockholders meeting to be held in 2018 is advanced or delayed by more than 30 days from the first anniversary of the date of this year’s Annual Meeting, notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made.

Our Bylaws, which have other informational requirements that must be followed in connection with submitting director nominations and any other business for consideration at a stockholders meeting, are posted on the Corporate Governance section of our website at www.walterinvestment.com. Any such submissions will be considered timely only if it is otherwise in compliance with the requirements set forth in our Bylaws. The proxy solicited by the Board of Directors for the 2018 annual meeting of stockholders will confer discretionary authority to vote as the proxy holders deem advisable on such stockholder proposals which are considered untimely.

Our Bylaws are posted on the Corporate Governance section of our website at www.walterinvestment.com. To make a submission or to request a copy of our Bylaws, stockholders should contact our Secretary at 3000 Bayport Drive, Suite 1100, Tampa, FL 33607.

ABOUT WALTER INVESTMENT

Walter Investment is organized under the laws of Maryland and maintains its principal executive office in Florida at 3000 Bayport Drive, Suite 1100, Tampa, FL 33607. Our telephone number at such office is (813) 421-7600. You may contact our Investor Relations Group by telephone at (813) 421-7694; by e-mail at investorrelations@walterinvestment.com; or by mail at Walter Investment Management Corp., Attn: Investor Relations, 3000 Bayport Drive, Suite 1100, Tampa, FL 33607.

Our website address is www.walterinvestment.com. We use our website as a channel of distribution for Company information. We make available free of charge on the Investor Relations section of our website (http://investor.walterinvestment.com/) our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC pursuant to section 13(a) or 15(d) of the Exchange Act.

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We also make available other reports filed with or furnished to the SEC under the Exchange Act through our website, including our proxy statements and reports filed by officers and directors under section 16(a) of the Exchange Act, as well as our Code of Conduct, our Corporate Governance Guidelines and the charters of each of the Board of Directors’ standing committees. You may request any of these materials and information in print free of charge by contacting our Investor Relations Group at Walter Investment Management Corp., Attn: Investor Relations, 3000 Bayport Drive, Suite 1100, Tampa, FL 33607. We do not intend for information contained on our website to be part of this proxy statement.

You also may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549, USA. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1 (800) SEC-0330 (1-800-732-0330). The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers, including Walter Investment, that file electronically with the SEC.

FORWARD-LOOKING STATEMENTS

This proxy statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Statements that are not historical fact are forward-looking statements. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “estimates,” “assumes,” “may,” “should,” “will,” “targets,” or other similar expressions. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other important factors, and our actual results, performance or achievements could differ materially from future results, performance or achievements expressed in these forward-looking statements. These statements are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements include, but are not limited to, those factors, risks and uncertainties described under the caption “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2016 and in our other filings with the SEC. Our forward-looking statements speak only as of the date of this proxy statement or as of the date they are made, and we make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made, except as otherwise required under the federal securities laws.

April 5, 2017

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Annex A

WALTER INVESTMENT MANAGEMENT CORP.

2017 OMNIBUS INCENTIVE PLAN

1.      Purpose.

The purpose of the Walter Investment Management Corp. 2017 Omnibus Incentive Plan is to further align the interests of eligible participants with those of the Company’s stockholders by providing incentive compensation opportunities tied to the performance of the Company and its Common Stock. The Plan is intended to advance the interests of the Company and increase stockholder value by attracting, retaining and motivating key personnel upon whose judgment, initiative and effort the successful conduct of the Company’s business is largely dependent.

2.      Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth below:

“Award” means an award of a Stock Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit, Cash Performance Award or Stock Award granted under the Plan.

“Award Agreement” means a notice or an agreement entered into between the Company and a Participant setting forth the terms and conditions of an Award granted to a Participant as provided in Section 15.2 hereof.

“Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.

“Board” means the Board of Directors of the Company.

“Cash Performance Award” means an Award that is denominated by a cash amount to an Eligible Person under Section 10 hereof and payable based on or conditioned upon the attainment of pre-established business and/or individual Performance Goals over a specified performance period.

“Cause” shall have the meaning set forth in Section 13.2 hereof.

“Change of Control” shall have the meaning set forth in Section 12.2 hereof.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation and Human Resources Committee of the Board, unless the Board shall designate the “Committee” to mean (i) such other committee of the Board appointed to administer the Plan or (ii) the full Board.

“Common Stock” means the Company’s common stock, par value $0.01 per share.

“Company” means Walter Investment Management Corp., a Maryland corporation or any successor thereto.

“Date of Grant” means the date on which an Award under the Plan is granted by the Committee or such later date as the Committee may specify to be the effective date of an Award.

“Disability” means the failure or inability of the Participant to perform duties with the Company or any of its Subsidiaries or affiliates for a period of at least 180 consecutive days (or 180 days during any twelve (12) month period) by reason of any physical or mental condition, as determined in good faith by the Committee in its sole discretion. Notwithstanding the foregoing, in any case in which a benefit that constitutes or includes “nonqualified deferred compensation” subject to Section 409A would be payable by reason of Disability, the term “Disability” will mean a disability described in Treasury Regulations Section 1.409A-3(i)(4)(i)(A).

“Effective Date” shall have the meaning set forth in Section 16.1 hereof.

“Eligible Person” means any person who is an officer, employee, Non-Employee Director, or any natural person who is a consultant or advisor of the Company or any of its Subsidiaries.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Fair Market Value” means, as applied to a specific date, the price of a share of Common Stock that is based on the opening, closing, actual, high, low or average selling prices of a share of Common Stock reported on any established stock exchange or national market system including without limitation the New York Stock Exchange and the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise or unless otherwise specified in an Award Agreement, Fair Market Value shall be deemed to be equal to the closing price of a share of Common Stock on the most recent date on which shares of Common Stock were publicly traded. Notwithstanding the foregoing, if the Common Stock is not traded on any established stock exchange or national market system, the Fair Market Value means the price of a share of Common Stock as established by the Committee acting in good faith based on a reasonable valuation method that is consistent with the requirements of Section 409A of the Code and the regulations thereunder.

“Incentive Stock Option” means a Stock Option granted under Section 6 hereof that is intended to meet the requirements of Section 422 of the Code and the regulations thereunder.

“Non-Employee Director” means a member of the Board who is not an employee of the Company or any of its Subsidiaries.

“Nonqualified Stock Option” means a Stock Option granted under Section 6 hereof that is not an Incentive Stock Option.

“Participant” means any Eligible Person who holds an outstanding Award under the Plan.

“Performance Criteria” shall have the meaning set forth in Section 10.3 hereof.

“Performance Goals” shall have the meaning set forth in Section 10.4 hereof.

“Performance Stock Unit” means a Restricted Stock Unit designated as a Performance Stock Unit under Section 9.1 hereof, to be paid or distributed based on or conditioned upon the attainment of pre-established business and/or individual Performance Goals over a specified performance period.

“Plan” means the Walter Investment Management Corp. 2017 Omnibus Incentive Plan as set forth herein, effective as of the Effective Date and as may be amended from time to time as provided herein, and includes any sub-plan or appendix that may be created and approved by the Board to allow Eligible Persons of Subsidiaries to participate in the plan.

“Restricted Stock Award” means a grant of shares of Common Stock to an Eligible Person under Section 8 hereof that are issued subject to such vesting and transfer restrictions as the Committee shall determine, and such other conditions, as are set forth in the Plan and the applicable Award Agreement.

“Restricted Stock Unit” means a contractual right granted to an Eligible Person under Section 9 hereof representing notional unit interests equal in value to a share of Common Stock to be paid or distributed at such times, and subject to such conditions, as set forth in the Plan and the applicable Award Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Service” means a Participant’s employment with the Company or any Subsidiary or a Participant’s service as a Non-Employee Director, consultant or other service provider with the Company or any Subsidiary, as applicable.

“Stock Appreciation Right” means a contractual right granted to an Eligible Person under Section 7 hereof entitling such Eligible Person to receive a payment, representing the excess of the Fair Market Value of a share of Common Stock over the base price per share of the right, at such time, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

“Stock Awards” means a grant of shares of Common Stock to an Eligible Person under Section 11 hereof.

“Stock Option” means a contractual right granted to an Eligible Person under Section 6 hereof to purchase shares of Common Stock at such time and price, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

“Subsidiary” means an entity (whether or not a corporation) that is wholly or majority owned or controlled, directly or indirectly, by the Company or any other affiliate of the Company that is so designated, from time to time, by the Committee, during the period of such affiliated status; provided, however, that with respect to Incentive Stock Options, the term “Subsidiary” shall include only an entity that qualifies under Section 424(f) of the Code as a “subsidiary corporation” with respect to the Company.

3.      Administration.

3.1    Committee Members. The Plan shall be administered by a Committee comprised of no fewer than two members of the Board who are appointed by the Board to administer the Plan. To the extent deemed necessary by the Board, each Committee member shall satisfy the requirements for (i) an “independent director” under rules adopted by the New York Stock Exchange or other principal exchange on which the Common Stock is then listed, (ii) a “nonemployee director” within the meaning of Rule 16b-3 under the Exchange Act and (iii) an “outside director” under Section 162(m) of the Code. Notwithstanding the foregoing, the mere fact that a Committee member shall fail to qualify under any of the foregoing requirements shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. Neither the Company nor any member of the Committee shall be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Award thereunder.

3.2    Committee Authority. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (i) determine the Eligible Persons to whom Awards shall be granted under the Plan, (ii) prescribe the restrictions, terms and conditions of all Awards, (iii) interpret the Plan and terms of the Awards, (iv) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and interpret, amend or revoke any such rules, (v) make all determinations with respect to a Participant’s Service and the termination of such Service for purposes of any Award, (vi) correct any defect(s) or omission(s) or reconcile any ambiguity(ies) or inconsistency(ies) in the Plan or any Award thereunder, (vii) make all determinations it deems advisable for the administration of the Plan, (viii) decide all disputes arising in connection with the Plan and to otherwise supervise the administration of the Plan, (ix) subject to the terms of the Plan, amend the terms of an Award in any manner that is not inconsistent with the Plan, (x) accelerate the vesting or, to the extent applicable, exercisability of any Award at any time (including, but not limited to, upon a Change of Control or upon termination of Service under certain circumstances, as set forth in the Award Agreement or otherwise), and (xi) adopt such procedures, modifications or subplans as are necessary or appropriate to permit participation in the Plan by Eligible Persons who are foreign nationals or employed outside of the United States. The Committee’s determinations under the Plan need not be uniform and may be made by the Committee selectively among Participants and Eligible Persons, whether or not such persons are similarly situated. The Committee shall, in its discretion, consider such factors as it deems relevant in making its interpretations, determinations and actions under the Plan including, without limitation, the recommendations or advice of any officer or employee of the Company or such attorneys, consultants, accountants or other advisors as it may select. All interpretations, determinations, and actions by the Committee shall be final, conclusive, and binding upon all parties.

3.3      Delegation of Authority. The Committee shall have the right, from time to time, to delegate to one or more officers of the Company the authority of the Committee to grant and determine the terms and conditions of Awards granted under the Plan, subject to applicable state law (or any successor provision) or such other limitations as the Committee shall determine. Any such delegation of authority shall be evidenced by written consent, resolution adopted at a duly held meeting of the Committee, or otherwise in writing, and shall specify the total number of shares of Common Stock that may be granted pursuant to such delegation and any other terms necessary to be specified under applicable state law. Such officers shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the delegated authority. In no event shall any such delegation of authority be permitted with respect to Awards granted to any member of the Board or to any Eligible Person who is subject to Rule 16b-3 under the Exchange Act or is a covered employee under Section 162(m) of the Code. The Committee shall also be permitted to delegate, to any appropriate officer or employee of the Company, responsibility for performing certain ministerial functions under the Plan. In the event that the Committee’s authority is delegated to officers or employees in accordance with the foregoing, all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to such officer or employee for such purpose. Any action undertaken in accordance with the Committee’s delegation of authority hereunder shall have the same force and effect as if such action was undertaken directly by the Committee and shall be deemed for all purposes of the Plan to have been taken by the Committee.

4.        Shares Subject to the Plan.

4.1      Number of Shares Reserved. Subject to adjustment as provided in Section 4.5 hereof, the total number of shares of Common Stock that are reserved for issuance under the Plan (the “Share Reserve”) shall equal 3,650,000 shares of Common Stock. Each share of Common Stock subject to an Award shall reduce the Share Reserve by one share; provided, however, that Awards that are required to be paid in cash pursuant to their terms shall not reduce the Share Reserve. Any shares of Common Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares (if applicable).

4.2      Share Replenishment. To the extent that an Award granted under this Plan is canceled, expired, forfeited, or otherwise terminated without delivery of the shares of

Common Stock or payment of consideration to the Participant under the Plan, the shares of Common Stock retained by or returned to the Company will (i) not be deemed to have been delivered under the Plan, as applicable, (ii) be available for future Awards under the Plan, and (iii) increase the Share Reserve by one share for each share that is retained by or returned to the Company. Notwithstanding the foregoing, shares of Common Stock that are (a) withheld from an Award in payment of the exercise or purchase price or taxes relating to such an Award or (b) not issued or delivered as a result of the net settlement of an outstanding Stock Option or Stock Appreciation Right under the Plan, as applicable, shall be deemed to constitute delivered shares of Common Stock and will not be available for future Awards under the Plan.

4.3        Individual Award Limit. For purposes of complying with the requirements of Section 162(m) of the Code, the maximum number of shares of Common Stock that may be subject to (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock Awards that vest in full or in part based on the attainment of Performance Goals, and (iv) Restricted Stock Units that vest in full or in part based on the attainment of Performance Goals, that are granted to any Eligible Person other than a Non-Employee Director during any calendar year shall be limited to 1,500,000 shares of Common Stock for each such Award type individually (subject to adjustment as provided in Section 4.5 hereof).

4.4        Non-Employee Director Limits. The maximum number of shares of Common Stock that may be subject to Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units and Stock Awards granted to any Non-Employee Director during any calendar year shall be limited to 200,000 shares of Common Stock for all such Award types in the aggregate (subject to adjustment as provided in Section 4.5 hereof). Without limitation of the foregoing, the aggregate value of all compensation paid or provided to a non-employee director during any calendar year shall not exceed $500,000, and for purposes of determining such aggregate value, compensation in the form of Awards shall be valued at the aggregate grant date fair value (as determined for financial reporting purposes).

4.5        Adjustments. If there shall occur any change with respect to the outstanding shares of Common Stock by reason of any recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split or other distribution with respect to the shares of Common Stock or any merger, reorganization, consolidation, combination, spin-off, stock purchase or other similar corporate change or any other change affecting the Common Stock (other than regular cash dividends to stockholders of the Company), the Committee shall, in the manner and to the extent it considers appropriate and equitable to the Participants and consistent with the terms of the Plan, cause an adjustment to be made to (i) the maximum number and kind of shares of Common Stock provided in Sections 4.1, 4.3 and 4.4 hereof (including the maximum number of shares of Common Stock that may become payable to a Participant provided in Sections 4.3 and 4.4 hereof), (ii) the number and kind of shares of Common Stock, units or other rights subject to then outstanding Awards, (iii) the exercise or base price for each share or unit or other right subject to then outstanding Awards, (iv) the maximum amount that may become payable to a Participant under Cash Performance Awards provided in Section 10.1 hereof, (v) other value determinations applicable to the Plan and/or outstanding Awards, and (vi) any other terms of an Award that are affected by the event. Notwithstanding the foregoing, (a) any such adjustments shall, to the extent necessary, be made in a manner consistent with the requirements of Section 409A of the Code and (b) in the case of Incentive Stock Options, any such adjustments shall, to the extent practicable, be made in a manner consistent with the requirements of Section 424(a) of the Code.

5.        Eligibility and Awards.

5.1      Designation of Participants. Any Eligible Person may be selected by the Committee to receive an Award and become a Participant. The Committee has the authority, in its discretion, to determine and designate from time to time those Eligible Persons who are to be granted Awards, the types of Awards to be granted, the number of shares of Common Stock or units subject to Awards to be granted and the terms and conditions of such Awards consistent with the terms of the Plan. In selecting Eligible Persons to be Participants, and in determining the type and amount of Awards to be granted under the Plan, the Committee shall consider any and all factors that it deems relevant or appropriate. Designation of a Participant in any year shall not require the Committee to designate such person to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to such Participant in any other year.

5.2      Determination of Awards. The Committee shall determine the terms and conditions of all Awards granted to Participants in accordance with its authority under Section 3.2 hereof. An Award may consist of one type of right or benefit hereunder or of two or more such rights or benefits granted in tandem.

5.3      Award Agreements. Each Award granted to an Eligible Person shall be represented by an Award Agreement. The terms of all Awards under the Plan, as determined by the Committee, will be set forth in each individual Award Agreements as described in Section 15.2 hereof.

6.        Stock Options.

6.1      Grant of Stock Options. A Stock Option may be granted to any Eligible Person selected by the Committee, except that an Incentive Stock Option may only be granted to an Eligible Person satisfying the conditions of Section 6.7(a) hereof. Each Stock Option shall be designated on the Date of Grant, in the discretion of the Committee, as an Incentive Stock Option or as a Nonqualified Stock Option. All Stock Options granted under the Plan are intended to comply with or be exempt from the requirements of Section 409A of the Code, to the extent applicable.

6.2      Exercise Price. The exercise price per share of a Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the Date of Grant. The Committee may in its discretion specify an exercise price per share that is higher than the Fair Market Value of a share of Common Stock on the Date of Grant.

6.3        Vesting of Stock Options. The Committee shall, in its discretion, prescribe in an award agreement the time or times at which or the conditions upon which, a Stock Option or portion thereof shall become vested and/or exercisable. The requirements for vesting and exercisability of a Stock Option may be based on the continued Service of the Participant with the Company or a Subsidiary for a specified time period (or periods), on the attainment of a specified Performance Goal(s) designed to meet the requirements for exemption under Section 162(m) of the Code and/or on such other terms and conditions as approved by the Committee in its discretion. If the vesting requirements of a Stock Option are not satisfied, the Award shall be forfeited.

6.4        Term of Stock Options. The Committee shall in its discretion prescribe in an Award Agreement the period during which a vested Stock Option may be exercised; provided, however, that the maximum term of a Stock Option shall be ten (10) years from the Date of Grant. The Committee may provide that a Stock Option will cease to be exercisable upon or at the end of a specified time period following a termination of Service for any reason as set forth in the Award Agreement or otherwise. A Stock Option may be earlier terminated as specified by the Committee and set forth in an Award Agreement upon or following the termination of a Participant’s Service with the Company or any Subsidiary, including by reason of voluntary resignation, death, Disability, termination for Cause or any other reason. Subject to Section 409A of the Code and the provisions of this Section 6, the Committee may extend at any time the period in which a Stock Option may be exercised.

6.5        Stock Option Exercise; Tax Withholding. Subject to such terms and conditions as specified in an Award Agreement, a Stock Option may be exercised in whole or in part at any time during the term thereof by notice in the form required by the Company, together with payment of the aggregate exercise price and applicable withholding tax. Payment of the exercise price may be made: (i) in cash or by cash equivalent acceptable to the Committee, or, (ii) to the extent permitted by the Committee in its sole discretion in an Award Agreement or otherwise (A) in shares of Common Stock valued at the Fair Market Value of such shares on the date of exercise, (B) through an open-market, broker-assisted sales transaction pursuant to which the Company is promptly delivered the amount of proceeds necessary to satisfy the exercise price, (C) by reducing the number of shares of Common Stock otherwise deliverable upon the exercise of the Stock Option by the number of shares of Common Stock having a Fair Market Value on the date of exercise equal to the exercise price, (D) by a combination of the methods described above or (E) by such other method as may be approved by the Committee and set forth in the Award Agreement. In accordance with Section 15.11 hereof, and in addition to and at the time of payment of the exercise price, the Participant shall pay to the Company the full amount of any and all applicable income tax, employment tax and other amounts required to be withheld in connection with such exercise, payable under such of the methods described above for the payment of the exercise price as may be approved by the Committee and set forth in the Award Agreement.

6.6        Limited Transferability of Nonqualified Stock Options. All Stock Options shall be nontransferable except (i) upon the Participant’s death, in accordance with Section 15.3 hereof or (ii) in the case of Nonqualified Stock Options only, for the transfer of all or part of the Stock Option to a Participant’s “family member” (as defined for purposes of the Form S-8 registration statement under the Securities Act), or as otherwise permitted by the Committee, in each case as may be approved by the Committee in its discretion at the time of proposed transfer. The transfer of a Nonqualified Stock Option may be subject to such terms and conditions as the Committee may in its discretion impose from time to time. Subsequent transfers of a Nonqualified Stock Option shall be prohibited other than in accordance with Section 15.3 hereof.

6.7    Additional Rules for Incentive Stock Options.

(a)      Eligibility. An Incentive Stock Option may only be granted to an Eligible Person who is considered an employee for purposes of Treasury Regulation Section 1.421-1(h) with respect to the Company or any Subsidiary that qualifies as a “subsidiary corporation” with respect to the Company for purposes of Section 424(f) of the Code.

(b)      Annual Limits. No Incentive Stock Option shall be granted to a Participant as a result of which the aggregate Fair Market Value (determined as of the Date of Grant) of the Common Stock with respect to which incentive stock options under Section 422 of the Code are exercisable for the first time in any calendar year under the Plan and any other stock option plans of the Company or any Subsidiary or parent corporation, would exceed $100,000, determined in accordance with Section 422(d) of the Code. This limitation shall be applied by taking Stock Options into account in the order in which granted. Any Stock Option grant that exceeds such limit shall be treated as a non-qualified stock option.

(c)      Additional Limitations. In the case of any Incentive Stock Option granted to an Eligible Person who owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary, the exercise price shall not be less than one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock on the Date of Grant and the maximum term shall be five (5) years.

(d)      Termination of Service. An Award of an Incentive Stock Option may provide that such Stock Option may be exercised not later than (i) three (3) months following termination of Service of the Participant with the Company and all Subsidiaries (other than as set forth in clause (ii) of this Section 6.7(d)) or (ii) one year following termination of Service of the Participant with the Company and all Subsidiaries due to death or permanent and total disability within the meaning of Section 22(e)(3) of the Code, in each case as and to the extent determined by the Committee to comply with the requirements of Section 422 of the Code.

(e)      Other Terms and Conditions; Nontransferability. Any Incentive Stock Option granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as are deemed necessary or desirable by the Committee, which terms, together with the terms of the Plan, shall be intended and interpreted to cause such Incentive

Stock Option to qualify as an “incentive stock option” under Section 422 of the Code. A Stock Option that is granted as an Incentive Stock Option shall, to the extent it fails to qualify as an “incentive stock option” under the Code, be treated as a Nonqualified Stock Option. An Incentive Stock Option shall by its terms be nontransferable other than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by such Participant.

(f)      Disqualifying Dispositions. If shares of Common Stock acquired by exercise of an Incentive Stock Option are disposed of within two years following the Date of Grant or one year following the transfer of such shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Company may reasonably require.

6.8    Repricing Prohibited. Subject to the anti-dilution adjustment provisions contained in Section 4.5 hereof, without the prior approval of the Company’s stockholders, neither the Committee nor the Board shall cancel a Stock Option when the exercise price per share exceeds the Fair Market Value of one share of Common Stock in exchange for cash or another Award (other than in connection with a Change of Control) or cause the cancellation, substitution or amendment of a Stock Option that would have the effect of reducing the exercise price of such a Stock Option previously granted under the Plan or otherwise approve any modification to such a Stock Option, that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the New York Stock Exchange or other principal exchange on which the Common Stock is then listed.

6.9      Dividend Equivalent Rights. Dividends may not be paid with respect to Stock Options. Dividend equivalent rights shall be granted with respect to the shares of Common Stock subject to Stock Options to the extent permitted by the Committee and set forth in the Award Agreement.

6.10    No Rights as Stockholder. The Participant shall not have any rights as a stockholder with respect to the shares underlying a Stock Option until such time as shares or Common Stock are delivered to the Participant pursuant to the terms of the Award Agreement.

7.        Stock Appreciation Rights.

7.1      Grant of Stock Appreciation Rights. Stock Appreciation Rights may be granted to any Eligible Person selected by the Committee. Stock Appreciation Rights may be granted on a basis that allows for the exercise of the right by the Participant or that provides for the automatic payment of the right upon a specified date or event. Stock Appreciation Rights shall be non-transferable, except as provided in Section 15.3 hereof. All Stock Appreciation Rights granted under the Plan are intended to comply with or otherwise be exempt from the requirements of Section 409A of the Code, to the extent applicable.

7.2        Stand-Alone and Tandem Stock Appreciation Rights. A Stock Appreciation Right may be granted without any related Stock Option, or may be granted in tandem with a Stock Option, either on the Date of Grant or at any time thereafter during the term of the Stock Option. The Committee shall in its discretion provide in an Award Agreement the time or times at which or the conditions upon which, a Stock Appreciation Right or portion thereof shall become vested and/or exercisable. The requirements for vesting and exercisability of a Stock Appreciation Right may be based on the continued Service of a Participant with the Company or a Subsidiary for a specified time period (or periods), on the attainment of a specified Performance Goal(s) designed to meet the requirements for exemption under Section 162(m) of the Code and/or on such other terms and conditions as approved by the Committee in its discretion. If the vesting requirements of a Stock Appreciation Right are not satisfied, the Award shall be forfeited. A Stock Appreciation Right will be exercisable or payable at such time or times as determined by the Committee; provided, however, that the maximum term of a Stock Appreciation Right shall be ten (10) years from the Date of Grant. The Committee may provide that a Stock Appreciation Right will cease to be exercisable upon or at the end of a period following a termination of Service for any reason. The base price of a Stock Appreciation Right granted without any related Stock Option shall be determined by the Committee in its discretion; provided, however, that the base price per share of any such stand-alone Stock Appreciation Right shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the Date of Grant.

7.3        Payment of Stock Appreciation Rights. A Stock Appreciation Right will entitle the holder, upon exercise or other payment of the Stock Appreciation Right, as applicable, to receive an amount determined by multiplying: (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise or payment of the Stock Appreciation Right over the base price of such Stock Appreciation Right, by (ii) the number of shares as to which such Stock Appreciation Right is exercised or paid. Payment of the amount determined under the foregoing may be made, as approved by the Committee and set forth in the Award Agreement, in shares of Common Stock valued at their Fair Market Value on the date of exercise or payment, in cash or in a combination of shares of Common Stock and cash, subject to applicable tax withholding requirements.

7.4        Repricing Prohibited. Subject to the anti-dilution adjustment provisions contained in Section 4.5 hereof, without the prior approval of the Company’s stockholders, neither the Committee nor the Board shall cancel a Stock Appreciation Right when the base price per share exceeds the Fair Market Value of one share of Common Stock in exchange for cash or another Award (other than in connection with a Change of Control) or cause the cancellation, substitution or amendment of a Stock Appreciation Right that would have the effect of reducing the base price of such a Stock Appreciation Right previously granted under the Plan or otherwise approve any modification to such Stock Appreciation Right that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the New York Stock Exchange or other principal exchange on which the Common Stock is then listed.

7.5    Dividend Equivalent Rights. Dividends shall not be paid with respect to Stock Appreciation Rights. Dividend equivalent rights may be granted with respect to the shares of Common Stock subject to Stock Appreciation Rights to the extent permitted by the Committee and set forth in the Award Agreement.

8.      Restricted Stock Awards.

8.1    Grant of Restricted Stock Awards. A Restricted Stock Award may be granted to any Eligible Person selected by the Committee. The Committee may require the payment by the Participant of a specified purchase price in connection with any Restricted Stock Award.

8.2    Vesting Requirements. The restrictions imposed on shares granted under a Restricted Stock Award shall lapse in accordance with the vesting requirements specified by the Committee in the Award Agreement. The requirements for vesting of a Restricted Stock Award may be based on the continued Service of the Participant with the Company or a Subsidiary for a specified time period (or periods), on the attainment of a specified Performance Goal(s) designed to meet the requirements for exemption under Section 162(m) of the Code and/or on such other terms and conditions as approved by the Committee in its discretion. If the vesting requirements of a Restricted Stock Award shall not be satisfied or, if applicable, the Performance Goal(s) with respect to such Restricted Stock Award are not attained, the Award shall be forfeited and the shares of Common Stock subject to the Award shall be returned to the Company.

8.3    Transfer Restrictions. Shares granted under any Restricted Stock Award may not be transferred, assigned or subject to any encumbrance, pledge or charge until all applicable restrictions are removed or have expired, except as provided in Section 15.3 hereof. Failure to satisfy any applicable restrictions shall result in the subject shares of the Restricted Stock Award being forfeited and returned to the Company. The Committee may require in an Award Agreement that certificates (if any) representing the shares granted under a Restricted Stock Award bear a legend making appropriate reference to the restrictions imposed, and that certificates (if any) representing the shares granted or sold under a Restricted Stock Award will remain in the physical custody of an escrow holder until all restrictions are removed or have expired.

8.4    Rights as Stockholder. Subject to the foregoing provisions of this Section 8 and the applicable Award Agreement, the Participant shall have all rights of a stockholder with respect to the shares granted to the Participant under a Restricted Stock Award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto, unless the Committee determines otherwise at the time the Restricted Stock Award is granted. The Committee may provide in an Award Agreement for the payment of dividends and distributions to the Participant at such times as paid to stockholders generally, at the times of vesting or other payment of the Restricted Stock Award or otherwise; provided that, dividends and other distributions made with respect to a Restricted Stock Award that is subject to performance-based vesting shall not be paid until, and only to the extent that the Award vests.

8.5    Section 83(b) Election. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Restricted Stock Award, the Participant shall file, within thirty (30) days following the Date of Grant, a copy of such election with the Company and with the Internal Revenue Service, in accordance with the regulations under Section 83 of the Code. The Committee may provide in an Award Agreement that the Restricted Stock Award is conditioned upon the Participant’s making or refraining from making an election with respect to the Award under Section 83(b) of the Code.

9.      Restricted Stock Units; Performance Stock Units.

9.1    Grant of Restricted Stock Units. A Restricted Stock Unit may be granted to any Eligible Person selected by the Committee. The value of each Restricted Stock Unit is equal to the Fair Market Value of a share of Common Stock on the applicable date or time period of determination, as specified by the Committee. Restricted Stock Units shall be subject to such restrictions and conditions as the Committee shall determine. In addition, a Restricted Stock Unit may be designated as a “Performance Stock Unit”, the vesting requirements of which may be based, in whole or in part, on the attainment of pre-established business and/or individual Performance Goal(s) over a specified performance period designed to meet the requirements for exemption under Section 162(m) of the Code, or otherwise, as approved by the Committee in its discretion. Performance Stock Units may become vested as to specified threshold, target and maximum performance levels or other levels as approved by the Committee in its discretion, and performance falling between such levels. Restricted Stock Units shall be non-transferable, except as provided in Section 15.3 hereof.

9.2    Vesting of Restricted Stock Units. The Committee shall, in its discretion, determine any vesting requirements with respect to Restricted Stock Units, which shall be set forth in the Award Agreement. The requirements for vesting of a Restricted Stock Unit may be based on the continued Service of the Participant with the Company or a Subsidiary for a specified time period (or periods) and/or on such other terms and conditions as approved by the Committee (including Performance Goal(s)) designed to meet the requirements for exemption under Section 162(m) of the Code and/or on such other terms and conditions as approved by the Committee in its discretion. If the vesting requirements of a Restricted Stock Unit Award are not satisfied, the Award shall be forfeited.

9.3    Payment of Restricted Stock Units. Restricted Stock Units shall become payable to a Participant at the time or times determined by the Committee and set forth in the Award Agreement, which may be upon or following the vesting of the Award. Payment of a Restricted Stock Unit may be made, as approved by the Committee and set forth in the Award Agreement, in cash or in shares of Common Stock or in a combination thereof, subject to applicable tax withholding requirements. Any cash payment of a Restricted Stock Unit shall be made based upon the Fair Market Value of a share of Common Stock, determined on such date or over such time period as determined by the Committee.

9.4    Dividend Equivalent Rights. Restricted Stock Units may be granted together with a dividend equivalent right with respect to the shares of Common Stock subject to the Award,

which may be accumulated and may be deemed reinvested in additional Restricted Stock Units or may be accumulated in cash, as determined by the Committee in its discretion. Any payments made pursuant to dividend equivalent rights will be paid at such times as determined by the Committee in its discretion (including without limitation at the times paid to stockholders generally or at the times of vesting or payment of the Restricted Stock Unit); provided that, dividends and other distributions made with respect to a Restricted Stock Unit that is subject to performance-based vesting shall not be paid until, and only to the extent that, the Award vests. Dividend equivalent rights may be subject to forfeiture under the same conditions as apply to the underlying Restricted Stock Units.

9.5      No Rights as Stockholder. The Participant shall not have any rights as a stockholder with respect to the shares subject to a Restricted Stock Unit until such time as shares of Common Stock are delivered to the Participant pursuant to the terms of the Award Agreement.

10.      Performance Awards and Performance Criteria.

10.1    Grant of Cash Performance Awards. A Cash Performance Award shall be granted with respect to the performance period as determined by the Committee, which may be an annual or long-term performance period. A Cash Performance Award may be granted to any Eligible Person selected by the Committee. The maximum amount that may become payable to any one Participant during any one calendar year under all Cash Performance Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code is limited to $5,000,000. Each Cash Performance Award shall be evidenced by an Award Agreement that shall specify the performance period and such other terms and conditions as the Committee, in its discretion, shall determine. The Committee may accelerate the vesting of a Cash Performance Award upon a Change of Control or termination of Service under certain circumstances, as set forth in the Award Agreement. Cash Performance Awards shall be non-transferable, except as provided in Section 15.3 hereof.

10.2    Performance Levels and Vesting Terms. The payment amounts of Cash Performance Awards and the vesting requirements of a Performance Share Unit or other Award may be based on the attainment of specified levels of the Performance Goals, including, if applicable, specified threshold, target and maximum performance levels or other levels as approved by the Committee in its discretion, and performance falling between such levels. The requirements for payment may be also based upon the continued Service of the Participant with the Company or a Subsidiary during the respective performance period and on such other conditions as determined by the Committee and set forth in the Award Agreement. With respect to Cash Performance Awards, Performance Stock Units and other Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, before the 90th day of the applicable performance period (or, if the performance period is less than one year, no later than the number of days which is equal to 25% of such performance period), the Committee will determine the duration of the performance period, the Performance Criteria, the applicable Performance Goals relating to the Performance Criteria, and the amount and terms of payment and/or vesting upon achievement of the Performance Goals.

10.3    Performance Criteria. For purposes of Cash Performance Awards, Performance Stock Units and other Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Performance Criteria shall be one or any combination of the following, on an absolute or adjusted basis, for the Company or any identified Subsidiary or business unit, as determined by the Committee at the time of the Award: (i) net earnings; (ii) earnings per share; (iii) net debt; (iv) revenue or sales growth; (v) net or operating income; (vi) net operating profit; (vii) return measures (including, but not limited to, return on assets, capital, equity or sales); (viii) cash flow (including, but not limited to, operating cash flow, distributable cash flow and free cash flow); (ix) earnings before or after taxes, interest, depreciation, amortization and/or rent; (x) share price (including, but not limited to growth measures and total stockholder return); (xi) expense control or loss management; (xii) market share; (xiii) economic value added; (xiv) working capital; (xv) the formation of joint ventures or the completion of other corporate transactions; (xvi) gross or net profit margins; (xvii) revenue mix; (xviii) operating efficiency; (xix) product diversification; (xx) market penetration; (xxi) measurable achievement in quality, operation or compliance initiatives; (xxii) quarterly dividends or distributions; (xxiii) employee retention or turnover; (xxiv) operating income before depreciation, amortization and certain additional adjustments to operating income permitted under our senior secured credit facilities; (xxv) allowance for loan losses and provision for loan losses; (xxvi) book value; (xxvii) expenses/costs; (xxviii) interest income; (xxix) net interest income; (xxx) non-interest income; (xxxi) profitability ratios, (xxxii) risk adjusted return on capital or invested capital, (xxxiii) weighted average cost of capital, (xxxiv) economic profit, (xxxv) value measures (including, but not limited to, ethics compliance, regulatory compliance, employee satisfaction and customer satisfaction) and/or (xxxvi) any combination of or a specified increase or decrease, as applicable in any of the foregoing. Each of the Performance Criteria shall be applied and interpreted in accordance with an objective formula or standard established by the Committee at the time the applicable Award is granted including, without limitation, GAAP (or adjusted GAAP, as applicable), consistently applied on a business unit, divisional, subsidiary or consolidated basis or any combination thereof. The Performance Goals may be described in terms of objectives that are related to the individual Participant or objectives that are Company-wide or related to a Subsidiary, division, department, region, function, portfolio type, segment or business unit and may be measured on an absolute or cumulative basis or on the basis of percentage of improvement over time, and may be measured in terms of Company performance (or performance of the applicable Subsidiary, division, department, region, function, portfolio type, segment or business unit) or measured relative to selected peer companies or a market or other index.

10.4    Performance Goals. For purposes of Cash Performance Awards, Performance Stock Units and other Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the “Performance Goals” shall be the levels of achievement relating to the Performance Criteria selected by the Committee for the Award. The Performance Goals shall be written and shall be expressed as an objective formula or standard that precludes discretion to increase the amount of compensation payable that would otherwise be due upon attainment of the goal. The Performance Goals may be applied on an absolute basis or relative to an identified index, peer group, or one or more competitors or other companies (including particular business segments or divisions of such companies), as specified by the Committee. The Performance Goals need not be the same for all Participants.

10.5    Adjustments. At the time that an Award is granted, the Committee may provide for the Performance Goals or the manner in which performance will be measured against the Performance Goals to be adjusted in such objective manner as it deems appropriate, including, without limitation, adjustments to reflect charges for restructurings, non-operating income, the impact of corporate transactions or discontinued operations, events that are unusual in nature or infrequent in occurrence and other non-recurring items, currency fluctuations, litigation or claim judgements, settlements, and the cumulative effects of accounting or tax law changes. In addition, to the extent not inconsistent with Section 162(m) of the Code, with respect to a Participant hired or promoted following the beginning of a performance period, the Committee may determine to prorate the Performance Goals and/or the amount of any payment in respect of such Participant’s Cash Performance Awards for the partial performance period.

10.6    Negative Discretion. Notwithstanding anything else contained in the Plan to the contrary, in accordance with Section 162(m) of the Code, the Committee shall, to the extent provided in an Award Agreement, have the right, in its discretion, (i) to reduce or eliminate the amount otherwise payable to any Participant under an Award granted under this Section 10 and (ii) to establish rules or procedures that have the effect of limiting the amount payable to any Participant to an amount that is less than the amount that otherwise would be payable under an Award granted under this Section 10. The Committee may exercise such discretion in a non-uniform manner among Participants. The Committee shall not have discretion to increase the amount that otherwise would be payable to any Participant under a Cash Performance Award, Performance Stock Unit or other Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

10.7    Certification. Following the conclusion of the performance period of a Cash Performance Award, Performance Stock Unit or other Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall certify in writing whether the Performance Goals for that performance period have been achieved, or certify the degree of achievement, if applicable.

10.8    Payment. Upon certification of the Performance Goals for a Cash Performance Award, Performance Stock Unit or other Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall determine the level of vesting or amount of payment to the Participant pursuant to the Award, if any. Notwithstanding the foregoing, Cash Performance Awards may be paid, at the discretion of the Committee, in any combination of cash or shares of Common Stock, based upon the Fair Market Value of such shares at the time of payment.

11.      Stock Awards.

11.1    Grant of Stock Awards. A Stock Award may be granted to any Eligible Person selected by the Committee. A Stock Award may be granted for past Services, in lieu of bonus or other cash compensation, as directors’ compensation or for any other valid purpose as determined by the Committee. The Committee shall determine the terms and conditions of such Awards, and such Awards may be made without vesting requirements to the extent permissible under Section 5.2 hereof. In addition, the Committee may, in connection with any Stock Award, require the payment of a specified purchase price.

11.2    Rights as Stockholder. Subject to the foregoing provisions of this Section 11 and the applicable Award Agreement, upon the issuance of shares of Common Stock under a Stock Award the Participant shall have all rights of a stockholder with respect to the shares of Common Stock, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

12.      Change of Control.

12.1    Effect on Awards. Upon the occurrence of a Change of Control, unless otherwise provided in the Award Agreement, the Committee is authorized (but not obligated) to make adjustments in the terms and conditions of outstanding Awards, including without limitation the following (or any combination thereof): (a) continuation or assumption of such outstanding Awards under the Plan by the Company (if it is the surviving company or corporation) or by the surviving company or corporation or its parent; (b) substitution by the surviving company or corporation or its parent of awards with substantially the same terms for outstanding Awards (with appropriate adjustments to the type of consideration payable upon settlement of the Awards); (c) acceleration of exercisability, vesting and/or payment under outstanding Awards immediately prior to the occurrence of such event or upon a termination of Service following such event; and (d) if all or substantially all of the Company’s outstanding shares of Common Stock are transferred in exchange for cash consideration in connection with such Change of Control: (i) upon written notice, provide that any outstanding Stock Options and Stock Appreciation Rights are exercisable during a reasonable period of time immediately prior to the scheduled consummation of the event or such other reasonable period as determined by the Committee (contingent upon the consummation of the event), and at the end of such period, such Stock Options and Stock Appreciation Rights shall terminate to the extent not so exercised within the relevant period; and (ii) cancel all or any portion of outstanding Awards for fair value (in the form of cash, shares of Common Stock, other property or any combination thereof) as determined in the sole discretion of the Committee; provided, however, that, in the case of Stock Options and Stock Appreciation Rights, the fair value may equal the excess, if any, of the value or amount of the consideration to be paid in the Change of Control transaction to holders of shares of Common Stock (or, if no such consideration is paid, Fair Market Value of the shares of Common Stock) over the aggregate exercise or base price, as applicable, with respect to such Awards or portion thereof being canceled, or if no such excess, zero; provided, further, that if any payments or other consideration are deferred and/or contingent as a result of escrows, earn outs, holdbacks or any other contingencies, payments under this provision may be made on substantially the same terms and conditions applicable to, and only to the extent actually paid to, the holders of Shares in connection with the Change of Control.

12.2      Definition of Change of Control. Unless otherwise defined in an Award Agreement, “Change of Control” shall mean the occurrence of one or more of the following events:

(a)      Any person, within the meaning of Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof (“Person”), becomes the Beneficial Owner, directly or indirectly, of more than forty percent (40%) of the combined voting power, excluding any person that is the Beneficial Owner, directly or indirectly, of more than forty percent (40%) of the combined voting power on the Effective Date, of the then outstanding voting securities of the Company entitled to vote generally in the election of its directors (the “Outstanding Company Voting Securities”) including by way of merger, consolidation or otherwise; provided, however, that for purposes of this definition, the following acquisitions shall not be taken into account in determining whether a Change of Control has occurred: (i) any acquisition of voting securities of the Company directly from the Company or (ii) any acquisition by the Company or any of its Subsidiaries of Outstanding Company Voting Securities, including an acquisition by any employee benefit plan or related trust sponsored or maintained by the Company, or any of its Subsidiaries.

(b)      The following individuals (the “Incumbent Directors”) cease for any reason to constitute a majority of the number of directors then serving on the Board: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent or proxy solicitation, relating to the election of directors of the Company by or on behalf of a Person other than the Board) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least a majority of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended.

(c)      Consummation of a reorganization, merger, or consolidation to which the Company is a party or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, following such Business Combination: (i) any individuals and entities that were the Beneficial Owners of Outstanding Company Voting Securities immediately prior to such Business Combination are the Beneficial Owners, directly or indirectly, of more than fifty percent (50%) of the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors (or election of members of a comparable governing body) of the entity resulting from the Business Combination (including, without limitation, an entity which as a result of such transaction owns all or substantially all of the Company or all or substantially all of the Company’s assets either directly or through one or more Subsidiaries) (the “Successor Entity”) in substantially the same proportions as their ownership immediately prior to such Business Combination; (ii) no Person (excluding any Successor Entity, any person that is the Beneficial Owner, directly or indirectly, of more than forty percent (40%) of the combined voting power on the Effective Date or any employee benefit plan or related trust of the Company, such Successor Entity, or any of their Subsidiaries) is the Beneficial Owner, directly or indirectly, of more than forty percent (40%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or comparable governing body) of the Successor Entity, except to the extent that such ownership existed prior to the Business Combination; and (iii) at least a majority of the members of the board of directors (or comparable governing body) of the Successor Entity were Incumbent Directors (including persons deemed to be Incumbent Directors) at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination.

Notwithstanding the foregoing, to the extent necessary to comply with Section 409A of the Code with respect to the payment of “nonqualified deferred compensation,” “Change of Control” shall be limited to a “change in control event” as defined under Section 409A of the Code.

13.       Forfeiture Events.

13.1     General. The Committee may specify in an Award Agreement at the time of the Award that the Participant’s rights, payments and benefits with respect to an Award are subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, without limitation, termination of Service for Cause, violation of material Company policies, breach of noncompetition, non-solicitation, confidentiality or other restrictive covenants that may apply to the Participant or other conduct by the Participant that is detrimental to the business or reputation of the Company.

13.2     Termination for Cause.

(a)    Treatment of Awards. Unless otherwise provided by the Committee and set forth in an Award Agreement, if (i) a Participant’s Service with the Company or any Subsidiary shall be terminated for Cause or (ii) after termination of Service for any other reason, the Committee determines in its reasonable discretion that after termination, the Participant engaged in conduct that violated any continuing obligation or duty of the Participant in respect of the Company or any Subsidiary, such Participant’s rights, payments and benefits with respect to an Award shall be subject to cancellation, forfeiture and/or recoupment, as provided in Section 13.3 below. The Company shall have the power to determine whether the Participant has been terminated for Cause, the date upon which such termination for Cause occurs, whether the Participant engaged in conduct that violated any continuing obligation or duty of the Participant in respect of the Company or any Subsidiary. Any such determination shall be final, conclusive and binding upon all Persons. In addition, if the Company shall reasonably determine that a Participant has committed or may have committed any act which could constitute the basis for a termination of such Participant’s

Service for Cause or violates any continuing obligation or duty of the Participant in respect of the Company or any Subsidiary, the Company may suspend the Participant’s rights to exercise any Stock Option or Stock Appreciation Right, receive any payment or vest in any right with respect to any Award pending a determination by the Company of whether an act or omission could constitute the basis for a termination for Cause as provided in this Section 13.2.

(b)        Definition of Cause. Unless otherwise defined in an Award Agreement, “Cause” shall mean: (i) the Participant has committed a deliberate and premeditated act against the interests of the Company including, without limitation: an act of fraud, embezzlement, misappropriation or breach of fiduciary duty against the Company, including, but not limited to, the offer, payment, solicitation or acceptance of any unlawful bribe or kickback with respect to the Company’s business; or (ii) the Participant has been convicted by a court of competent jurisdiction of, or pleaded guilty or nolo contendere to, any felony or any crime involving moral turpitude; or (iii) the Participant has failed to perform or neglected the material duties incident to his employment or other engagement with the Company on a regular basis, and such refusal or failure shall have continued for a period of twenty (20) days after written notice to the Participant specifying such refusal or failure in reasonable detail; or (iv) the Participant has been chronically absent from work (excluding vacations, illnesses, Disability or leave of absence approved by the Company); or (v) the Participant has refused, after explicit written notice, to obey any lawful resolution of or direction by the Board which is consistent with the duties incident to his employment or other engagement with the Company and such refusal continues for more than twenty (20) days after written notice is given to the Participant specifying such refusal in reasonable detail; or (vi) the Participant has breached any of the material terms contained in any employment agreement, non-competition agreement, confidentiality agreement, restrictive covenants agreement or similar type of agreement to which such Participant is a party; or (vii) the Participant has engaged in (x) the unlawful use (including being under the influence) or possession of illegal drugs on the Company’s premises or (y) habitual drunkenness on the Company’s premises.

Any voluntary termination of Service or other engagement by the Participant in anticipation of an involuntary termination of the Participant’s Service for Cause shall be deemed to be a termination for “Cause.” Notwithstanding the foregoing, in the event that a Participant is party to an employment, severance or similar agreement with the Company or any of its affiliates and such agreement contains a definition of “Cause,” the definition of “Cause” set forth above shall be deemed replaced and superseded, with respect to such Participant, by the definition of “Cause” used in such employment, severance or similar agreement.

13.3    Right of Recapture.

(a)        General. If at any time within one (1) year (or such longer time specified in an Award Agreement or other agreement with a Participant or policy applicable to the Participant) after the date on which a Participant exercises a Stock Option or Stock Appreciation Right or on which a Stock Award, Restricted Stock Award or Restricted Stock

Unit vests or becomes payable or on which a Cash Performance Award is paid to a Participant, or on which income otherwise is realized by a Participant in connection with an Award, (i) a Participant’s Service is terminated for Cause, (ii) the Committee determines in its discretion that the Participant is subject to any recoupment of benefits pursuant to the Company’s compensation recovery, “clawback” or similar policy, as may be in effect from time to time, or (iii) after a Participant’s Service terminates for any other reason, the Committee determines in its discretion either that, (1) during the Participant’s period of Service, the Participant engaged in an act or omission which would have warranted termination of the Participant’s Service for Cause or (2) after a Participant’s termination of Service, the Participant engaged in conduct that materially violated any continuing obligation or duty of the Participant in respect of the Company or any Subsidiary, then any gain realized by the Participant from the exercise, vesting, payment or other realization of income by the Participant in connection with an Award, shall be paid by the Participant to the Company upon notice from the Company, subject to applicable state law. Such gain shall be determined as of the date or dates on which the gain is realized by the Participant, without regard to any subsequent change in the Fair Market Value of a share of Common Stock. To the extent not otherwise prohibited by law, the Company shall have the right to offset such gain against any amounts otherwise owed to the Participant by the Company (whether as wages, vacation pay or pursuant to any benefit plan or other compensatory arrangement).

(b)        Accounting Restatement. If a Participant receives compensation pursuant to an Award under the Plan (whether a Stock Option, Cash Performance Award or otherwise) based on financial statements that are subsequently required to be restated in a way that would decrease the value of such compensation, the Participant will, to the extent not otherwise prohibited by law, upon the written request of the Company, forfeit and repay to the Company the difference between what the Participant received and what the Participant should have received based on the accounting restatement, in accordance with (i) the Company’s compensation recovery, “clawback” or similar policy, as may be in effect from time to time and (ii) any compensation recovery, “clawback” or similar policy made applicable by law including the provisions of Section 945 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules, regulations and requirements adopted thereunder by the Securities and Exchange Commission and/or any national securities exchange on which the Company’s equity securities may be listed (the “Policy”). By accepting an Award hereunder, the Participant acknowledges and agrees that the Policy shall apply to such Award, and all incentive-based compensation payable pursuant to such Award shall be subject to forfeiture and repayment pursuant to the terms of the Policy.

14.      Transfer, Leave of Absence, Etc. For purposes of the Plan, except as otherwise determined by the Committee, the following events shall not be deemed a termination of Service: (a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or (b) an approved leave of absence for military service or sickness, a leave of absence where the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted, a leave of absence for any other purpose approved by the Company or if the Committee otherwise so provides in writing.

15.      General Provisions.

15.1    Status of Plan. The Committee may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver shares of Common Stock or make payments with respect to Awards.

15.2    Award Agreement. An Award under the Plan shall be evidenced by an Award Agreement in a written or electronic form approved by the Committee setting forth the number of shares of Common Stock or Restricted Stock Units subject to the Award, the exercise price, base price or purchase price of the Award, the time or times at which an Award will become vested, exercisable or payable and the term of the Award. The Award Agreement also may set forth the effect on an Award of a Change of Control and/or a termination of Service under certain circumstances. The Award Agreement shall be subject to and incorporate, by reference or otherwise, all of the applicable terms and conditions of the Plan, and also may set forth other terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of the Plan. The grant of an Award under the Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the Award Agreement. The Committee need not require the execution of an Award Agreement by a Participant, in which case, acceptance of the Award by the Participant shall constitute agreement by the Participant to the terms, conditions, restrictions and limitations set forth in the Plan and the Award Agreement as well as the administrative guidelines of the Company in effect from time to time. In the event of any conflict between the provisions of the Plan and any Award Agreement, the provisions of the Plan shall prevail.

15.3    No Assignment or Transfer; Beneficiaries. Except as provided in Section 6.6 hereof or as otherwise determined by the Committee, Awards under the Plan shall not be assignable or transferable by the Participant, and shall not be subject in any manner to assignment, alienation, pledge, encumbrance or charge. Notwithstanding the foregoing, in the event of the death of a Participant, except as otherwise provided by the Committee in an Award Agreement, an outstanding Award may be exercised by or shall become payable to the Participant’s designated beneficiary. In lieu of such designation, a Participant may, from time to time, name any beneficiary or beneficiaries to receive any benefit in case of the Participant’s death before the Participant receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant and will be effective only when filed by the Participant in writing (in such form or manner as may be prescribed by the Committee) with the Company during the Participant’s lifetime. If no validly designated beneficiary survives the Participant or if each surviving validly designated beneficiary is legally impaired or prohibited from receiving the benefits under an Award, the Participant’s beneficiary shall be the legatee or legatees of such Award designated under the Participant’s last will or by such Participant’s executors, personal representatives or distributees of such Award in accordance with the Participant’s will or the laws of descent and distribution. The Committee may provide in the terms of an Award Agreement or in any other manner prescribed by the Committee that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other benefits specified under an Award following the Participant’s death.

15.4    Deferrals of Payment. The Committee may in its discretion permit a Participant to defer the receipt of payment of cash or delivery of shares of Common Stock that would otherwise be due to the Participant by virtue of the exercise of a right or the satisfaction of vesting or other conditions with respect to an Award; provided, however, that such discretion shall not apply in the case of a Stock Option or Stock Appreciation Right. If any such deferral is to be permitted by the Committee, the Committee shall establish rules and procedures relating to such deferral in a manner intended to comply with the requirements of Section 409A of the Code, including, without limitation, the time when an election to defer may be made, the time period of the deferral and the events that would result in payment of the deferred amount, the interest or other earnings attributable to the deferral and the method of funding, if any, attributable to the deferred amount.

15.5    No Right to Employment or Continued Service. Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Eligible Person or any Participant any right to continue in the Service of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any of its Subsidiaries to terminate the employment or other service relationship of an Eligible Person or a Participant for any reason or no reason at any time.

15.6    Rights as Stockholder. A Participant shall have no rights as a holder of shares of Common Stock with respect to any unissued securities covered by an Award until the date the Participant becomes the holder of record of such securities. Except as provided in Section 4.5 hereof, no adjustment or other provision shall be made for dividends or other stockholder rights, except to the extent that the Award Agreement provides for dividend payments or dividend equivalent rights. The Committee may determine in its discretion the manner of delivery of Common Stock to be issued under the Plan, which may be by delivery of stock certificates, electronic account entry into new or existing accounts or any other means as the Committee, in its discretion, deems appropriate. The Committee may require that the stock certificates (if any) be held in escrow by the Company for any shares of Common Stock or cause the shares to be legended in order to comply with the securities laws or other applicable restrictions or should the shares of Common Stock be represented by book or electronic account entry rather than a certificate, the Committee may take such steps to restrict transfer of the shares of Common Stock as the Committee considers necessary or advisable.

15.7    Trading Policy and Other Restrictions. Stock Option exercises and other transactions involving Awards under the Plan shall be subject to the Company’s Insider Trading and Regulation FD Policy and other restrictions, terms and conditions, to the extent established by the Committee, including any other applicable policies set by the Committee, from time to time.

15.8    Section 409A Compliance. To the extent applicable, it is intended that the Plan and all Awards hereunder comply with, or be exempt from, the requirements of Section 409A of the Code and the Treasury Regulations and other guidance issued thereunder, and that the Plan and all Award Agreements shall be interpreted and applied by the Committee in a manner consistent with this intent in order to avoid the imposition of any additional tax under Section 409A of the Code. In the event that any (i) provision of the Plan or an Award Agreement, (ii) Award, payment, transaction or (iii) other action or arrangement contemplated by the provisions of the Plan is determined by the Committee to not comply with the applicable requirements of Section 409A of the Code and the Treasury Regulations and other guidance issued thereunder, the Committee shall have the authority to take such actions and to make such changes to the Plan or an Award Agreement as the Committee deems necessary to comply with such requirements; provided, however, that no such action shall adversely affect any outstanding Award without the consent of the affected Participant. No payment that constitutes deferred compensation under Section 409A of the Code that would otherwise be made under the Plan or an Award Agreement upon a termination of Service will be made or provided unless and until such termination is also a “separation from service,” as determined in accordance with Section 409A of the Code. Notwithstanding the foregoing or anything elsewhere in the Plan or an Award Agreement to the contrary, if a Participant is a “specified employee” as defined in Section 409A of the Code at the time of termination of Service with respect to an Award, then solely to the extent necessary to avoid the imposition of any additional tax under Section 409A of the Code, the commencement of any payments or benefits under the Award shall be deferred until the date that is six (6) months plus one (1) day following the date of the Participant’s termination of Service or, if earlier, the Participant’s death (or such other period as required to comply with Section 409A). In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on a Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.

15.9    Securities Law Compliance. No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the shares of Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares of Common Stock pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action that the Company determines is necessary or advisable to meet such requirements. The Committee may impose such conditions on any shares of Common Stock issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act under the requirements of any exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares. The Committee may also require the Participant to represent and warrant at the time of issuance or transfer that the shares of Common Stock are being acquired solely for investment purposes and without any current intention to sell or distribute such shares.

15.10    Substitute Awards in Corporate Transactions. Nothing contained in the Plan shall be construed to limit the right of the Committee to grant Awards under the Plan in connection with the acquisition, whether by purchase, merger, consolidation or other corporate transaction, of the business or assets of any corporation or other entity. Without limiting the foregoing, the Committee may grant Awards under the Plan to an employee or director of another corporation who becomes an Eligible Person by reason of any such corporate transaction in substitution for awards previously granted by such corporation or entity to such person. The terms and conditions of the substitute Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose. Any such substitute awards shall not reduce the Share Reserve; provided, however, that such treatment is permitted by applicable law and the listing requirements of the New York Stock Exchange or other exchange or securities market on which the Common Stock is listed.

15.11    Tax Withholding. The Participant shall be responsible for payment of any taxes or similar charges required by law to be paid or withheld from an Award or an amount paid in satisfaction of an Award. Any required withholdings shall be paid by the Participant on or prior to the payment or other event that results in taxable income in respect of an Award. The Award Agreement may specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of Award, which may include permitting the Participant to elect to satisfy the withholding obligation by tendering shares of Common Stock to the Company or having the Company withhold a number of shares of Common Stock having a value equal to the minimum statutory tax or as otherwise specified in an Award Agreement, or similar charge required to be paid or withheld.

15.12    Unfunded Plan. The adoption of the Plan and any reservation of shares of Common Stock or cash amounts by the Company to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. Except upon the issuance of shares of Common Stock pursuant to an Award, any rights of a Participant under the Plan shall be those of a general unsecured creditor of the Company, and neither a Participant nor the Participant’s permitted transferees or estate shall have any other interest in any assets of the Company by virtue of the Plan. Notwithstanding the foregoing, the Company shall have the right to implement or set aside funds in a grantor trust, subject to the claims of the Company’s creditors or otherwise, to discharge its obligations under the Plan.

15.13    Other Compensation and Benefit Plans. The adoption of the Plan shall not affect any other share incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of share incentive or other compensation or benefit program for employees of the Company or any Subsidiary. The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute includable compensation for purposes of determining the amount of benefits to which a Participant is entitled under any other compensation or benefit plan or program of the Company or a Subsidiary, including, without limitation, under any pension or severance benefits plan, except to the extent specifically provided by the terms of any such plan.

15.14    Plan Binding on Transferees. The Plan shall be binding upon the Company, its transferees and assigns, and the Participant, the Participant’s executor, administrator and permitted transferees and beneficiaries.

15.15    Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

15.16    Governing Law. The Plan and all rights hereunder shall be subject to and interpreted in accordance with the laws of the State of Maryland, without reference to the principles of conflicts of laws, and to applicable Federal securities laws.

15.17    No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional shares of Common Stock or whether such fractional shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

15.18    No Guarantees Regarding Tax Treatment. Neither the Company nor the Committee make any guarantees to any person regarding the tax treatment of Awards or payments made under the Plan. Neither the Company nor the Committee has any obligation to take any action to prevent the assessment of any tax on any person with respect to any Award under Section 409A of the Code, Section 4999 of the Code or otherwise and neither the Company nor the Committee shall have any liability to a person with respect thereto.

15.19    Data Protection. By participating in the Plan, each Participant consents to the collection, processing, transmission and storage by the Company, its Subsidiaries and any third party administrators of any data of a professional or personal nature for the purposes of administering the Plan.

15.20    Awards to Non-U.S. Participants. To comply with the laws in countries other than the United States in which the Company or any of its Subsidiaries or affiliates operates or has employees, Non-Employee Directors or consultants, the Committee, in its sole discretion, shall have the power and authority to (i) modify the terms and conditions of any Award granted to Participants outside the United States to comply with applicable foreign laws, (ii) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals and (iii) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 15.20 by the Committee shall be attached to this Plan document as appendices.

16.        Term; Amendment and Termination; Stockholder Approval; Arbitration.

16.1      Term. The Plan shall be effective as of the date of its approval by the stockholders of the Company (the “Effective Date”). Subject to Section 16.2 hereof, the Plan shall terminate on the tenth anniversary of the Effective Date.

16.2      Amendment and Termination. The Board may from time to time and in any respect, amend, modify, suspend or terminate the Plan; provided, however, that no amendment, modification, suspension or termination of the Plan shall materially and adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award. The Board may seek the approval of any amendment, modification, suspension or termination by the Company’s stockholders to the extent it deems necessary in its discretion for purposes of compliance with Section 162(m) or Section 422 of the Code or for any other purpose, and shall seek such approval to the extent it deems necessary in its discretion to comply with applicable law or listing requirements of the New York Stock Exchange or other exchange or securities market. Notwithstanding the foregoing, the Board shall have the authority to amend the Plan or any Award under the Plan without the consent of a Participant to the extent it deems necessary or desirable in its discretion to comply with, take into account changes in, or interpretations of, applicable tax laws, securities laws, employment laws, accounting rules and other applicable laws, rules and regulations.

16.3      Re-Approval of Performance Criteria. At the discretion of the Board, for purposes of compliance with Section 162(m) of the Code, the Company may seek re-approval by the Company’s stockholders of the Performance Criteria (or other designated performance goals) and such other provisions as determined by the Board no later than the annual general meeting of stockholders in the fifth year following the year in which this Plan was approved by the stockholders of the Company.

VOTE BY INTERNET - www.proxyvote.com
WALTER INVESTMENT MANAGEMENT CORP. 3000 BAYPORT DRIVE, SUITE 1100 TAMPA, FL 33607

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E17973-P86559                KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

WALTER INVESTMENT MANAGEMENT CORP.
The Board of Directors recommends you vote FOR each of the nominees listed in proposal 1, FOR proposals 2, 4 and 5 and for 1 YEAR for proposal 3:
1.	Election of Directors.
	Nominees:	For	Against	Abstain
	1a. George M. Awad	☐	☐	☐
	1b. Daniel G. Beltzman	☐	☐	☐
	1c. Michael M. Bhaskaran	☐	☐	☐
	1d. Alvaro G. de Molina	☐	☐	☐
	1e. Neal P. Goldman	☐	☐	☐
	1f. William J. Meurer	☐	☐	☐
	1g. Vadim Perelman	☐	☐	☐
	1h. Anthony N. Renzi	☐	☐	☐

			For	Against	Abstain
2.	Approval, on a non-binding, advisory basis, of the compensation of our named executive officers for 2016.		☐	☐	☐

		1 Year	2 Years	3 Years	Abstain
3.	Approval, on a non-binding, advisory basis, on the frequency with which an advisory vote on the compensation of our named executive officers should be submitted to stockholders.	☐	☐	☐	☐
			For	Against	Abstain
4.	Approval of the Walter Investment Management Corp. 2017 Omnibus Incentive Plan.		☐	☐	☐
5.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2017.		☐	☐	☐
The above proposals are described in greater detail in the Proxy Statement.
The undersigned hereby revoke(s) all proxies heretofore given by the undersigned to vote at the Annual Meeting or any postponement or adjournment thereof.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign your name here exactly as it appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee, guardian, corporate officer or other similar capacity, so indicate. If the owner is a corporation, an authorized officer should sign for the corporation and state his or her title. If shares are held in more than one capacity, this Proxy shall be deemed valid for all shares held in all capacities.

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

V.1.1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of

Stockholders to be Held on May 17, 2017:

The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com.

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E17974-P86559

WALTER INVESTMENT MANAGEMENT CORP.

Annual Meeting of Stockholders, May 17, 2017

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder of shares of common stock, $0.01 par value per share, of Walter Investment Management Corp., a Maryland corporation (the “Company”), does hereby appoint George M. Awad and Anthony N. Renzi, and each of them, as due and lawful attorneys-in-fact (each of whom shall have full power of substitution), to attend the Annual Meeting of Stockholders of the Company to be held at the Hilton Garden Inn, 530 Pennsylvania Avenue, Fort Washington, Pennsylvania 19034, on May 17, 2017, at 9:00 a.m. local time, or any postponement or adjournment thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting on the following proposals and in their discretion on such other business as may properly come before such meeting, and otherwise to represent the undersigned at such meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges the receipt of the Notice of Internet Availability of Proxy Materials and/or Proxy Statement.

IF THIS PROXY IS PROPERLY EXECUTED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER. IF NO DIRECTION IS GIVEN, BUT THE PROXY IS SIGNED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” EACH OF THE NOMINEES LISTED ON THE REVERSE SIDE IN PROPOSAL 1, “FOR” EACH OF PROPOSALS 2, 4 AND 5 AND FOR “1 YEAR” FOR PROPOSAL 3. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AT THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

Continued and to be signed on reverse side

V.1.1